As filed with the Securities and Exchange Commission on March 28, 2025
REGISTRATION NO. 333-270987

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EVERLAKE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

ILLINOIS
(State or other jurisdiction of incorporation or organization)
6311
(Primary Standard Industrial Classification Code Number)
36-2554642
(I.R.S. Employer Identification Number)
EVERLAKE LIFE INSURANCE COMPANY
3100 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
(847) 665-9930
(Address, including zip code, and telephone number, including area code, of principal executive offices)
C T CORPORATION
208 South LaSalle Street
Suite 814
Chicago, IL 60604
(312) 345-4320
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
ANGELA K. FONTANA
EVERLAKE LIFE INSURANCE COMPANY
3100 SANDERS ROAD SUITE 303

NORTHBROOK, IL 60062

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Market Value Adjusted Fixed Account Under Certain Variable Annuity Contracts Issued by Everlake Life Insurance Company
Everlake Life Insurance Company
Street Address: 5801 SW 6th Ave., Topeka, KS 66606-00001
Mailing Address: P.O. Box 758543, Topeka, KS 66675-8566
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
Prospectus dated May 1, 2025

Everlake Life Insurance Company (“Everlake Life” or the “Company”) issues the Guaranteed Maturity Fixed Account option (the “MVA Account Option”) described in this prospectus. The MVA Option is available only under the following variable annuity contracts that we offer: AIM Lifetime Plus, AIM Lifetime Plus II, and AIM Lifetime Enhanced Choice. None of those contracts currently is offered for new sales. However, under outstanding contracts you may be able to make additional purchase payments, and allocate additional purchase payments or amounts of Contract Value to the MVA Account Option.
This prospectus is not your contract, although this prospectus provides a description of the material features of the MVA Account Option under your Contract. The description of the MVA Account Option’s material features is current as of the date of this prospectus. If certain material provisions of the MVA Account Option are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.
The principal underwriter for all of the Contracts is Everlake Distributors, L.L.C. (“EDLLC”), a wholly-owned subsidiary of Everlake Life. EDLLC is a registered broker dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority. EDLLC is not required to sell any specific number or dollar amount of securities.
Please read and keep this Prospectus for future reference. You should carefully read this prospectus in conjunction with any applicable supplements before taking any action involving the MVA Account Option. This Prospectus supersedes all prior prospectuses. Also, this Prospectus must be read along with the appropriate variable annuity contract prospectus. This Prospectus is in addition to the appropriate variable annuity contract prospectus. All information in the appropriate variable annuity contract prospectus continues to apply unless addressed by this Prospectus.

IMPORTANT NOTICES
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.
The contracts of which the MVA Account Option is a part may have been distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the contracts and the MVA Account Option are not deposits or obligations of, or guaranteed by such institutions or any federal regulatory agency. Investment in the MVA Account Option involves investment risks, including possible loss of principal.
This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.
The Contracts and the MVA Account Option are not FDIC insured.
The MVA Account Option may not be available in all states.

1 PROSPECTUS                 MVA-EVERLAKE3

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Who is Everlake Life Insurance Company?
Everlake Life is the issuer of the variable annuity contracts under which the MVA Account Option is an investment option. Everlake Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.
On November 1, 2021, Allstate Insurance Company completed its sale of Allstate Life Insurance Company and Allstate Distributors, LLC, to Everlake US Holdings Company, a Delaware corporation (the “Transaction”). Due to the company sale, Everlake Life is now a wholly owned subsidiary of Everlake US Holdings Company. As a result of the Transaction, Allstate Distributors, LLC has changed its name to Everlake Distributors, LLC, and Allstate Life Insurance Company has changed its name to Everlake Life Insurance Company.
Everlake Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the MVA Account Option under variable annuity contracts in those jurisdictions in which we are licensed. Our home office is located at 3075 Sanders Road, Northbrook, Illinois 60062.
Everlake Life’s obligations under the Contracts are subject to its financial strength and claims paying ability.
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Important Terms
Everlake Life (or the Company) - Everlake Life Insurance Company, the issuer of the variable annuity contracts under which the MVA Account Option is available.
Contracts - The AIM Lifetime Plus, AIM Lifetime Plus II, and AIM Lifetime Enhanced Choice variable annuity contracts issued by Everlake Life under which the MVA Account Option is available.
Contract Value - During the accumulation phase, the sum of the value of your interest in the variable sub-accounts you have selected, plus your value in the fixed account option(s) offered by your Contract, including the MVA Account Option.
Guarantee Period - A period of years during which we guarantee payments (and related Credit Enhancement, in the case of AIM Lifetime Enhanced Choice) and transfers to your Contract earn interest at a specified rate.
Income Plan - A series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. Under Income Plan 1, we make income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the applicable Contract.
Market Value Adjustment - We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. The Market Value Adjustment may be positive or negative, depending on changes in interest rates.
MVA Account Option - The Guaranteed Maturity Fixed Account Option available under the Contracts.
Payout Start Date - The day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant’s 90th birthday, or the 10th Contract Anniversary, if later.
Settlement Value - The amount payable on a full withdrawal of Contract Value.
Treasury Rate - the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available, then we will use an alternate source for such information in our discretion.

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Expenses
There is no charge that applies specifically to the MVA Account Option. However, certain charges under certain base variable annuity contracts and riders added to the base contract are based on (i) the Contract Value, which includes the value held in the MVA Account Option, or (ii) net premiums, including premiums allocated to the MVA Account Option. Please refer to the appropriate variable annuity contract for more information as to these charges.
Description of the MVA Account Option
Introduction. The MVA Account Option offers fixed interest rates that we guarantee for specified periods we call “Guarantee Periods”. You may allocate new premium or existing Contract Value to the MVA Account Option. You may select the period for which the interest rate on our allocation will be guaranteed from among the Guarantee Periods we are then offering. Each allocation will establish a separate Guarantee Period account. At the end of each Guarantee Period, you may choose to roll over the value of that Guarantee Period account into a new Guarantee Period or allocate the value of that Guarantee Period account to another investment option available under your variable annuity contract. If you withdraw Contract Value from a Guarantee Period prior to its expiration, a Market Value Adjustment (which can be positive or negative) will apply, except for withdrawals taken during the 10-day period after the expiration of a Guarantee Period.
Guarantee Periods. Each payment or transfer allocated to the MVA Account Option earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.
You select a Guarantee Period for each purchase or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment, if available. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.
The Guarantee Periods may not be available in your state.
Interest Rates. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.
We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Everlake Life at 1-800-457-7617. The interest rates we credit will never be less than the minimum guaranteed rate stated in the Contract.
How we credit interest. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn.
Renewals. At least 30 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:
1)    Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or
2)    Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or
3)    Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

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4)    Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay income taxes, premium taxes and be subject to income tax withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.
If you choose option 3 or 4 above, we will pay interest from the date the previous Guarantee Period expired until the date of the transfer or withdrawal as applicable. The interest rate will be the then current rate we are crediting for a Guarantee Period of the same length as the previous Guarantee Period. Amounts not withdrawn or transferred will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.
Market Value Adjustment. All withdrawals in excess of the Free Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may apply in the calculation of the Settlement Value described in the “Death Benefit Amount” section of your Contract prospectus. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program as described in your Contract prospectus. We also will not apply a Market Value Adjustment to a withdrawal you make:
•within the Free Withdrawal Amount as described in your Contract prospectus,
•when exercising the confinement, unemployment, widow withdrawals or terminal illness waivers (AIM Lifetime Plus II and AIM Lifetime Enhanced Choice only), or
•to satisfy IRS minimum distribution rules for the Contract.
We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. “Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, income tax, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.
Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.
For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you. The hypothetical interest rate in this example is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above, and in recent years they generally have been lower in a generally low interest rate environment.
The formula for calculating Market Value Adjustments is set forth in Appendix I to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

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Distribution of the Contracts
The MVA Account Option is available only under certain variable annuity contracts issued by Everlake Life, as identified above. Extensive information about the arrangement for distributing the variable annuity contracts is included under “Distribution” in the appropriate variable annuity contract prospectus and in the statement of additional information that relates to that prospectus. All of that information applies, regardless of whether you choose to allocate Contract Value to the MVA Account Option, and there is no additional plan of distribution or sales compensation with respect to the MVA Account Option. Also as described in the appropriate variable annuity contract prospectus, the principal underwriter for all of the Contracts is Everlake Distributors, L.L.C., a wholly-owned subsidiary of Everlake Life. The underwriting agreement with Everlake Distributors provides that we will reimburse Everlake Distributors for any liability to Contract owners arising out of services rendered or Contracts issued.

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Additional Information
Experts
The statutory-basis financial statements of Everlake Life Insurance Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditor, as stated in their report which expresses an unqualified opinion on the statutory-basis financial statements and an adverse opinion on accounting principles generally accepted in the United States of America. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
Legal Matters
All matters of Illinois law pertaining to the MVA Account Option, including the validity of the variable annuity contracts incorporating the MVA Account Option and Everlake Life’s right to issue such contracts under Illinois insurance law, have been passed upon by Angela K. Fontana, Chief Legal Officer of Everlake Life.
Annual Reports and Other Documents
Everlake Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Everlake Life, P.O. Box 758543, Topeka, KS 66675-8566 or by calling 1-800-457-7617. Everlake Life files periodic reports as required under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
A provision in Everlake Life’s by-laws provides for the indemnification of individuals serving as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Everlake Life pursuant to the foregoing provisions, Everlake Life has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Reliance on Rule 12h-7
Rule 12h-7 under the Exchange Act exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The MVA Account Options described in this prospectus fall within the exemption provided under Rule 12h-7. Effective May 8, 2020, Everlake Life will rely on the exemption provided under Rule 12h-7 and will not file reports under the Exchange Act.
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Appendix 1: Market Value Adjustment Examples
Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the average daily Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period;
N	=	the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and
J	=	the average daily Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

“Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.
The Market Value Adjustment factor is determined from the following formula:
.9 x (I - J) x N
The .9 is a factor to approximate the difference between simple and compound interest over time.
To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.
EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment: $10,000
Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.10 X $10,000.00 = $1,000.00
Step 3. Calculate the Withdrawal Charge:	.05 X($10,000.00 - $1,000.00) = $450.00
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N =	730 days	=	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $450.00 + $56.22 = $11,017.88

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EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.10 X $10,000.00 = $1,000.00
Step 3. Calculate the Withdrawal Charge:	.05 X($10,000.00 - $1,000.00) = $450.00
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N=	730 days	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $450.00 - $56.22 = $10,905.44
Purchase Payment: $10,000
Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 3 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.15% × $10,000.00 × (1.045)2 = $1,638.04
Step 3. Calculate the Withdrawal Charge:	.06 × ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N=	730 days	=	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $501.72 + $52.78 = $10,962.72

EXAMPLE 4: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.15% × $10,000.00 × (1.045)2 = $1,638.04
Step 3. Calculate the Withdrawal Charge:	.06 × ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.80%
N=	730 days	=	2

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $501.72 - $52.78 = $10,857.16
Purchase Payment: $10,000 (Credit Enhancement of $400 allocated to Money Market Variable Sub-Account)
(Option 1: 4% up front): 10,000 allocated to a Guarantee Period Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

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EXAMPLE 5 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 x (1.04) x (1.045)/3= $11,868.13
Step 2. Calculate the Free Withdrawal Amount:	15% x $10,000.00 x (1.04) x (1.045)/2/= $1,703.56
Step 3. Calculate the Withdrawal Charge:		=	.07 x ($10,000.00 - $1,703.56) = $580.75
Step 4. Calculate the Market Value Adjustment:			4.50%
4.20%
	N	=	730 days = 2
365 days
Market Value Adjustment Factor: .9 x (I - J) X N
		=	.9 X (.045 - .042) X (2) = .0054
Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:

Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:		=	.0054 X ($11,868.13 - $1,703.56) = $54.89
$11,868.13 - $580.75 + $54.89 = $11,342.27

EXAMPLE 6: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:		$10,000.00 X (1.04) X (1.045)[3] = $11,868.13
Step 2. Calculate the Free Withdrawal Amount:		15% X $10,000.00 X (1.04) X (1.045)2 = $1,703.56
Step 3. Calculate the Withdrawal Charge:	=	.07 X ($10,000.00 - $1,703.56) = $580.75
Step 4. Calculate the Market Value Adjustment:		4.50%
4.80%
730 days
	N	= = 2
365 days
Market Value Adjustment Factor: .9 x (I - J) x N
	=	.9 X (.045 - .048) X (2) = -.0054
Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:

Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:	=	-.0054 X ($11,868.13 - $1,703.56) = $(54.89)
$11,868.13 - $580.75 - $54.89 = $11,232.49

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Appendix A: Information with Respect to the Registrant

EVERLAKE LIFE INSURANCE COMPANY

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Item 3(c). Risk Factors
Forward-Looking Statements
This report contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments. In addition, forward-looking statements are subject to certain risks or uncertainties that could cause actual results to differ materially from those communicated in these forward-looking statements.
Risks are categorized by (1) insurance and financial services, (2) business, strategy and operations and (3) macro, regulatory and risk environment. Many risks may affect more than one category and are included where the impact is most significant. If some of these risk factors occur, they may cause the emergence of or exacerbate the impact of other risk factors, which could materially increase the severity of the impact of these risks on our business, results of operations, financial condition or liquidity. Consider these cautionary statements carefully together with other factors discussed elsewhere in this document, in filings with the Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.
Insurance and financial services
Changes in reserve estimates could materially affect our results of operations and financial condition
We use long-term assumptions, including future investment yields, mortality, morbidity, persistency and expenses in pricing and valuation. If experience differs significantly from assumptions, adjustments to reserves may be required that could have a material adverse effect on our results of operations and financial condition.
We may not be able to mitigate the capital impact associated with statutory reserving and capital requirements
Regulatory capital and reserving requirements affect the amount of capital required to be maintained by our insurance companies. Changes to capital or reserving requirements or regulatory interpretations may result in additional capital held in our insurance companies and could require us to accept a return on equity below original levels assumed in pricing.
A downgrade in financial strength ratings may have an adverse effect on our business and our strategic objective to build scale and diversify our business through the opportunistic acquisition of life and annuity liabilities
Financial strength ratings are important factors in establishing the competitive position of insurance companies. Rating agencies could downgrade or change the outlook on our ratings due to:
•Changes in the financial profile of one of our insurance companies
•Changes in a rating agency’s determination of the amount of capital required to maintain a particular rating
•Lower than expected growth in the increasingly competitive market for life and annuity liabilities
•Increases in the perceived risk of our investment portfolio, a reduced confidence in management or our business strategy, as well as a number of other considerations that may or may not be under our control
•Changes in ownership resulting from divestiture of businesses
A downgrade in our ratings could have a material effect on our retention, liquidity, results of operations and financial condition.
Changes in tax laws may adversely affect profitability of life insurance products
Changes in taxation of life insurance products could result in the surrender of some existing contracts and policies, which may have a material effect on our profitability and financial condition.
Our investment portfolio is subject to market risk and potential declines in quality which may adversely affect or create volatility in our investment income and cause realized and unrealized losses
We continually evaluate investment management strategies since we are subject to risk of loss due to adverse changes in interest rates, credit spreads, equity prices, real estate values, currency exchange rates and liquidity. Adverse changes may occur due to changes in monetary and fiscal policy and the economic climate, liquidity of a market or market segment, investor return expectations or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness. Adverse changes in market conditions could cause the value of our investments to decrease significantly and impact our results of operations and financial condition.
Our investments are subject to risks associated with economic and capital market conditions and factors that may be unique to our portfolio, including:
•General weakening of the economy, which is typically reflected through higher credit spreads and lower equity and real estate valuations
•Declines in credit quality
•Declines in market interest rates, credit spreads or sustained low interest rates could lead to declines in portfolio yields and investment income
•Increases in market interest rates, credit spreads or a decrease in liquidity could have an adverse effect on the value of our fixed income securities that form a majority of our investment portfolio
•Supply chain disruptions, labor shortages and other factors have and may continue to increase inflation, which could have an adverse impact on investment valuations and returns
•Weak performance of general partners and underlying investments unrelated to general market or economic conditions could lead to declines in investment income and cause realized losses in our limited partnership interests
•Concentration in any particular issuer, industry, collateral type, group of related industries, geographic sector or risk type
The amount and timing of net investment income, capital contributions and distributions from our limited partnership investments can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions. Additionally, these investments are less liquid than similar, publicly-traded investments and a decline in market liquidity could impact our ability to sell them at their current carrying values.
Determination of the fair value and amount of credit losses for investments includes subjective judgments and could materially impact our results of operations and financial condition
The valuation of the portfolio is subjective, and the value of assets may differ from the actual amount received upon the sale of an asset. The degree of judgment required in determining fair values increases when:
•Market observable information is less readily available
•The use of different valuation assumptions may have a material effect on the assets’ fair values
•Changing market conditions could materially affect the fair value of investments
The determination of the amount of credit losses varies by investment type and is based on ongoing evaluation and assessment of known and inherent risks associated with the respective asset class or investment.
Such evaluations and assessments are judgmental and are revised as conditions change and new information becomes available.
We update our evaluations regularly and reflect changes in credit losses in our results of operations. Our conclusions may ultimately prove to be incorrect as assumptions, facts and circumstances change. Historical loss trends, consideration of current conditions, and forecasts may not be indicative of future changes in credit losses and additional amounts may need to be recorded in the future.
Changes in market interest rates or investment returns may lead to a significant decrease in the profitability of our spread-based products
Spread-based products, such as fixed annuities, are dependent upon maintaining profitable spreads between investment returns and interest crediting rates. When market interest rates decrease or remain at low levels, investment income may decline. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields.
Increases in market interest rates can lead to increased surrenders at a time when fixed income investment asset values are lower due to the increase in interest rates. Liquidating investments to fund surrenders could result in a loss that would adversely impact results of operations.
Limited partnership net investment income, capital contributions and distributions can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions.

Business, strategy and operations
We operate in markets that are highly competitive and may be impacted by new or changing technologies
Markets in which we operate are highly competitive, and we must continually allocate resources to refine and improve services to remain competitive. Retention may be impacted if customer preferences change and we are unable to effectively adapt our business model and processes.
Technology and customer preference changes may impact the ways in which we interact and do business with our customers. We may not be able to respond effectively to these changes, which could have a material effect on our results of operations and financial condition.
Reinsurance may be unavailable at current levels and prices
Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. Reinsurance may not remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we cannot maintain our current level of reinsurance or purchase new reinsurance protection in amounts we consider sufficient at acceptable prices, we would have to either accept an increase in our risk exposure, reduce our insurance exposure or seek other alternatives.
Reinsurance subjects us to counterparty risk and may not be adequate to protect us against losses arising from ceded insurance
Collecting from reinsurers is subject to uncertainty arising from whether reinsurers or their affiliates have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to recover from a reinsurer could have a material effect on our results of operations and financial condition.
Divestitures of businesses may not produce anticipated benefits
We have divested portions of our businesses either through a sale or financial arrangements. These transactions result in continued financial involvement in the divested businesses, such as through reinsurance, guarantees or other financial arrangements, following the transaction. If the acquiring companies do not perform under the arrangements, our financial results could be negatively impacted.
We may be subject to the risks and costs associated with intellectual property infringement, misappropriation and third-party claims
We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect intellectual property or an inability to successfully defend against a claim of intellectual property infringement could have a material effect on our business.
We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If third-party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement costly work-arounds. Any of these scenarios could have a material effect on our business and results of operations.
Macro, regulatory and risk environment
Conditions in the global economy and capital markets could adversely affect our business and results of operations
Global economic and capital market conditions, including the economic impacts from the military conflict between Russia and Ukraine and conflicts in the Middle East, could adversely impact demand for our products, returns on our investment portfolio and results of operations. The conditions that would have the largest impact on our business include;
•Low or negative economic growth
•Sustained low interest rates
•Rising inflation
•Substantial increases in delinquencies or defaults on debt
•Significant downturns in the market value or liquidity of our investment portfolio
•Reduced consumer spending and business investment

Stressed conditions, volatility and disruptions in global capital markets or financial asset classes could adversely affect our investment portfolio.
Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or obtain credit on acceptable terms
In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. Our and Everlake US Holdings Company’s access to additional financing depends on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our and Everlake US Holdings Company’s long- or short-term financial prospects. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, capital expenditures or acquisitions may be limited, and the cost of any such capital may be significant.
A large-scale pandemic, the occurrence of terrorism, military actions, social unrest or other actions may have an adverse effect on our business
A large-scale pandemic, the occurrence of terrorism, military actions, social unrest or other actions, may result in loss of life, property damage, and disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets, changes in interest rates, reduced liquidity and economic activity caused by a large-scale pandemic, military actions or social unrest across the world. Additionally, a large-scale pandemic or terrorist act could have a material effect on liquidity and operating results.
The ongoing wars in the Middle East and Ukraine are evolving events. The significant political and economic uncertainty surrounding these wars have impacted economic and investment markets both within Russia, Ukraine, the Middle East region and around the world. It is not possible to predict the ultimate duration and scope of the conflict, or the future impact on U.S. and global economies and financial markets.
Scrutiny and evolving expectations from investors, customers, regulators, vendors, and other stakeholders regarding environmental, social and governance (“ESG”) matters may adversely affect our reputation or otherwise adversely impact our business and results of operations
There is scrutiny and evolving expectations from investors, customers, regulators and other stakeholders on ESG practices. Regulators have imposed and may continue to impose ESG-related rules and guidance, which may conflict with one another and impose additional costs on us or expose us to new or additional risks.
The Company’s ESG policy outlines our ESG-related philosophy and commitments as well as actions to support our commitments. This policy and our business practices are evaluated regularly against ESG standards which are continually evolving and not always well defined or readily measurable. ESG-related expectations may also reflect contrasting or conflicting values or agendas. Our business decisions simultaneously consider our policies and processes to evaluate and manage ESG priorities in coordination with other business goals and interests. As a result, our efforts to conduct our business in accordance with some or all these expectations may involve trade-offs. Our practices may not change in the particular manner or at the rate stakeholders expect, and they may choose not to engage with us based on our ESG practices and related policies and actions. We may face adverse regulatory, investor, media, or public scrutiny leading to business, reputational, or legal challenges, which could adversely affect our results of operations.

The failure in cyber or other information security controls, as well as the occurrence of events unanticipated in our disaster recovery processes and business continuity planning, could result in a loss or disclosure of confidential information, damage to our reputation, additional costs and impair our ability to conduct business effectively
We depend heavily on computer systems, mathematical algorithms and data to perform necessary business functions. There are threats that could impact our ability to protect our data and systems; if the threats are successful, they could impact confidentiality, integrity and availability:
•Confidentiality - protecting our data from disclosure to unauthorized parties
•Integrity - ensuring data is not changed accidentally or without authorization and is accurate
•Availability - ensuring our data and systems are accessible to meet our business needs
We collect, use, store or transmit a large amount of confidential, proprietary and other information (including personal information of customers or employees) in connection with the operation of our business. Systems are subject to increased attempted cyberattacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering.
We constantly defend against threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. Events like these could jeopardize the information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties or customer dissatisfaction.
These risks may increase in the future as threats become more sophisticated and we continue to develop additional remote connectivity solutions to serve our employees and customers. Our increased use of third-party services (e.g., cloud technology and software as a service) can make it more difficult to identify and respond to cyberattacks in any of the above situations. Although we may review and assess third-party vendor cybersecurity controls, our efforts may not be successful in preventing or mitigating the effects of such events. Third parties to whom we outsource certain functions are also subject to cybersecurity risks.
Personal information is subject to an increasing number of federal, state and local laws and regulations regarding privacy and data security, as well as contractual commitments. Any failure or perceived failure by us to comply with such obligations may result in governmental enforcement actions and fines, litigation or public statements against us by consumer advocacy groups or others and could cause our employees and customers to lose trust in us, which could have an adverse effect on our reputation and business.
See the Regulation section for additional information.
The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.
We are subject to extensive regulation, and potential further restrictive regulation may increase operating costs
We operate in the highly regulated insurance sector and are subject to extensive laws and regulations that are complex and subject to change. Changes may lead to additional expenses, increased legal exposure, or increased reserve or capital requirements limiting our ability to achieve targeted profitability. Moreover, laws and regulations are administered and enforced by governmental authorities that exercise interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general as well as federal agencies including the SEC, the Financial Industry Regulatory Authority, the Department of Labor, and the U.S. Department of Justice. Consequently, compliance with one regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue.
In addition, there is risk that one regulator’s or enforcement authority’s interpretation of a legal issue may change to our detriment. There is also a risk that changes in the overall legal environment may cause us to change our views regarding the actions we need to take from a legal risk management perspective. This could necessitate changes to our practices that may adversely impact our business. In some cases, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. These laws and regulations may limit our ability to grow or to improve the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business
The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry.
The Federal Insurance Office and Financial Stability Oversight Council have been established and the federal government may enact reforms that affect the state insurance regulatory framework. The potential impact of state or federal measures that change the nature or scope of insurance and financial regulation is uncertain but may make it more expensive for us to conduct business and limit our ability to grow or achieve profitability.
Losses from legal and regulatory actions may be material to our results of operations, cash flows and financial condition
We are involved in various legal actions, which may include class action litigation, challenging a range of company practices and coverage provided by our insurance products, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in any of these matters, the ultimate liability may be more than amounts currently accrued, and may be material to our results of operations, cash flows and financial condition.
Changes in or the application of accounting standards issued by standard-setting bodies and changes in tax laws may adversely affect our results of operations and financial condition
Our financial statements are subject to the application of accounting practices prescribed or permitted by the Illinois Department of Insurance. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. These rules and requirements are periodically revised, interpreted and/or expanded. Accordingly, we may be required to adopt new guidance or interpretations, which may have a material effect on our results of operations and financial condition and could adversely impact financial strength ratings.
Realization of our deferred tax assets assumes that we can fully utilize the deductions recognized for tax purposes; we may recognize a reduction in statutory surplus if these assets are not fully utilized.
Congress, as well as state and local governments, considers from time-to time new tax legislative initiatives that may impact our effective tax rate and could adversely affect our tax positions or tax liabilities. Changes to further limit the tax benefits of retirement accounts could result in the surrender of some existing contracts and policies, which may have an adverse effect on our results of operations and financial condition.
Loss of key vendor relationships or failure of a vendor to protect our data, confidential and proprietary information, or personal information of our customers or employees could adversely affect our operations
We rely on services and products provided by many vendors in the U.S. and abroad. These include vendors of computer hardware, software, cloud technology and software as a service, as well as vendors and/or outsourcing of services such as:
•Policy administration
•Call center services
•Human resource benefits management
•Information technology support
•Investment management services
•Investment data aggregation and accounting
•Employee sourcing
•Tax and other financial services
Pursuant to a transition services agreement, Allstate Insurance Company and its affiliates (“Allstate”) currently perform policy administration and customer facing functions for those policies which have not yet been transitioned to another third party administrator. If policy administration cannot be transferred from Allstate in a timely or cost effective manner or if any vendor becomes unable to continue to provide products or services, or fails to protect our confidential, proprietary, and other information, we may suffer operational impairments and financial losses.

Our ability to attract, develop, and retain talent to maintain appropriate staffing levels, and establish a successful work culture is critical to our success
Competition from within the insurance industry and from other industries for qualified employees with highly specialized knowledge is intense.
Factors that affect our ability to attract and retain such employees include:
•Compensation and benefits
•Training programs
•Reputation as a successful business with a culture of fair hiring, and of training and promoting qualified employees
•Recognition of and response to changing trends and other circumstances that affect employees
The unexpected loss of key personnel could have a material adverse impact on our business because of the loss of their skills, knowledge of our products and years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel.
Misconduct or fraudulent acts by employees, agents and third parties may expose us to financial loss, disruption of business, regulatory assessments and reputational harm
The Company and the insurance industry are inherently susceptible to past and future misconduct or fraudulent activities by employees, representative agents, vendors, customers and other third parties.  These activities could include:
•Fraud against the company, its employees and its customers through illegal or prohibited activities
•Unauthorized acts or representations, unauthorized use or disclosure of personal or proprietary information, deception, and misappropriation of funds or other benefits

Item 11(a).  Description of Business
Everlake Life Insurance Company (“ELIC”, formerly known as Allstate Life Insurance Company) was organized in 1957 as a stock life insurance company under the laws of the State of Illinois. ELIC previously offered life insurance and annuity products. In this document, we refer to Everlake Life Insurance Company as “ELIC” or the “Company”.
ELIC is a wholly owned subsidiary of Everlake US Holdings Company, which is wholly owned by Everlake US Parent Company, a wholly owned subsidiary of Everlake Holdings, LP.
Prior to November 1, 2021, the Company was wholly owned by Allstate Insurance Company, which is ultimately a wholly owned subsidiary of The Allstate Corporation.
On January 26, 2021, Allstate Insurance Company entered into a purchase agreement with Everlake US Holdings Company (formerly Antelope US Holdings Company), an affiliate of an investment fund managed by Blackstone Inc., to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021, and the sale of the Company and certain affiliates was completed on November 1, 2021, at which time Everlake US Holdings Company became the parent of the Company. Subsequently, the Company was renamed to Everlake Life Insurance Company.
On March 29, 2021, the Company entered into a stock purchase agreement with Wilton Reassurance Company to sell all of the shares of common stock of Allstate Life Insurance Company of New York (“ALNY”), a wholly owned subsidiary of the Company. This transaction resulted in the Company’s divestiture of all of its New York life and annuity business. The necessary state regulatory approvals were received, and the sale of ALNY was completed on October 1, 2021.
All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies. We frequently use industry publications containing statutory financial information to assess our competitive position.
Products and distribution
ELIC previously sold life insurance through Allstate exclusive agents and exclusive financial specialists. Products in force include term, whole, interest-sensitive and variable life insurance. We discontinued sales of life insurance products during the third quarter 2021. We also sold voluntary accident and health insurance through workplace enrolling independent agents in New York prior to the sale of ALNY on October 1, 2021. We previously offered and continue to have in force deferred fixed annuities and immediate fixed annuities (including standard and sub-standard structured settlements). We also previously offered variable annuities. Substantially all of the variable annuity business is reinsured. Since the acquisition by Everlake US Holdings Company on November 1, 2021, new business is generated by the opportunistic acquisition of life and annuity liabilities.
Geographic markets
The following table reflects, in percentages, the principal geographic distribution of direct statutory premiums and annuity considerations for ELIC for 2024, based on information contained in statements filed with state insurance departments. Direct statutory premiums and annuity considerations exclude reinsurance assumed. No other jurisdiction accounted for more than 5 percent of the direct statutory premiums and annuity considerations.

California	11.7%
Texas	10.9
Florida	7.7
Illinois	7.7
Pennsylvania	5.1
Strategy
Our business, which is administered by third parties, consists of traditional, interest-sensitive and variable life insurance, and deferred and immediate annuities. We provide our customers with products and support to meet their needs through every stage of life by helping provide a stable income for retirement or financial support to families after the loss of a loved one. Term and whole life insurance products offer basic life protection solutions. Universal life and retirement products cover more advanced needs. We discontinued the sale of annuities over an eight-year period from 2006 to 2014. We discontinued the sale of life insurance products during the third quarter 2021.
Since the acquisition by Everlake US Holdings Company on November 1, 2021, our strategy is to build scale and diversify our business through the opportunistic acquisition of life and annuity liabilities with a vision to be the first choice for insurers due to our demonstrated excellence in customer service, uncompromised integrity, investment capabilities, superior execution, and strong financial profile. These acquisitions could be structured as purchase agreements or reinsurance agreements.
The business in force is being managed with a focus on increasing lifetime economic value. Our investment strategy is focused on diversification, credit quality and stable, predicable cash flows. Asset allocations are determined using a segmented approach that focuses on risk, return, and Asset Liability Management (“ALM”) requirements. A cashflow matching strategy is employed for near-term immediate and deferred annuity liabilities to provide sufficient liquidity and reduce ALM risk. For longer-dated immediate annuity cash flows with no or minimal near-term liquidity needs, we employ total return strategies to generate incremental yield with sufficient time for those strategies to be effective. The life insurance liability investment strategy aims to invest in longer duration assets at attractive yields to align with the long-dated liabilities and cash flow positive nature of the block.
REGULATION
ELIC is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation vary by state but generally have their source in statutes that establish standards and requirements for conducting the business of insurance and that also delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency and statutory surplus sufficiency, reserve adequacy, insurance company licensing and examination, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, privacy regulation and data security, corporate governance and risk management. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. For a discussion of statutory financial information, see Note 8 of the financial statements included in Item 11(e). For a discussion of regulatory contingencies, see Note 18 of the financial statements under the heading “Other Contingencies” included in Item 11(e). Notes 8 and 18 are incorporated in this Item 11(a) by reference.
As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Dodd-Frank created the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council (“FSOC”), represents the U.S. on international insurance matters, and studies the current regulatory system.
Additional regulations or new requirements may emerge from the activities of various regulatory entities, including the Federal Reserve Board, FIO, FSOC, the National Association of Insurance Commissioners (“NAIC”), and the International Association of Insurance Supervisors (“IAIS”), that are evaluating solvency and capital standards for insurance company groups. In addition, the NAIC has adopted amendments to its model holding company law that have been adopted by some jurisdictions. The outcome of these actions is uncertain; however, these actions may result in changes in the level of capital and liquidity required by insurance holding companies.
We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on the Company.
Limitations on Dividends by Insurance Subsidiaries. ELIC may receive dividends from time to time from its subsidiaries. When received, these dividends represent a source of cash from which ELIC may meet some of its obligations. If a subsidiary is an insurance company, its ability to pay dividends may be restricted by state laws regulating insurance companies. For additional information regarding those restrictions, see Note 8 of the financial statements included in Item 11(e).
Guaranty Funds. Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, in order to cover certain obligations of insolvent insurance companies. We do not anticipate any material adverse financial impact from these assessments.
Investment Regulation. Our insurance subsidiaries are subject to state regulation that specifies the types of investments that can be made and concentration limits of invested assets. Failure to comply with these rules leads to the treatment of non-conforming investments as non-admitted assets for purposes of measuring statutory surplus. Further, in some instances, these rules require divestiture of non-conforming investments.
Variable Life Insurance and Registered Fixed Annuities. The sale and administration of variable life insurance and registered fixed annuities with market value adjustment features are subject to extensive regulatory oversight at the federal and state level, including regulation and supervision by the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”).
Privacy Regulation and Data Security. Federal law and the laws of many states require financial institutions to protect the security and confidentiality of consumer information and to notify consumers about their policies and practices relating to collection, use, and disclosure of consumer information and their policies relating to protecting the security and confidentiality of that information. Federal law and the laws of many states also regulate disclosures and disposal of consumer information. Congress, state legislatures, and regulatory authorities are expected to consider additional regulation relating to privacy and other aspects of consumer information.
For example, the California Consumer Privacy Act of 2018 (“CCPA”), which took effect in January 2020, created certain privacy rights for individuals and imposes prescriptive operational requirements for covered businesses relating to the processing and protection of California residents’ personal information. The CCPA is enforceable by the Attorney General of

California and the California Privacy Protection Agency (“CPPA”), and authorizes civil penalties and administrative fines for violations. The CCPA also provides for a private right of action for certain data breaches that arise from failure to implement and maintain reasonable security procedures and practices, which may increase the likelihood of, and risks associated with, data breach litigation.
In addition, laws and regulations relating to privacy, cybersecurity and data protection are changing rapidly, and any such proposed or new legal frameworks could impact our business. For example, the California Privacy Rights Act of 2020, which took effect on January 1, 2023, amends and expands the CCPA by creating additional privacy rights for California residents, establishing the CPPA to enforce and implement the CCPA, and subjecting businesses to additional requirements in relation to personal information.
Environmental, Social and Governance (ESG). Regulators have imposed and may continue to impose ESG-related rules and guidance, which may conflict with one another and impose additional costs on us or expose us to new or additional risks. For example, California adopted two climate-related bills SB 253 and SB 261, that require annual greenhouse gas emission reporting and biannual climate-related risk disclosure, respectively, although these rules are currently the subject of litigation. In addition, the California Air Resources Board has announced it will not take enforcement action against reporting entities for incomplete reporting in disclosures required under the rules in 2026, as long as those entities are making a good faith effort to record and keep relevant data for the prior fiscal year. Further, climate related bills have been introduced in some states that, like the rules in California would require extensive emissions related disclosure. The ultimate impact of these rules will depend in part on the nature of implementing rules to be adopted over the next several years. In addition, the United States Securities and Exchange Commission recently adopted final rules that would require certain companies to provide climate-related information in their registration statements. The rules would require information about a company’s climate-related risks that have materially impacted, or are reasonably likely to have a material impact on, its business strategy, results of operations, or financial condition. In addition, under the rules, certain disclosures related to severe weather events and other natural conditions would be required in a registrant’s audited financial statements. The SEC has stayed the effectiveness of the rule, however, pending the outcome of ongoing litigation.
The application and enforcement of these changing legal requirements is uncertain, may require us to modify our information practices and policies, and subject us to additional compliance obligations and potential enforcement exposure. Additional states are likely to adopt similarly themed requirements in the future. We cannot predict the impact on our business of possible future legislative measures regarding privacy or data security.
EMPLOYEES
ELIC has no employees. Instead, we primarily use the services of employees of Everlake Services Company (“ESCO”), an affiliate. We also make use of other services provided by ESCO. These services include human resources, finance, information technology and legal services. We reimburse ESCO for these services.
WEBSITE
Our website is everlakelife.com.

Item 11(b). Description of Property
As of December 31, 2024, the Company’s principal executive office is leased and located in Northbrook, Illinois. Additional office space is leased in Lincoln, Nebraska.
The facilities are leased by ESCO, an affiliate of the Company. Expenses associated with the leased facilities are allocated to us. We believe that these facilities are suitable and adequate for our current operations.

Item 11(c). Legal Proceedings
Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Other contingencies” in Note 18 of the financial statements included in Item 11(e).

EVERLAKE LIFE INSURANCE COMPANY
Statutory-basis Statements of Financial Position as of December 31, 2024 and 2023,
Statutory-basis Statements of Operations, Changes in Capital and Surplus
and Cash Flows for the Years Ended December 31, 2024, 2023 and 2022,
Statutory-basis Supplemental Schedules as of December 31, 2024,
Independent Auditor’s Report

Item 11(e). Financial Statements and Notes to Financial Statements

INDEPENDENT AUDITOR’S REPORT
To the Audit & Risk Committee of
Everlake US Holdings Company
Northbrook, Illinois

Opinions
We have audited the statutory-basis financial statements of Everlake Life Insurance Company (the “Company”), which is a wholly-owned subsidiary of Everlake US Holdings Company, which comprise the statutory-basis statements of financial position as of December 31, 2024 and 2023, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2024, and the related notes to the statutory-basis financial statements (collectively referred to as the “statutory-basis financial statements”).
Unmodified Opinion on Statutory-Basis of Accounting
In our opinion, the accompanying statutory-basis financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in accordance with the accounting practices prescribed or permitted by the Illinois Department of Insurance described in Note 2. Also, in our opinion, Schedule I-Summary of Investments Other Than Investments in Related Parties, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
Adverse Opinion on Accounting Principles Generally Accepted in the United States of America
In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the statutory-basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of Everlake Life Insurance Company as of December 31, 2024 and 2023, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2024.
Basis for Opinions
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.
Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America
As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Illinois Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Illinois Department of Insurance. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Responsibilities of Management for the Statutory-Basis Financial Statements
Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Illinois Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the statutory-basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory-basis financial statements are issued.
Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements
Our objectives are to obtain reasonable assurance about whether the statutory-basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory-basis financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory-basis financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory-basis financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 25, 2025

EVERLAKE LIFE INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

($ in millions, except par value and number of shares)	December 31,
	2024	2023
ADMITTED ASSETS
Bonds (fair value: $14,201 and $14,395)	$15,155	$15,514
Common stocks:
Unaffiliated companies (cost: $7 and $5)	7	5
Subsidiaries and affiliates (cost: $64 and $64)	52	50
Mortgage loans on real estate	4,309	4,165
Cash, cash equivalents and short-term investments	681	542
Contract loans	562	543
Derivatives	141	142
Other invested assets	1,984	1,901
Receivables for securities	78	16
Subtotals, cash and invested assets	22,969	22,878
Investment income due and accrued	149	190
Premiums and considerations	132	155
Reinsurance recoverables and other reinsurance receivables	171	241
Receivables from parent, subsidiaries and affiliates	10	9
Negative interest maintenance reserve	142	155
Advanced benefits	34	33
Other assets	29	6
From Separate Accounts, Segregated Accounts and Protected Cell Accounts	2,191	2,110
Total admitted assets	$25,827	$25,777

LIABILITIES
Aggregate reserve for life contracts	$11,503	$11,797
Aggregate reserve for accident and health contracts	28	31
Liability for deposit-type contracts	1,672	1,390
Contract claims and liabilities	75	66
Other amounts payable on reinsurance	171	101
Net deferred tax liability	195	198
Asset valuation reserve	528	511
Payable to parent, subsidiaries and affiliates	50	46
Funds held under reinsurance treaties with unauthorized and certified reinsurers	6,613	6,545
Funds held under coinsurance	694	723
Derivatives	72	74
Repurchase agreements	234	205
Other liabilities	117	142
From Separate Accounts Statement	2,191	2,110
Total liabilities	24,143	23,939

CAPITAL AND SURPLUS
Common capital stock ($227 par value; 23,800 shares authorized, issued and outstanding)	5	5
Gross paid in and contributed surplus	1,406	1,483
Aggregate write-ins for special surplus funds	142	155
Unassigned funds (surplus)	131	195
Total capital and surplus	1,684	1,838
Total liabilities and capital and surplus	$25,827	$25,777

See notes to statutory-basis financial statements.

EVERLAKE LIFE INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF OPERATIONS

($ in millions)	Year Ended December 31,
	2024	2023	2022
Premiums and annuity considerations for life and accident and health contracts	$825	$1,022	$662
Net investment income	1,196	1,138	1,052
Amortization of interest maintenance reserve (“IMR”)	(22)	(1)	54
Commissions and expense allowances on reinsurance ceded	74	78	70
Reserve adjustments on reinsurance ceded	(315)	(261)	(305)
Fees associated with Separate Accounts	42	41	42
Experience refund on reinsurance ceded	125	129	154
Other income	1	2	2
Total	1,926	2,148	1,731

Death benefits	445	450	447
Annuity benefits	376	438	458
Surrender benefits and withdrawals for life contracts	482	549	389
Interest and adjustments on contracts or deposit-type contract funds	276	44	49
Increase (decrease) in aggregate reserves for life and accident and health contracts	(296)	(51)	(331)
Other contract benefits	10	9	7
Commissions and general insurance expenses, including insurance taxes, licenses and fees	214	220	163
Net transfers to or (from) Separate Accounts net of reinsurance	(353)	(319)	(310)
Funds withheld expense	461	394	408
Total	1,615	1,734	1,280

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and realized capital gains or (losses)	311	414	451

Federal and foreign income taxes incurred (excluding tax on capital gains)	58	24	94

Net gain (loss) from operations after dividends to policyholders and federal income taxes and before realized capital gains or (losses)	253	390	357

Net realized capital gains (losses) (excluding gains (losses) transferred to the IMR) less capital gains tax of $6, $1 and $(8) (excluding taxes of $(7), $(6) and $(60) transferred to the IMR)	21	3	(30)

Net income	$274	$393	$327

See notes to statutory-basis financial statements.

EVERLAKE LIFE INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

($ in millions)	Year Ended December 31,
	2024	2023	2022
Capital and surplus, December 31, prior year	$1,838	$1,760	$2,402
Net income	274	393	327
Change in net unrealized capital gains (losses)	2	86	(117)
Change in net unrealized foreign exchange capital gains (losses)	—	(5)	2
Change in net deferred income tax	31	(55)	27
Change in nonadmitted assets	6	143	(89)
Change in reserve on account of change in valuation basis	—	—	(11)
Change in asset valuation reserve	(17)	(84)	69
Paid-in surplus adjustment	(77)	(194)	(249)
Dividends to stockholder	(373)	(206)	(601)
Capital and surplus, December 31, current year	$1,684	$1,838	$1,760

See notes to statutory-basis financial statements.

EVERLAKE LIFE INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF CASH FLOWS

($ in millions)	Year Ended December 31,
	2024	2023	2022
Cash from operations
Premiums collected net of reinsurance	$827	$1,025	$669
Net investment income	1,231	1,141	1,002
Miscellaneous income	282	177	203
Total	2,340	2,343	1,874

Benefits and loss related payments	1,546	1,731	1,515
Net transfers to Separate, Segregated Accounts and Protected Cell Accounts	(338)	(286)	(375)
Commissions, expenses paid and aggregate write-ins for deductions	657	610	574
Federal and foreign income taxes paid (recovered)	51	21	15
Total	1,916	2,076	1,729
Net cash from operations	424	267	145

Cash from investments
Proceeds from investments sold, matured or repaid	3,725	3,107	8,844
Cost of investments acquired (long-term only)	3,578	2,294	9,367
Net increase or (decrease) in contract loans and premium notes	19	3	(13)
Net cash from investments	128	810	(510)

Cash from financing and miscellaneous sources
Capital and paid-in surplus, less treasury stock	(77)	(194)	(249)
Net deposits (withdrawals) on deposit-type contracts and other insurance liabilities	5	(171)	(141)
Dividends to stockholder	373	206	601
Other cash provided (applied)	32	(292)	369
Net cash from financing and miscellaneous sources	(413)	(863)	(622)

Reconciliation of cash, cash equivalents and short-term investments
Net change in cash, cash equivalents and short-term investments	139	214	(987)
Cash, cash equivalents and short-term investments, beginning of year	542	328	1,315
Cash, cash equivalents and short-term investments, end of year	$681	$542	$328

Supplemental disclosures for non-cash transactions

Portfolio investments exchanged	$3,224	$418	$398
Change in receivable for securities sold	$31	$9	$37
Income from other invested assets	$6	$—	$—
Assets transferred from/to a subsidiary	$—	$348	$1,009
Assets transferred from the Separate Accounts	$—	$25	$—
Change in payable for securities acquired	$—	$1	$1
Bonds transferred for reinsurance settlement	$—	$—	$226

See notes to statutory-basis financial statements.

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
1. General
Everlake Life Insurance Company (the “Company”, formerly known as Allstate Life Insurance Company), an Illinois domiciled insurer, is a wholly owned subsidiary of Everlake US Holdings Company (“EUHC”), a Delaware corporation. EUHC is a wholly owned subsidiary of Everlake US Parent Company, a Delaware corporation. Everlake US Parent Company is a wholly owned subsidiary of Everlake Holdings, LP. Prior to November 1, 2021, the Company was a wholly owned subsidiary of Allstate Insurance Company (“AIC”), an Illinois domiciled insurer. AIC is a wholly owned subsidiary of Allstate Insurance Holdings, LLC (“AIH”), a Delaware limited liability company. AIH is a wholly owned subsidiary of The Allstate Corporation (the “Corporation”).
On January 26, 2021, AIC and Allstate Financial Insurance Holding Corporation (“AFIHC” or “seller”) entered into a Stock Purchase Agreement (“ALIC Purchase Agreement”) with EUHC (formerly Antelope US Holdings Company), an affiliate of an investment fund managed by Blackstone Inc. to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021 and the sale of the Company and certain affiliates was completed on November 1, 2021, at which time EUHC became the parent of the Company. Subsequently, the Company was renamed to Everlake Life Insurance Company.
The Company previously sold life insurance through Allstate exclusive agents and exclusive financial specialists. The Company is authorized to sell life insurance and retirement products in 49 states, the District of Columbia and Puerto Rico. The Company’s business, which is administered by third parties, consists of traditional, interest-sensitive and variable life insurance, and deferred and immediate annuities. Term and whole life insurance offer basic life protection solutions. Universal life and retirement products cover more advanced needs. The Company discontinued sales of life insurance products during third quarter 2021. Since the acquisition by EUHC on November 1, 2021, the Company’s strategy is to build scale and diversify its business through the opportunistic acquisition of life and annuity liabilities. These acquisitions could be structured as purchase agreements or reinsurance agreements.
For 2024, the top geographic locations for direct statutory premiums and annuity considerations were California, Texas, Florida, Illinois and Pennsylvania. No other jurisdictions accounted for more than 5% of direct statutory premiums and annuity considerations.

2. Summary of Significant Accounting Policies
Basis of presentation
The Company prepares its financial statements in conformity with accounting practices prescribed or permitted by the Illinois Department of Insurance (“IL DOI”). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.
The State of Illinois requires its domestic insurance companies to prepare financial statements in conformity with the NAIC Accounting Practices and Procedures Manual (“APPM”), which includes all Statements of Statutory Accounting Principles (“SSAPs”), subject to any deviations prescribed or permitted by the IL DOI.
The Company’s net income and capital and surplus did not include any accounting practices prescribed or permitted by the IL DOI during 2024, 2023 or 2022.
Accounting practices and procedures of the NAIC as prescribed or permitted by the IL DOI comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (“GAAP”). The more significant differences relevant to the Company are as follows:
•Bonds, including loan-backed and structured securities (“LBASS”) and short-term investments are stated at amortized cost, or lower of amortized cost or fair value, or recovery value, while under GAAP, they are carried at fair value.
•Under the APPM, unaffiliated common stocks are reported at fair value and changes in fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus. Under GAAP, equity investments, including common stocks and limited partnership interests not accounted for under the equity method of accounting (“EMA”) or that do not result in consolidation, are measured at fair value with changes in fair value recognized in net income.
•Under the APPM, mortgage loans are carried at unpaid principal amount net of unamortized premium or discount. Under GAAP, they are carried at amortized cost, net of credit loss allowances, which are estimates of expected credit losses, established for loans upon origination or purchase, and are adjusted periodically considering all relevant information available, including past events, current conditions, and reasonable and supportable forecasts over the life of the loans. Under the APPM, impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. Other-than-temporary impairment (“OTTI”) adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell. Under GAAP, loans are evaluated on a pooled basis when they share similar risk characteristics; while under the APPM, loans are evaluated individually.
•Investments classified as cash equivalents under the APPM are stated at fair value or amortized cost, while under GAAP these investments are carried at fair value.
•Certain investments in joint ventures, partnerships and limited liability companies under GAAP are recorded at fair value. Per the APPM, these investments require EMA to be used. EMA on a statutory basis, in conjunction with asset valuation reserve (“AVR”) recognition requirements as discussed below, recognizes the earnings of the investment in surplus with only the portion distributed recorded in investment income, while GAAP recognizes all earnings, both distributed and undistributed in investment income. Investments in joint ventures, partnerships and limited liability companies are required to have audited GAAP financial statements or audited U.S. tax-basis financial statements to be admitted. For investments in non-U.S. joint ventures, partnerships and limited liability companies for which audited GAAP or International Financial Reporting Standards financial statements are not available, admission requires using certain audited financial statements prepared using foreign generally accepted accounting principles with an audited reconciliation to GAAP.
•Investments in certain non-insurance affiliates are carried at amounts prescribed by the APPM and admitted if there are audited GAAP financial statements. GAAP requires consolidation when certain criteria are met. Differences between the APPM and GAAP result from differences in the entities that are accounted for under EMA, combined or consolidated, as well as differences in accounting practices and procedures.
•Realized investment capital gains or losses are reported net of related income taxes, while under GAAP, such gains or losses are reported gross of tax.
•Under both GAAP and the APPM, the Company is required to identify impairments and recognize credit or intent related losses on bonds including LBASS (i.e., the term used in the APPM is “OTTI”, effective January 1, 2020, this term is no longer used in GAAP). However, the measurement of credit impairments differs for bonds and the trigger for intent impairments differs for LBASS.
Intent related credit losses are recorded when there is a decision to sell a security or when it is more likely than not that the Company will be required to sell the security before the recovery of the amortized cost basis. Under GAAP and the APPM, for intent related credit losses, bonds, including LBASS are written down to fair value. In addition, for LBASS under the APPM, intent related OTTI is also recognized when there is no intent and ability to hold the security until it recovers in value, which is not required under GAAP.
Credit related impairments result from an assessment that the entire amortized cost basis is not expected to be recovered. Under GAAP, for bonds, including LBASS, in an unrealized loss position, credit losses are recorded to expected recovery value, which is recognized as a contra asset allowance and may not exceed fair value. Recovery value is determined by calculating the best estimate of future cash flows considering past events, current conditions and reasonable and supportable forecasts discounted at the security’s current effective rate. Under the APPM, for credit related OTTI, bonds other than LBASS, are written down to fair value and LBASS are written down to the expected recovery value.
•Under the APPM, derivatives which follow hedge accounting are reported in a manner consistent with the hedged item with no ineffectiveness separately recorded. Derivatives that are not designated as accounting hedges are recorded at fair value, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus until the transaction is closed (e.g., terminated, sold, expired, exercised). Derivatives which are used in replication are reported in a manner consistent with the asset that has been replicated. Embedded derivative instruments are not accounted for separately as derivative instruments. Derivative assets and liabilities are reported gross in the financial statements.
Under GAAP, derivatives that qualify as a fair value hedge are recorded at fair value in the same income statement line item as the hedged item; cash flow hedges are also recorded at fair value. Hedge ineffectiveness, if any, is recorded along with the hedged item. The change in fair value of a non-hedge derivative, including derivatives used in replication, is recorded as a realized capital gain or loss. Embedded derivative instruments are accounted for separately and marked to market through realized capital gains or losses. Derivative assets and liabilities that qualify for offsetting with a counterparty are reported as a net asset or liability in the financial statements.
•Under the APPM, costs that are related directly to the successful acquisition of new or renewal life insurance and investment contracts, principally agents’ and brokers’ remuneration and certain underwriting costs, are expensed as incurred. Under GAAP, these costs are deferred and amortized to income either over the premium paying period of the related policies in proportion to the estimated revenue on such business or in relation to the present value of estimated gross profits on such business over the estimated lives of the contracts.
•Both GAAP and the APPM require a provision for deferred taxes on temporary differences between the reporting and tax bases of assets and liabilities. The change in deferred taxes is reported in surplus per the APPM, while under GAAP, the change is reported in the Statement of Operations. The APPM also includes limitations as to the amount of deferred tax assets (“DTAs”) that may be reported as an admitted asset. Both GAAP and the APPM require a valuation allowance for DTAs and the allowance is similarly measured.
•Under the APPM, the effects of reinsurance are netted against the corresponding assets or liabilities versus reported on a gross basis for GAAP. For paid and unpaid reinsurance recoverables and receivables reported gross on the GAAP balance sheet, effective January 1, 2020 credit loss allowances, which are estimates of expected credit losses, are established through a charge to GAAP income and reported as a contra asset. GAAP credit loss allowances are established considering all relevant information available, including past events, current conditions, and reasonable and supportable forecasts over the life of the asset. Under GAAP, reinsurance recoverables and receivables may be evaluated on a pooled basis when they share similar risk characteristics; while under the APPM, reinsurance recoverables and receivables are generally evaluated individually for collectibility and amounts determined to be uncollectible are charged to income in the period the determination is made. Under the APPM, a loss on reinsurance is expensed immediately, while under GAAP, a loss is deferred as cost of reinsurance and amortized into income over the estimated life of the policies.
•Certain reported assets, including prepaid commissions, prepaid expenses, certain other receivables over 90 days past due, certain agent and bills receivables and receivable from sale of securities over 15 days past due, are designated as nonadmitted assets and are charged directly to unassigned surplus. Under GAAP, these assets are reported in the Statements of Financial Position, net of any valuation allowance. The Company adopted the guidance in INT 23-01 – Net Negative (Disallowed) Interest Maintenance Reserve (“IMR”) effective September 30, 2023. As of December 31, 2024, the Company’s admitted net negative IMR was limited to 10% of adjusted capital and surplus as of the reporting date with the excess nonadmitted and charged to unassigned surplus. Refer to net negative (disallowed) IMR of Note 18 – Other Items for additional detail. All net negative IMR as of December 31, 2023 was admitted.
•For holders of surplus notes, interest is not accrued until approved by the insurance departments of the applicable states of domicile per the APPM. GAAP requires interest on surplus notes to be accrued whether or not state approval has been obtained.
•Life statutory policy reserves are based on mortality, interest and other assumptions applied in compliance with statutory regulations and subject to reserve testing with assumptions subject to statutory requirements. Health statutory policy reserves are based on morbidity, interest, and withdrawal assumptions applied in compliance with statutory regulations. Statutory formula policy reserves in certain cases are subject to stand alone reserve testing with assumptions subject to statutory requirements. Statutory policy reserves generally differ from policy reserves under GAAP, which are based on the Company’s estimates of mortality, morbidity, interest and withdrawals and include sufficiency testing with assumptions representative of the Company’s current expectations. The effect, if any, on reserves due to a change in valuation basis is recorded directly to unassigned surplus per the APPM rather than included in the determination of net gain from operations for GAAP.
•The AVR and IMR are required by the APPM, but not GAAP. The accounting policy to AVR and IMR are discussed further in Note 2 under the caption “AVR and IMR”.
•Under the APPM, liabilities from guaranty funds or other assessments from insolvencies of entities that wrote long term care contracts are recorded at discounted rates, while all other assessments are reported at undiscounted rates. Under GAAP, all guaranty funds or other assessments are reported at undiscounted rates.
•The assets and reserves relating to indexed variable annuity contracts are reflected as assets and liabilities related to Separate Accounts and are carried at fair value. Premium receipts and benefits on these contracts are recorded as revenue and expense and are transferred to or (from) the Separate Accounts. Under GAAP, these assets are reported as cash, other invested assets and receivables. Other invested assets are carried at fair value. Liabilities are reported as contractholder funds. Revenues are comprised of contract charges and fees for contract administration and surrenders.
•Under the APPM, premium receipts and benefits on certain annuity contracts and universal life-type contracts are recorded as revenue and expense. Under GAAP, revenue on certain annuity contracts and universal life-type contracts is comprised of contract charges and fees, which are recognized when assessed against the policyholder account balance. Additionally, premium receipts on certain annuity contracts and universal life-type contracts are considered deposits and are recorded as interest-bearing liabilities, while benefits are recognized as expenses in excess of the policyholder account balance.
•GAAP requires the presentation of comprehensive income and its components in the financial statements, which is not required by the APPM.
•Under the APPM, economic transactions between related parties involving the exchange of assets or liabilities are accounted for at their fair value and non-economic transactions are accounted for at their fair value if lower than book value, while under GAAP, the exchange of assets or liabilities between related parties are accounted for at book value. If the related parties are affiliates under common control and if the common parent is subject to APPM guidance, increases in surplus on such transactions are deferred by the common parent reporting entity.

Use of estimates
The preparation of financial statements in conformity with the NAIC Annual Statement Instructions and accounting practices prescribed or permitted by the IL DOI requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Reclassification
To conform to the current year presentation, certain amounts in the prior year’s financial statements and notes were reclassified.
Investments
Bonds with an NAIC designation of 1 through 5, including LBASS, are reported at amortized cost using the effective yield method. Bonds with an NAIC designation of 6 are reported at the lower of amortized cost or fair value, with the difference reflected in unassigned surplus as an unrealized capital loss. In general, LBASS utilize a multi-step process for determining carrying value and NAIC designation in accordance with SSAP No. 43, Loan-backed and Structured Securities.
Unaffiliated common stocks are reported at fair value. The differences between amortized cost or cost and fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus.
Common stock investments in insurance subsidiaries are recorded based on the underlying statutory equity of the subsidiary.
Mortgage loans are reported at unpaid principal balances, net of unamortized premium or discount.
Cash equivalents are reported at fair value or amortized cost. Cash equivalents reported at amortized cost are readily convertible into known amounts of cash and so near their maturity that they present an insignificant risk of change in value because of changes in interest rates.
Short-term investments are reported at amortized cost.
Contract loans are reported at the unpaid principal and capitalized interest balance. Interest is capitalized into the loan balance each contract anniversary. Loans deemed uncollectible are written off. Loan balances in excess of cash value are non-admitted.
Other invested assets consist of investments in joint ventures, partnerships, limited liability companies, low income housing tax credit (“LIHTC”) property investments and surplus notes. Investments in joint ventures, partnerships and limited liability companies are generally reported based on the underlying audited GAAP equity of the investee, with undistributed earnings or losses reflected in unassigned surplus as a change in net unrealized capital gains and losses and, are generally recognized on a delay due to the availability of financial statements. The change in net unrealized capital gains and losses is reported in unassigned surplus, as well as used in the calculation of the AVR provision. LIHTC property investments are carried at proportional amortized cost, based on the proportion of tax benefits received in the current year to total estimated tax benefits allocated to the Company. Surplus notes are reported at amortized cost or the lower of amortized cost or fair value depending on the NAIC designation.
Realized capital losses recognized on all bonds due to OTTI resulting from changes in the general level of interest rates are reported in the IMR, net of tax and amortized into the Statements of Operations. For LBASS designated as no intent and ability to hold, the non-interest related portion of OTTI losses is used in the calculation of the AVR provision, while the interest-related OTTI is reported in IMR. All other net realized capital gains and losses for other invested assets resulting from changes in the general level of interest rates and OTTI realized capital losses for other invested assets and bonds that are not a result of changes in the general level of interest rates are reported in the Statements of Operations and used in the calculation of the AVR provision, the change of which is reported within unassigned surplus.
Investment income primarily consists of interest, dividends, income from limited partnership interests, and amortization of any premium or discount. Interest is recognized on an accrual basis using the effective yield method and dividends are recorded at the ex-dividend date. Interest income for LBASS is determined considering estimated pay-downs, including prepayments, obtained from third-party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For LBASS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. In periods subsequent to the recognition of an OTTI on a bond, including LBASS, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income. Accrual of income is suspended for other-than-temporarily impaired bonds when the timing and amount of cash flows expected to be received is not reasonably estimable. Accrual of income is suspended for mortgage loans and bank loans that are in default or when the full and timely collection of principal and interest payments is not probable. Cash receipts on investments on nonaccrual status are generally recorded as a reduction of carrying value. Cash distributions received from investments in joint ventures, partnerships and limited liability companies are recognized in investment income to the extent that they are not in excess of the undistributed accumulated earnings attributable to the investee and the unrealized gain would be reversed. Any distributions that are in excess of the undistributed accumulated earnings attributable to the investee reduce the carrying amount of the investment.
Realized capital gains and losses include gains and losses on investment sales, write-downs in value due to other than temporary declines in fair value, expirations and settlements of certain derivatives. Realized capital gains and losses on investment sales are determined on a specific identification basis.
The Company has a comprehensive portfolio monitoring process to identify and evaluate each bond, including LBASS, and common stock, whose carrying value may be other-than-temporarily impaired. For each bond, excluding LBASS, in an unrealized loss position (fair value is less than amortized cost), the Company assesses whether management with the appropriate authority has made a decision to sell the bond prior to its maturity at an amount below its carrying value. If the decision has been made to sell the bond, the bond’s decline in fair value is considered other than temporary and the Company recognizes a realized capital loss equal to the difference between the amortized cost and the fair value of the bond at the balance sheet date the assessment is made. If the Company has not made the decision to sell the bond, but it is probable the Company will not be able to collect all amounts due according to contractual terms, the bond’s decline in value is considered other-than-temporarily impaired, and a write-down of the amortized cost to fair value is required. For securities with an NAIC designation of 6, unrealized losses that are not deemed other-than-temporarily impaired are reflected in the Company’s unassigned surplus.
For LBASS, the Company assesses whether management with the appropriate authority has made a decision to sell each LBASS in an unrealized loss position or does not have the intent and ability to retain the LBASS for a period of time sufficient to recover the amortized cost basis. If either situation exists, the security’s decline in value is considered other-than-temporarily impaired and the security is written down as a realized capital loss to fair value. If management has not made the decision to sell the LBASS and management intends to hold the security for a period of time sufficient to recover the amortized cost basis, the Company analyzes the present value of the discounted cash flows expected to be collected. If the present value of the discounted cash flows expected to be collected is less than the amortized cost, the security is considered other-than-temporarily impaired and the Company recognizes a realized capital loss for the difference between the present value of the discounted cash flows and the amortized cost. For securities with an NAIC designation of 6, unrealized losses that are not deemed other-than-temporarily impaired are reflected in the Company’s unassigned surplus.
For common stocks, the Company considers various factors, including whether the Company has the intent and ability to hold the stock for a period of time sufficient to recover its cost basis. Where the Company lacks the intent and ability to hold to recovery, or believes the recovery period is extended, the stock’s decline in fair value is other than temporary and the difference between the stock’s cost and fair value is recognized as a realized capital loss. A decision to sell stock for an amount below its cost would be an other than temporary decline and a realized capital loss is recorded. For stocks managed by a third-party, either the Company has contractually retained its decision making authority as it pertains to selling stocks that are in an unrealized loss position or it recognizes an unrealized loss at the end of the period through a charge to realized capital loss.
The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for bonds, including LBASS) or cost (for stocks) is below internally established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential OTTI using all reasonably available information relevant to the collectibility or recovery of the security. Inherent in the Company’s evaluation of OTTI for these securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: (1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; (2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and (3) the length of time and extent to which the fair value has been less than amortized cost or cost.
Impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. OTTI adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell. The carrying value of real estate is adjusted for OTTI only if it is not recoverable and exceeds fair value.
Due and accrued investment income is recorded as an asset, with three exceptions. Due and accrued investment income on mortgage loans in default, where interest is more than 180 days past due, is nonadmitted. Due and accrued investment income for investments other than mortgage loans, that is more than 90 days past due, is nonadmitted. In addition, due and accrued investment income that is determined to be uncollectible, regardless of its age, is written off in the period that determination is made.
Derivative financial instruments
Derivative financial instruments include interest rate, foreign currency and total return swap agreements, futures contracts, and index option contracts. When derivatives meet specific criteria, they may be designated as accounting hedges, which means they may be accounted for and reported on in a manner that is consistent with the hedged asset or liability. Derivatives that are not designated as accounting hedges are accounted for on a fair value basis, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus. The determination of the AVR and IMR impact of realized capital gains and losses on derivatives is based on how the realized capital gains and losses of the underlying asset is reported. Net cash flows associated with derivative instruments and their related gains and losses are reported as miscellaneous proceeds or miscellaneous applications in the Statements of Cash Flow. The Company’s accounting policy for the various types of derivative instruments is discussed further in Note 4.
AVR and IMR
The Company establishes the AVR and IMR as promulgated by the NAIC. The AVR offsets potential credit-related investment losses and volatility in recorded changes in fair value measurements on all invested asset categories excluding cash, contract loans, premium notes, collateral notes and income receivables. The AVR calculation is formula-based and considers the prior year reserve balance, the current year’s realized credit-related (default) and equity capital gains and losses, net of capital gains tax, and the current year’s unrealized capital gains and losses, net of deferred taxes thereon, applicable to the invested asset categories that are grouped within the default and equity components. The default component includes long-term bonds, short-term bonds, derivatives and mortgage loans. The equity component includes common stocks and other invested assets. Other invested assets consist of investments in joint ventures, partnerships, limited liability companies, LIHTC property investments, collateral loans and surplus notes. The undistributed earnings or losses from investments in joint ventures, partnerships and limited liability companies are reported as changes in unrealized capital gains and losses and included in the AVR. Cash distributions received from investments in joint ventures, partnerships and limited liability companies are recognized in investment income to the extent that they are not in excess of the undistributed accumulated earnings attributable to the investee and the unrealized gain would be reversed, whereas, any distributions that are in excess of the undistributed accumulated earnings attributable to the investee reduce the carrying amount of the investment. Realized and unrealized capital gains increase the AVR and realized and unrealized capital losses decrease the AVR. The Company’s total AVR is generally limited to a maximum amount of credit-related reserve that is calculated using a set of factors applied to the admitted asset values of the various invested asset categories. Total AVR in one sub-component of either the default or equity component that is in excess of the maximum reserve must be transferred to the “sister” sub-component if that sub-component’s total AVR is below its maximum reserve. If the total AVR in either of the combined default or equity component is in excess of the combined maximum reserve, the Company may transfer the excess to the other component if that component’s total AVR is below its maximum reserve, or the excess reserve may be released to unassigned surplus. In general, decreases in the Company’s total invested assets portfolio will decrease the total AVR and increases will increase the total AVR.
The IMR captures the realized capital gains and losses that result from changes in the overall level of interest rates and amortizes them into investment income over the approximate remaining life of the investments sold. The IMR includes all realized capital gains and losses, net of capital gains tax thereon, due to interest rate changes on fixed income investments, mortgage loans and derivatives, and excludes credit-related realized capital gains and losses on default component invested assets, realized capital gains and losses on equity investments and unrealized capital gains and losses. After a realized capital gain or loss has been identified as interest-related and an expected maturity date has been determined, a company may select either a grouped method or seriatim method for calculating the IMR amortization. The Company has elected to use the grouped method in calculating its IMR amortization. The total IMR is calculated by adding the current year’s interest-related capital gains and losses, net of capital gains tax, to the prior year reserve and subtracting the current year’s amortization released to the Statements of Operations. Make whole fees and prepayment penalties are recorded as investment income and not included in the IMR. The Company adopted the guidance in INT 23-01 – Net Negative (Disallowed) Interest Maintenance Reserve effective September 30, 2023. As of December 31, 2024, the Company’s admitted net negative IMR was limited to 10% of adjusted capital and surplus with the excess nonadmitted and charged to unassigned surplus. Refer to Net negative (disallowed) IMR of Note 18 – Other Items for additional detail. All net negative IMR as of December 31, 2023 was admitted.
Repurchase agreements
The Company has entered into secured financing transactions whereby certain securities are sold under repurchase agreements, in which the Company transfers securities in exchange for cash, with an agreement by the Company to repurchase the same or substantially similar securities at agreed-upon dates specified in the repurchase agreements. Under the repurchase agreements, the Company requires collateral equal to, at a minimum, 97 percent of the fair value of the transferred securities. Cash collateral received is invested in various securities which are reported as invested assets in the Company’s Statements of Financial Position and the offsetting collateral liabilities are classified as repurchase agreements and included in aggregate write-ins for liabilities. The reinvested collateral subject to repurchase agreements are classified as restricted assets.
The Company manages risk associated with repurchase agreements through counterparty selection and collateral requirements. Repurchase agreements remain subject to counterparty risk and risk of changes in the fair value of the transferred securities. Losses may be recognized if the counterparty defaults or if the fair value of the transferred securities decline to below the amount by which the Company is required to repurchase the securities.

Off-balance-sheet financial instruments
Commitments to invest, commitments to extend loans, and commitments to purchase private placement securities have off-balance-sheet risk because their contractual amounts are not recorded in the Company’s Statements of Financial Position. The details of the off-balance-sheet commitments are discussed further in Note 4.

Premiums and annuity considerations
Annual premiums for most traditional life insurance policies are recognized as revenue on the policy anniversary date. Premiums, based on modal payment, for accident and health insurance, group life and certain immaterial traditional life insurance policies are recognized as revenue when due. Considerations received for supplementary contracts with life contingencies are recognized as revenue when due. Premiums for all single and flexible premium life insurance and annuity products are recognized as revenue when collected. Considerations received on deposit-type funds, which do not contain any life contingencies, are recorded directly to the related reserve liability.
Premiums written and not yet collected from policyholders are shown as a receivable, with balances older than 90 days nonadmitted.
Reserves for policy benefits
The Company adopted Principles Based Reserving (“PBR”) which are computed actuarially according to the Valuation Manual Section 20 method with interest, mortality and other assumptions applied in compliance with statutory regulations for life policies issued on or after January 1, 2020.
Policy benefit reserves for traditional and flexible premium life insurance policies excluding PBR policies are computed actuarially according to the Commissioners' Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for annuity products are calculated according to the Commissioners' Annuity Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for modified guaranteed annuity products are calculated according to Title 50 of the Illinois Administrative Code, Part 1410 with interest and mortality assumptions applied in compliance with statutory regulations.
Reserves for deposit-type funds are equal to deposits received and interest credited to the benefit of contractholders, less surrenders and withdrawals that represent a return to the contractholder. For deposit-type funds with no cash values prior to maturity, reserves are present values of contractual payments with interest assumptions applied in compliance with statutory regulations. Tabular interest on deposit-type funds is calculated as the prescribed valuation interest rate times the mean amount of funds subject to such rate held at the beginning and end of the year of valuation.
On February 25, 2022, the Company received approval of membership in the Federal Home Loan Bank of Chicago (“FHLB”). In connection with membership, the Company purchased stock in the FHLB. Acquisition of FHLB capital stock allows members to conduct business activity (borrowings) from the FHLB. These borrowings may take different forms such as debt or funding agreements. All amounts borrowed by the Company in 2024 and 2023 were in the form of funding agreements. The Company measures its liability for the amounts borrowed in accordance with SSAP No. 52, Deposit-Type Contracts.
Policy benefit reserves for accident and health and group life insurance products include claim reserves, contract reserves and unearned premiums, if applicable. Claim reserves, including incurred but not reported claims, represent management's estimate of the ultimate liability associated with unpaid policy claims, based primarily upon analysis of past experience. To the extent the ultimate liability differs from the amounts recorded, such differences are reflected in the Statements of Operations when additional information becomes known.
On traditional life insurance contracts, the Company waives deduction of deferred fractional premiums upon the death of the insured and returns any portion of the final premium beyond the date of death. Surrender values are not contracted in excess of the reserve as legally computed. For life contracts, the cost of additional mortality for each policy is assumed to equal the additional premium charged for that policy period and is reserved accordingly. Additional premiums are collected for policies issued on substandard lives. Reserves are held in a manner consistent with traditional policies. For annuity contracts issued as substandard, reserves are calculated according to Actuarial Guidelines IX-A and IX-C as applicable.
Tabular interest, tabular less actual reserves released and tabular cost are determined by formula as described in the APPM. Tabular interest for contracts not involving life contingencies represents the net amount credited taking into account increments of premiums and annuity considerations and decrements of benefits, withdrawals, loads and policy charges.
Reinsurance
The Company reinsures certain of its risks to other insurers primarily under the following types of reinsurance agreements: yearly renewable term, coinsurance, coinsurance with funds withheld and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage or amount of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies.
The amounts reported in the Statements of Financial Position as amounts recoverable from reinsurers include amounts billed to reinsurers for losses paid and experience refunds due. Contract claims are reported net of reinsurance recoverables on unpaid losses, which represent estimates of amounts expected to be recovered from reinsurers on incurred losses that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contract and in accordance with the coverage, terms and conditions of the reinsurance agreement. Reinsurance premiums are generally reflected in income in a manner consistent with the terms of the reinsurance agreements. Reinsurance does not extinguish the Company’s primary liability under the policies written. Reinsurance recoverable balances that are current and from authorized reinsurers are reported as admitted assets. Reinsurance recoverable balances from unauthorized reinsurers require collateral at least equal to the amount recoverable, or the recoverable balance is nonadmitted. Reinsurance recoverable balances from unauthorized reinsurers where the Company retains assets on a funds withheld basis are reported as admitted assets. If it is probable that reinsurance recoverables on paid or unpaid claim or benefit payments are uncollectible, these amounts are written off through a charge to the Statements of Operations.
Income taxes
The income tax provision is calculated under the liability method. DTAs and deferred tax liabilities (“DTLs”) are recorded based on the difference between the statutory financial statement and tax bases of assets and liabilities at the enacted tax rates. Deferred income taxes also arise from net unrealized capital gains and losses on certain investments carried at fair value. The net change in DTAs and DTLs is applied directly to unassigned surplus. The nonadmitted portion of gross DTAs is determined by applying the rules prescribed by SSAP No. 101, Income Taxes (“SSAP No. 101”).
The application of SSAP No. 101 requires the Company to evaluate the recoverability of DTAs and to establish a statutory valuation allowance adjustment (“valuation allowance”) if necessary to reduce the DTA to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carry-forwards; (5) the length of time that carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs; and (7) any tax planning strategies that the Company would employ to avoid an operating loss or tax credit carry-forward from expiring unused. Although the realization is not assured, management believes it is more likely than not that the DTAs, net of the valuation allowance, will be realized.
Separate Accounts
The assets of the Separate Accounts are carried at fair value. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings. Reserves for guarantees provided by the Company are included in the Company’s General Account.
The Company holds on a direct basis and assumes via a modified coinsurance agreement, reserves for variable annuity contracts and variable life policies at less than the fund balances carried in the Separate Accounts. The difference between the reserves and the fund balances of the Separate Accounts is transferred from the Separate Accounts to the General Account, and the majority of the variable annuity portion is subsequently reinsured via a modified coinsurance agreement. Premiums, contract benefits, reserve transfers, policy loans and policyholder charges are also transferred from the Separate Accounts to the General Account.
Separate Accounts premium deposits, benefit expenses and contract charges for mortality risk, and contract and policy administration are recorded by the Company and reflected in the Statements of Operations. Investment income, realized capital gains and losses and changes in unrealized capital gains and losses related to assets which support variable annuity contracts and variable life policies accrue directly to the contractholders and, therefore, are not included in the Statements of Operations. Investment income, realized capital gains and losses and changes in unrealized capital gains and losses related to assets which support indexed variable annuity contracts accrue to the Company. Gains or losses from the indexed variable annuity business, net of reinsurance, are included in net transfers to or (from) Separate Accounts in the Statements of Operations. Reserve liabilities for indexed variable annuity contracts are valued using a prescribed statutory valuation interest rate.

3. Investments
Investment Income
The total amount of due and accrued investment income non-admitted was $1 million and $3 million as of December 31, 2024 and 2023, respectively.
Gross, nonadmitted and admitted amounts for interest income due and accrued as of December 31 were as follows:

($ in millions)	2024	2023
Interest Income Due and Accrued	Amount	Amount
Gross	$150	$193
Nonadmitted	$1	$3
Admitted	$149	$190
The Company did not have deferred interest admitted as of December 31, 2024 or 2023.
Cumulative amount of paid-in-kind (“PIK”) interest included in the current principal balance as of December 31 was as follows:

($ in millions)	2024	2023
	Amount	Amount
Cumulative amounts of PIK interest included in the current principal balance	$3	$3

Fair values
The following table summarizes the statement value, gross unrealized gains, gross unrealized losses and fair value of the Company’s bonds as of December 31:

($ in millions)	Statement value	Gross unrealized		Fair value
		Gains	Losses
2024
Industrial and miscellaneous	$9,128	$68	$(839)	$8,357
Parent, subsidiaries and affiliates	5,548	32	(160)	5,420
U.S. special revenue	201	1	(31)	171
U.S. governments	45	—	(4)	41
U.S. political subdivisions	131	1	(7)	125

Bank loans
Affiliated bank loans	—	—	—	—
Unaffiliated bank loans	6	—	—	6
Total bank loans	6	—	—	6

States, territories and possessions	30	—	(4)	26
Hybrid securities	66	—	(11)	55
Total bonds	$15,155	$102	$(1,056)	$14,201

2023
Industrial and miscellaneous	$9,231	$92	$(839)	$8,484
Parent, subsidiaries and affiliates	5,074	8	(276)	4,806
U.S. special revenue	230	3	(29)	204
U.S. governments	45	—	(4)	41
U.S. political subdivisions	170	3	(7)	166

Bank loans
Affiliated bank loans	547	1	(56)	492
Unaffiliated bank loans	119	4	(1)	122
Total bank loans	666	5	(57)	614

States, territories and possessions	31	—	(5)	26
Hybrid securities	67	—	(13)	54
Total bonds	$15,514	$111	$(1,230)	$14,395
Unrealized losses
Unrealized losses are calculated as the difference between amortized cost and fair value for the Company’s investment securities, including securities written down to fair value. They result from declines in fair value below amortized cost for bonds, including LBASS, or cost for unaffiliated common stocks, and are evaluated for OTTI. Every security with unrealized losses was included in the portfolio monitoring process.
The following tables summarize the fair value and gross unrealized losses of bonds and LBASS by the length of time individual securities have been in a continuous unrealized loss position as of December 31.

($ in millions)	2024
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$940	$(22)	$4,079	$(849)	$(871)
LBASS	780	(22)	1,571	(163)	(185)
Total	$1,720	$(44)	$5,650	$(1,012)	$(1,056)

($ in millions)	2023
	Less than 12 Months			12 Months or More
	Fair Value	Unrealized Losses		Fair Value		Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$177	$(5)		$5,045		$(890)	$(895)
LBASS	1,002	(41)		5,104		(294)	(335)
Total	$1,179	$(46)	$(46)	$10,149	$10,149	$(1,184)	$(1,230)
The following table summarizes the gross unrealized losses by unrealized loss position and credit quality as of December 31, 2024.

($ in millions)	Investment Grade	Below Investment Grade	Total
Bonds, including LBASS with unrealized loss position less than 20% of amortized cost (2)	$(545)	$(15)	$(560)
Bonds, including LBASS with unrealized loss position greater than or equal to 20% of amortized cost (4)	(496)	—	(496)
Total unrealized losses (1)(3)	$(1,041)	$(15)	$(1,056)
(1) Below investment grade bonds, including LBASS included $2 million that had been in an unrealized loss position for less than twelve months.
(2) Related to bonds, including LBASS with an unrealized loss position less than 20% of amortized cost, the degree of which suggested that these securities did not pose a high risk of being other-than-temporarily impaired.
(3) Below investment grade bonds, including LBASS included $13 million that had been in an unrealized loss position for a period of twelve or more consecutive months.
(4) Evaluated based on factors such as discounted cash flows and the financial condition and near-term and long-term prospects of the issue or issuer and were determined to have adequate resources to fulfill contract obligations.
Investment grade is defined as a security having an NAIC designation of 1 or 2, a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P Global Ratings, a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. Market prices for certain securities may have credit spreads which imply higher or lower credit quality than the current third-party rating. Unrealized losses on investment grade securities were principally related to an increase in market yields which may include increased risk-free interest rates or wider credit spreads since the time of initial purchase. Unrealized losses on below investment grade securities were the result of wider credit spreads resulting from higher risk premiums since the time of the initial purchase. The unrealized losses are expected to reverse as the securities approach maturity.
LBASS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities’ positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of: (1) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, and (2) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread. Municipal bonds in an unrealized loss position, were evaluated based on the underlying credit quality of the primary obligor, obligation type and the quality of the underlying assets.
Unrealized losses on unaffiliated common stocks were primarily related to temporary equity market fluctuations of securities that are expected to recover.
As of December 31, 2024, the Company had not made a decision to sell and it was not more likely than not the Company would be required to sell bonds, including LBASS, with unrealized losses before recovery of the amortized cost basis. As of December 31, 2024, the Company had the intent and ability to hold LBASS and unaffiliated common stocks with unrealized losses for a period of time sufficient for them to recover.
Scheduled maturities
The scheduled maturities for bonds, cash equivalents and short-term investments were as follows as of December 31, 2024:

($ in millions)	Statement Value	Fair Value
Due in one year or less	$760	$750
Due after one year through five years	4,261	4,173
Due after five years through ten years	6,582	6,280
Due after ten years	3,552	2,998
Total	$15,155	$14,201

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers.
Net realized capital gains and losses
Net realized capital gains and losses from investment securities including calls consisted of the following:

($ in millions)	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Year Ended December 31, 2024
Bonds	$12	$44	$(32)
Unaffiliated common stocks	—	—	—
Derivatives	187	146	41
Mortgage loans	8	18	(10)
Other invested assets	—	2	(2)
Cash, cash equivalents and short-term investments	1	2	(1)
	$208	$212	(4)
Capital gain tax benefit			1
Transferred to IMR			24
Total			$21

($ in millions)	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Year Ended December 31, 2023
Bonds	$32	$86	$(54)
Unaffiliated common stocks	—	—	—
Derivatives	99	65	34
Mortgage loans	1	—	1
Other invested assets	—	7	(7)
Cash, cash equivalents and short-term investments	20	18	2
	$152	$176	(24)
Capital gain tax benefit			5
Transferred to IMR			22
Total			$3

($ in millions)	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Year Ended December 31, 2022
Bonds	$30	$367	$(337)
Unaffiliated common stocks	1	—	1
Derivatives	124	111	13
Mortgage loans	—	—	—
Other invested assets	—	—	—
Cash, cash equivalents and short-term investments	10	10	—
	$165	$488	(323)
Capital gain tax expense			68
Transferred to IMR			225
Total			$(30)
Proceeds from sales of bonds, exclusive of calls, maturities and pay downs were $4.20 billion, $1.68 billion and $7.13 billion in 2024, 2023 and 2022, respectively. Gross gains of $5 million, $7 million and $29 million and gross losses of $37 million, $62 million and $359 million, were realized on sales of bonds, exclusive of calls, maturities and pay downs during 2024, 2023 and 2022, respectively. In addition, the Company recorded $20 million and $22 million and $5 million of realized losses due to impaired bonds in 2024, 2023 and 2022, respectively.

Municipal bonds
The Company maintains a diversified portfolio of municipal bonds. The following table shows the principal geographic distribution of municipal bond issuers represented in the Company’s portfolio as of December 31:

(% of total municipal bond statement value)	2024	2023
Texas	34.1%	29.6%
California	11.4	9.5
Oregon	10.6	18.6
Hawaii	8.5	7.0
Colorado	6.0	5.1
New Jersey	5.5	4.5
Arizona	5.2	4.3
New York	4.4	7.5
Mortgage loans on real estate
The minimum and maximum lending rates for commercial mortgage loans in 2024 and 2023 were 5.61% and 4.35%, and 8.33% and 8.20%, respectively. The minimum and maximum lending rates for residential mortgage loans in 2024 and 2023 were 2.00% and 2.00%, and 9.75% and 10.13%, respectively. The minimum and maximum lending rates for mezzanine loans in 2024 were 6.44% and 8.00%, respectively.
For commercial loans acquired during 2024 and 2023, the maximum percentage of any one loan to the value of the property at the time of the loan was 67.7% and 79.6%, respectively. For residential loans acquired during 2024 and 2023, the maximum percentage of any one loan to the value of the property at the time of the loan was 80.0% and 79.9%, respectively. For mezzanine loans acquired during 2024, the maximum percentage of any one loan to the value of the property at the time of the loan was 77.8%.

The age analysis of the Company’s mortgage loans as of December 31, 2024 and 2023 is presented in the table below. The table also includes the identification of mortgage loans in which the Company is a participant or co-lender in a mortgage loan agreement.

($ in millions)	Residential		Commercial
	Insured	All Other	Insured	All Other	Mezzanine	Total
Current year
Recorded investment (all)
Current	$—	$1,765	$—	$2,254	$161	$4,180
30-59 days past due	$—	$30	$—	$1	$—	$31
60-89 days past due	$—	$15	$—	$—	$—	$15
90-179 days past due	$—	$47	$—	$—	$—	$47
180+ days past due	$—	$36	$—	$—	$—	$36
Accruing interest 90-179 days past due
Recorded investment	$—	$5	$—	$—	$—	$5
Interest accrued	$—	$—	$—	$—	$—	$—
Accruing interest 180+ days past due
Recorded investment	$—	$12	$—	$—	$—	$12
Interest accrued	$—	$—	$—	$—	$—	$—
Interest reduced
Recorded investment	$—	$—	$—	$—	$—	$—
Number of loans	—	—	—	—	—	—
Percent reduced	—%	—%	—%	—%	—%	—%
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$453	$28	$481

Prior year
Recorded investment (all)
Current	$—	$1,755	$—	$2,346	$—	$4,101
30-59 days past due	$—	$28	$—	$—	$—	$28
60-89 days past due	$—	$15	$—	$—	$—	$15
90-179 days past due	$—	$8	$—	$—	$—	$8
180+ days past due	$—	$13	$—	$—	$—	$13
Accruing interest 90-179 days past due
Recorded investment	$—	$5	$—	$—	$—	$5
Interest accrued	$—	$—	$—	$—	$—	$—
Accruing interest 180+ days past due
Recorded investment	$—	$1	$—	$—	$—	$1
Interest accrued	$—	$—	$—	$—	$—	$—
Interest reduced
Recorded investment	$—	$—	$—	$—	$—	$—
Number of loans	—	—	—	—	—	—
Percent reduced	—%	—%	—%	—%	—%	—%
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$525	$—	$525
Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable the Company will not collect the contractual principal and interest. Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on mortgage loans on nonaccrual status are generally recorded as a reduction of carrying value.
The debt service coverage ratio is considered a key credit quality indicator when mortgage loans are evaluated for impairment and represents the amount of estimated cash flow from the property available to the borrower to meet principal and interest payment obligations. The ratio estimates are updated annually or more frequently if conditions are warranted based on the Company’s credit monitoring process.

The following table reflects the carrying value of non-impaired fixed rate and variable rate mortgage loans summarized by the debt service coverage ratio distribution as of December 31:

($ in millions)	2024			2023
Debt Service Coverage Ratio Distribution	Fixed Rate Mortgage Loans	Variable Rate Mortgage Loans	Total	Fixed Rate Mortgage Loans	Variable Rate Mortgage Loans	Total
Below 1.0	$546	$112	$658	$258	$74	$332
1.0 - 1.25	954	165	1,119	723	12	735
1.26 - 1.50	644	181	825	702	34	736
Above 1.50	1,429	274	1,703	2,296	66	2,362
Total non-impaired mortgage loans	$3,573	$732	$4,305	$3,979	$186	$4,165
Mortgage loans with a debt service coverage ratio below 1.0 that are not considered impaired primarily relate to instances where the borrower has the financial capacity to fund the revenue shortfalls from the properties for the foreseeable term, the decrease in cash flows from the properties is considered temporary, or there are other risk mitigating circumstances such as additional collateral, escrow balances or borrower guarantees.
The Company’s recorded investment in impaired mortgage loans was $3,989 thousand and $264 thousand of which all were residential mortgage loans as of December 31, 2024 and 2023, respectively. All the impaired residential mortgage loans as of December 31, 2024 and 2023 were without an allowance for credit loss. $17 million of the Company’s investments in commercial mortgage loans became impaired in the third quarter of 2024. All impaired commercial mortgage loans were disposed of in the fourth quarter of 2024.
The Company’s recorded investments on nonaccrual status related to impaired residential mortgage loans was $4,250 thousand and $264 thousand as of December 31, 2024 and 2023, respectively. Average recorded investment in impaired residential mortgage loans in 2024 and 2023 was $2,125 thousand and $132 thousand, respectively. Interest income recognized on impaired residential mortgage loans was $149 thousand and $46 thousand in 2024 and 2023, respectively. Interest income recognized on impaired commercial mortgage loans was $1,492 thousand in 2024.
The Company's mortgage loan portfolio is substantially all non-recourse to the borrower and collateralized by a variety of commercial and residential real estate property types located throughout the United States. The following table shows the principal geographic distribution of commercial and residential real estate exceeding 5% of the mortgage loan portfolio as of December 31:

(% of mortgage loan portfolio carrying value)	2024	2023
Florida	12.0%	11.1%
Texas	11.5	14.0
California	10.5	11.3
Massachusetts	6.0	3.0
New Jersey	5.0	5.0
The types of properties collateralizing the mortgage loan portfolio as of December 31 were as follows:

(% of mortgage loan portfolio carrying value)	2024	2023
Apartment complexes	34.9%	40.7%
Residential homes	32.8	25.8
Warehouse	11.8	10.9
Office buildings	10.3	11.5
Lodging	4.9	—
Retail	2.4	3.1
Other	2.9	8.0
Total	100.0%	100.0%

Loan-backed securities
The Company held LBASS as of December 31, 2024 and 2023. Prepayment assumptions for LBASS were obtained from external sources and, if not available, developed internally. The following table presents the aggregate amortized cost of LBASS before recognized OTTI, the amount of OTTI recognized and the fair value of those securities.

($ in millions)	2024			2023
	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value
OTTI recognized 1st Quarter
Intent to sell	$—	$—	$—	$—	$—	$—
Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis	—	—	—	—	—	—
Present value of cash flows expected to be collected is less than the amortized cost basis	—	—	—	3	—	3
Total 1st Quarter	$—	$—	$—	$3	$—	$3

OTTI recognized 2nd Quarter
Intent to sell	$—	$—	$—	$—	$—	$—
Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis	—	—	—	—	—	—
Present value of cash flows expected to be collected is less than the amortized cost basis	4	2	2	—	—	—
Total 2nd Quarter	$4	$2	$2	$—	$—	$—

OTTI recognized 3rd Quarter
Intent to sell	$—	$—	$—	$—	$—	$—
Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis	—	—	—	—	—	—
Present value of cash flows expected to be collected is less than the amortized cost basis	—	—	—	—	—	—
Total 3rd Quarter	$—	$—	$—	$—	$—	$—

OTTI recognized 4th Quarter
Intent to sell	$—	$—	$—	$—	$—	$—
Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis	—	—	—	—	—	—
Present value of cash flows expected to be collected is less than the amortized cost basis	—	—	—	—	—	—
Total 4th Quarter	$—	$—	$—	$—	$—	$—
Annual Aggregate Total		$2			$—

The following table presents the percent of statement value of the Company’s LBASS portfolio that is comprised of asset-backed securities (“ABS”), residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”) as of December 31:

	2024	2023
ABS	86%	74%
CMBS	10	21
RMBS	4	5
Total	100%	100%
Ninety-two percent of the ABS had an NAIC designation of 1 or 2 and the majority were backed by corporate and industrial and miscellaneous obligations as of December 31, 2024 and 2023.
All the CMBS had an NAIC designation of 1 or 2 as of December 31, 2024 and 2023.
All the RMBS had an NAIC designation of 1 or 2 as of December 31, 2024 and 2023.
The following LBASS were other-than-temporarily impaired at the end of each quarter presented, as a result of the discounted present value of the cash flows expected to be collected being less than amortized cost.

($ in millions)
CUSIP	Book/Adjusted Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value At Time of OTTI	Date of Financial Statement Where Reported
606935AM6	$4	$2	$2	$2	$2	6/30/2024
Total			$2

606935AM6	$3	$3	$0.2	$3	$3	3/31/2023
Total			$0.2
LIHTC property investments
The Company had LIHTC property investments as of December 31, 2024 of which the number of remaining years of unexpired tax credits ranged from 1 to 11 years as of December 31, 2024. The Company had LIHTC property investments as of December 31, 2023 of which the number of remaining years of unexpired tax credits ranged from 1 to 12 years as of December 31, 2023. The Company did not recognize any LIHTC tax benefits during 2024, 2023 or 2022. The balance of the admitted LIHTC property investments recognized within other invested assets was $3 million as of December 31, 2024 and 2023.

Restricted assets
Restricted assets (including pledged) consisted of the following as of December 31:

($ in millions)	2024
Restricted Asset Category	Total General Account (G/A)	Total S/A Restricted Assets	Total	Total From Prior Year	Increase/(Decrease)
Subject to repurchase agreements	$305	$—	$305	$271	$34
FHLB capital stock	7	—	7	5	2
On deposit with states	13	—	13	13	—
On deposit with other regulatory bodies	3	—	3	3	—
Pledged as collateral to FHLB (including assets backing funding agreements)	2,372	—	2,372	608	1,764
Collateral pledged for derivatives	16	—	16	4	12
Other restricted assets - Puerto Rico bonds required to be held	—	—	—	—	—
Other restricted assets – Syngenta Finance NV	—	—	—	—	—
Total restricted assets	$2,716	$—	$2,716	$904	$1,812

(continued)
Restricted Asset Category	Total Nonadmitted Restricted	Total Admitted Restricted	% of Gross (Admitted & Nonadmitted) Restricted to Total Assets	% of Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$—	$305	1.2%	1.2%
FHLB capital stock	—	7	—	—
On deposit with states	—	13	—	—
On deposit with other regulatory bodies	—	3	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	—	2,372	9.2	9.2
Collateral pledged for derivatives	—	16	0.1	0.1
Other restricted assets - Puerto Rico bonds required to be held	—	—	—	—
Other restricted assets – Syngenta Finance NV	—	—	—	—
Total restricted assets	$—	$2,716	10.5%	10.5%

($ in millions)	2023
Restricted Asset Category	Total General Account (G/A)	Total S/A Restricted Assets	Total	Total From Prior Year	Increase/(Decrease)
Subject to repurchase agreements	$271	$—	$271	$748	$(477)
FHLB capital stock	5	—	5	3	2
On deposit with states	13	—	13	16	(3)
On deposit with other regulatory bodies	3	—	3	3	—
Pledged as collateral to FHLB (including assets backing funding agreements)	608	—	608	68	540
Collateral pledged for derivatives	4	—	4	4	—
Other restricted assets - Puerto Rico bonds required to be held	—	—	—	1	(1)
Other restricted assets – Syngenta Finance NV	—	—	—	1	(1)
Total restricted assets	$904	$—	$904	$844	$60

(continued)
Restricted Asset Category	Total Nonadmitted Restricted	Total Admitted Restricted	% of Gross (Admitted & Nonadmitted) Restricted to Total Assets	% of Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$—	$271	1.0%	1.0%
FHLB capital stock	—	5	—	—
On deposit with states	—	13	0.1	0.1
On deposit with other regulatory bodies	—	3	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	—	608	2.4	2.4
Collateral pledged for derivatives	—	4	—	—
Other restricted assets - Puerto Rico bonds required to be held	—	—	—	—
Other restricted assets – Syngenta Finance NV	—	—	—	—
Total restricted assets	$—	$904	3.5%	3.5%
The following table summarizes collateral received and reflected as assets within the Company’s financial statements as of December 31:

($ in millions)	2024
Collateral Assets	Book/Adjusted Carrying Value (“BACV”)	Fair Value	% of BACV of Total Assets (Admitted and Nonadmitted	% of BACV of Total Admitted Assets
General Account:
Cash, cash equivalents and short-term investments	$238	$238	1.0%	1.0%
Total collateral assets	$238	$238	1.0%	1.0%

($ in millions)	2023
Collateral Assets	BACV	Fair Value	% of BACV of Total Assets (Admitted and Nonadmitted	% of BACV of Total Admitted Assets
General Account:
Cash, cash equivalents and short-term investments	$203	$203	0.1%	0.1%
Total collateral assets	$203	$203	0.1%	0.1%

The Company’s obligations to return collateral assets (General Account) were $242 million and $208 million as of December 31, 2024 and 2023, respectively, and accounted for 1.1% and 0.1% of the Company’s total liabilities as of December 31, 2024 and 2023, respectively.
5GI Securities
The Company held the following 5GI securities as of December 31:

($ in millions)	2024	2023	2024	2023	2024	2023
Investment	Number of 5GI Securities		Aggregate book/Adjusted Carrying Value		Aggregate Fair Value
Other than LBASS - AC	3	3	$8	$8	$8	$8
LBASS - AC	—	—	—	—	—	—
Preferred stocks - AC	—	—	—	—	—	—
Preferred stocks - FV	—	—	—	—	—	—
Total	3	3	$8	$8	$8	$8

AC - Amortized cost FV - Fair value
Prepayment penalty and acceleration fees
The following table provides the number of CUSIPs sold, redeemed or otherwise disposed of and the aggregate amount of investment income generated for bonds, including LBASS, sold, redeemed or otherwise disposed of as a result of a callable feature for the years ended December 31:

($ in thousands)	2024		2023		2022
	General Account	Separate Account	General Account	Separate Account	General Account	Separate Account
Number of CUSIPs	16	—	15	—	52	—
Aggregate amount of investment income	$367	$—	$341	$—	$4,320	$—
Merger of Private Credit Investment Structures
On December 11, 2024, the Company merged two private credit investment structures, Azul 21 and Azul 22, into a single investment structure, Azul 24. At the effective date of the merger, Azul 21 and Azul 22 had book adjusted carrying values of $1,059 million and $2,210 million, respectively. The Company’s total book adjusted carrying value of the Azul 21 and Azul 22 structures was comprised of $2,803 million of Bonds and $466 million of Other invested assets. The merger was executed as a non-cash exchange of debt and equity interests with no gain or loss recognized. Immediately following the merger, the Company’s total book adjusted carrying value of the Azul 24 structure was comprised of $2,665 million of Bonds and $604 million of Other invested assets.

4. Fair Value Measurements
Fair value is defined, per SSAP No. 100, Fair Value (“SSAP No. 100”), as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SSAP No. 100 identified three valuation techniques which are used, either independently or in combination, to determine fair value: (1) market approach; (2) income approach; and (3) cost approach. SSAP No. 100 also contains guidance about observable and unobservable inputs, which are assumptions that market participants would use in pricing an asset or liability. To increase consistency and comparability in fair value measurements, the fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels: 1, 2 and 3. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available.
The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.
The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy:
(1) Specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.
(2) Quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The following tables summarize the Company’s assets and liabilities measured and reported at fair value in the Statements of Financial Position as of December 31:

($ in millions)	2024
Description for each class of asset or liability	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (“NAV”)	Total
Assets at fair value
Unaffiliated common stocks
Industrial and miscellaneous	$—	$—	$7	$—	$7
Total unaffiliated common stocks	—	—	7	—	7

Cash equivalents
Exempt money market mutual funds	620	—	—	—	620
Other money market mutual funds	—	—	—	—	—
Total cash equivalents	620	—	—	—	620

Derivative assets
Interest rate contracts	—	—	—	—	—
Equity and index contracts	—	133	—	—	133
Foreign currency contracts	—	8	—	—	8
Total derivative assets	—	141	—	—	141

Other invested assets
Residual tranches	—	—	—	—	—

Separate Accounts assets	2,191	—	—	—	2,191
Total assets at fair value/NAV	$2,811	$141	$7	$—	$2,959

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$—	$(72)	$—	$—	$(72)
Foreign currency contracts	—	—	—	—	—
Total derivative liabilities	—	(72)	—	—	(72)

Separate Accounts - Derivatives	—	—	—	—	—
Total liabilities at fair value	$—	$(72)	$—	$—	$(72)

($ in millions)	2023
Description for each class of asset or liability	(Level 1)	(Level 2)	(Level 3)	NAV	Total
Assets at fair value
Unaffiliated common stocks
Industrial and miscellaneous	$—	$—	$5	$—	$5
Total unaffiliated common stocks	—	—	5	—	5

Cash equivalents
Exempt money market mutual funds	298	—	—	—	298
Other money market mutual funds	242	—	—	—	242
Total cash equivalents	540	—	—	—	540

Derivative assets
Interest rate contracts	—	4	—	—	4
Equity and index contracts	—	137	—	—	137
Foreign currency contracts	—	1	—	—	1
Total derivative assets	—	142	—	—	142

Other invested assets
Residual tranches	—	3	—	—	3

Separate Accounts assets	2,109	1	—	—	2,110
Total assets at fair value/NAV	$2,649	$146	$5	$—	$2,800

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$—	$(73)	$—	$—	$(73)
Foreign currency contracts	—	(1)	—	—	(1)
Total derivative liabilities	—	(74)	—	—	(74)

Separate Accounts - Derivatives	—	(1)	—	—	(1)
Total liabilities at fair value	$—	$(75)	$—	$—	$(75)
The Company consistently follows its policy for determining when transfers between levels are recognized. The policy about the timing of recognizing transfers into Level 3 is the same as that for recognizing transfers out of Level 3.
There were no transfers in or out of Level 3 during 2024 or 2023.
In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.
Listed below is a summary of the significant valuation techniques for assets and liabilities measured and reported at fair value.
Level 2 measurements
•Derivatives - Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical instruments in markets that are not active. Over-the-counter (“OTC”) derivatives, including foreign exchange forward contracts, total return swap agreements and credit default swap agreements, are valued using models that rely on inputs such as interest rate yield curves, implied volatilities, index price levels, currency rates, and credit spreads that are observable for substantially the full term of the contract. The valuation techniques underlying the models are widely accepted in the financial services industry and do not involve significant judgment.
•Separate Accounts - Indexed variable annuity contracts may be supported by corporate bonds, including those that are privately placed. The primary inputs to the valuation for publicly traded corporate bonds include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Privately placed corporate bonds are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. In addition, indexed variable annuity contracts may be supported by exchange listed derivatives that are not actively traded and are valued based on quoted prices for identical instruments in markets that are not active.
•Other invested assets - The fair value of residual tranches in Level 2 is primarily based on quoted prices for identical or similar assets in markets that are not active combined with other observable market data to determine fair value.
Level 3 measurements
•Unaffiliated common stocks - The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 measurements.
As of December 31, 2024 or 2023, the Company did not have bonds measured and reported at fair value within Level 3. As of December 31, 2024 and 2023, the Company had unaffiliated common stocks of $7 million and $5 million, respectively, in Level 3 valued based on quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 measurements. The Company did not have Separate Accounts assets measured and reported at fair value within Level 3 as of December 31, 2024 or 2023.
The following tables present the rollforward of Level 3 assets and liabilities measured and reported at fair value:

($ in millions)
Description	Beginning balance as of 01/01/2024	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in net income	Total gains and (losses) included in surplus
Unaffiliated common stocks
Industrial and miscellaneous	$5	$—	$—	$—	$—

Separate Accounts assets	—	—	—	—	—

Derivatives, net	—	—	—	—	—
Total assets and liabilities	$5	$—	$—	$—	$—

(continued)
Description	Purchases	Issuances	Sales	Settlements	Ending balance as of 12/31/2024
Unaffiliated common stocks
Industrial and miscellaneous	$4	$—	$(2)	$—	$7

Separate Accounts assets	—	—	—	—	—

Derivatives, net	—	—	—	—	—
Total assets and liabilities	$4	$—	$(2)	$—	$7

($ in millions)
Description	Beginning balance as of 01/01/2023	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in net income	Total gains and (losses) included in surplus
Unaffiliated common stocks
Industrial and miscellaneous	$4	$—	$—	$—	$—

Separate Accounts assets	22	—	—	—	—
Total assets and liabilities	$26	$—	$—	$—	$—

(continued)
Description	Purchases	Issuances	Sales	Settlements	Ending balance as of 12/31/2023
Unaffiliated common stocks
Industrial and miscellaneous	$2	$—	$(1)	$—	$5

Separate Accounts assets	—	—	(22)	—	—
Total assets and liabilities	$2	$—	$(23)	$—	$5
Presented below are the aggregate fair value estimates and the admitted values of financial instruments as of December 31. The Company was able to estimate the fair value of its bonds, including LBASS, and common stocks as of December 31, 2024 and 2023.

Financial assets

($ in millions)	2024
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	NAV
Bonds:
Other than LBASS	$7,135	$7,947	$41	$7,087	$7	$—
LBASS	$7,066	$7,208	$—	$7,041	$25	$—
Unaffiliated common stocks	$7	$7	$—	$—	$7	$—
Mortgage loans on real estate	$4,071	$4,309	$—	$—	$4,071	$—
Cash equivalents	$620	$620	$620	$—	$—	$—
Short-term investments	$20	$20	$—	$20	$—	$—
Derivatives	$142	$141	$—	$142	$—	$—
Other invested assets:
Unaffiliated surplus notes	$7	$11	$—	$7	$—	$—
Residual tranches	$—	$—	$—	$—	$—	$—
LIHTC property investments	$3	$3	$—	$—	$3	$—
Separate Accounts	$2,191	$2,191	$2,191	$—	$—	$—

($ in millions)	2023
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	NAV
Bonds:
Other than LBASS	$7,218	$8,018	$41	$6,563	$614	$—
LBASS	$7,177	$7,496	$—	$7,151	$26	$—
Unaffiliated common stocks	$5	$5	$—	$—	$5	$—
Mortgage loans on real estate	$3,789	$4,165	$—	$—	$3,789	$—
Cash equivalents	$540	$540	$540	$—	$—	$—
Short-term investments	$1	$1	$—	$—	$1	$—
Derivatives	$141	$142	$—	$141	$—	$—
Other invested assets:
Unaffiliated surplus notes	$8	$11	$—	$8	$—	$—
Residual tranches	$3	$3	$—	$3	$—	$—
LIHTC property investments	$3	$3	$—	$—	$3	$—
Separate Accounts	$2,110	$2,110	$2,109	$1	$—	$—
The fair value of bonds in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of publicly traded bonds in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Non-publicly traded bonds in Level 2 are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The fair value of municipal bonds in Level 3 not rated by third-party credit rating agencies, but receiving an NAIC designation is based on quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads. Also included are municipal bonds valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable and municipal bonds in default valued based on the present value of expected cash flows. The fair value of corporate bonds in Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Other inputs for corporate bonds include an interest rate yield curve, as well as published credit spreads for similar assets that incorporate the credit quality and industry sector of the issuer. The fair value of LBASS in Level 2 is primarily based on valuation models utilizing quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads to determine fair value. Certain LBASS in Level 2 are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable. The fair value of LBASS in Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable or internal models with non-market observable inputs.
The fair value of unaffiliated common stocks in Level 3 is based on the valuation methods described earlier in this note. Certain unaffiliated private common stocks carried at fair value, which do not have readily determinable fair values, and are investments in investment companies that measure their assets at fair value on a recurring basis, are reported utilizing NAV as a practical expedient and are excluded from the fair value hierarchy.
The fair value of mortgage loans on real estate in Level 3 is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral.
The fair value of cash equivalents in Level 1 is based on unadjusted quoted prices or daily quoted net asset values for identical assets in active markets the Company can access.
The fair value of short-term investments in Level 2 is based on quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. The fair value of short-term investments in Level 3 is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral.
The fair value of derivatives in Level 2 is based on the valuation methods described earlier in this note.
The fair value of unaffiliated surplus notes in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.
The fair value of residual tranches in Level 2 is based on the valuation methods described earlier in this note.
The fair value of LIHTC property investments in Level 3 is based on internal models with non-market observable inputs.

The fair value of the assets of the Separate Account in Level 1 is based on actively traded mutual funds that have daily quoted net asset values that are readily determinable for identical assets the Company can access. The fair value of the assets of the Separate Accounts in Level 2 is based on the valuation methods described earlier in this note.
Presented below are the aggregate fair value estimates and statement values of financial instruments as of December 31.
Financial liabilities

($ in millions)	2024
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$1,540	$1,619	$—	$—	$1,540	$—
Repurchase agreement under secured borrowing	$234	$234	$—	$234	$—	$—
Derivatives	$72	$72	$—	$72	$—	$—
Separate Accounts - Derivatives	$—	$—	$—	$—	$—	$—

($ in millions)	2023
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$1,235	$1,324	$—	$—	$1,235	$—
Repurchase agreement under secured borrowing	$205	$205	$—	$205	$—	$—
Derivatives	$74	$74	$—	$74	$—	$—
Separate Accounts - Derivatives	$1	$1	$—	$1	$—	$—
The fair value of the liability for deposit-type contracts in Level 3 is generally based on the terms of the underlying contracts incorporating current market-based crediting rates for similar contracts that reflect the Company’s own credit risk. Immediate annuities without life contingencies and fixed rate funding agreements are valued at the present value of future benefits using current market-based implied interest rates and reflect the Company’s own credit risk. Fixed annuities are valued at the account value less surrender charges.
The Company received cash under repurchase agreement transactions. Repurchase agreements are short term in nature and therefore the carrying amount of these liabilities approximates fair value.
The fair value of derivatives in Level 2 is based on the valuation methods described earlier in this note.
Derivative financial instruments
Derivative financial instruments utilized by the Company during 2024 and 2023 included interest rate swap agreements, foreign currency swap agreements, total return swap agreements, futures contracts and index option contracts. The Company uses derivatives for risk reduction. Risk reduction activity is focused on managing the risks with certain assets and liabilities arising from the potential adverse impacts from changes in risk-free interest rates, changes in equity market valuations and foreign currency fluctuations. All of the Company’s derivatives are evaluated for their ongoing effectiveness as either an accounting hedge or non-hedge derivative financial instrument on at least a quarterly basis. The Company does not use derivatives for speculative purposes.
The following tables summarize the notional amount, fair value and statement value of the Company’s derivative financial instruments, including those with off-balance sheet risk as of December 31:

($ in millions)	2024
	Notional Amount		Fair Value		Statement Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Swaps	$1,861	$897	$9	$—	$8	$—
Futures	1	2	—	—	—	—
Options	1,071	1,145	133	(72)	133	(72)
Total	$2,933	$2,044	$142	$(72)	$141	$(72)

($ in millions)	2023
	Notional Amount		Fair Value		Statement Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Swaps	$257	$36	$4	$(1)	$5	$(1)
Futures	3	7	—	—	—	—
Options	940	1,007	137	(73)	137	(73)
Total	$1,200	$1,050	$141	$(74)	$142	$(74)

The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements.
The following table summarizes the credit exposure on the Company’s outstanding OTC and cleared contracts as of December 31:

($ in millions)	2024	2023
Swaps	$14	$1
Futures	—	—
Options	—	—
Total	$14	$1
Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the Company’s senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.
The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements and obtaining collateral where appropriate. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. Other derivatives, including futures and certain option contracts, are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating any potential credit risk.
Counterparty credit exposure represents the Company’s potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the statement value of OTC and cleared derivative contracts with a positive statement value at the reporting date.
Swaps
Interest rate swap agreements are agreements that periodically exchange the difference between two designated sets of cash flows, (fixed to variable rate, variable to fixed rate, or variable to variable rate), based upon designated market rates or rate indices and a notional amount. The Company primarily uses interest rate swap agreements to change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates. Cash settlements usually occur at dates specified in individual agreements. The amount of cash exchanged is equal to the difference between the rate in the contract at which the Company receives cash compared to the rate at which the Company is to pay cash.
Foreign currency swap agreements involve the periodic exchange of consideration based on relative changes in two designated currencies and, if applicable, differences between fixed rate and variable cash flows or two different variable cash flows, all based on a pre-determined notional amount. The Company enters into these agreements primarily to reduce the currency risk associated with holding foreign currency denominated investments. Cash settlements are required when the contract matures. The amount of cash exchanged is based on the difference between the specified rate on the date the contract was entered into (contract rate) compared to the actual rate on the settlement date. On the settlement date, the Company will either pay or receive cash equal to the difference between the contract rate and the actual rate multiplied by a specified notional amount.
Total return swap agreements are agreements where one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of an underlying asset, which includes both the income it generates and any capital gains. The Company uses total return swaps for capital efficiency. Cash settlements usually occur at dates specified in individual agreements. The amount of cash exchanged is equal to the difference between the set rate in the contract and the return of the underlying asset.
Futures
The Company utilizes futures contracts to hedge the equity exposure contained in equity indexed life and annuity product contracts that offer equity returns to contractholders. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of equity index contracts is always in cash. The daily cash settlements of margin gains and losses for futures contracts that receive non-hedge accounting treatment and have terminated are reported in net realized capital gains or losses. The daily cash settlements of margin gains and losses for open futures contracts that receive non-hedge accounting treatment are reported as net unrealized capital gains and losses within unassigned surplus and used in the calculation of the AVR provision.
Options
The Company purchases and writes option contracts to hedge the equity exposure contained in equity indexed life and annuity product contracts that offer equity returns to contractholders. Purchased and written index option contracts used as a hedge receive non-hedge accounting treatment. The change in the fair value of purchased/written option contracts is reported as net unrealized capital gains and losses, within unassigned surplus, with an adjustment to derivative assets/liabilities. The gain or loss on the cash settled exercise of a purchased/written index option is reported in realized capital gains or losses. If the purchased/written option contract expires without being exercised, the premiums paid/received are reported as realized capital gains or losses and the corresponding asset/liability previously recorded is reversed.
The Company entered into option contracts which required the payment/receipt of premiums at either the inception of the contract or throughout the life of the contract, depending on the agreement with counterparties and brokers.
In general, the collateral pledged by the Company is in the custody of a counterparty, a clearing house or an exchange. However, the Company has access to this collateral at any time, subject to replacement. For certain exchange traded and cleared derivatives, margin deposits are required as well as daily cash settlements of margin accounts. As of December 31, 2024 and 2023, the Company pledged securities with fair values of $4 million in the form of margin deposits. The Company pledges or obtains collateral for OTC derivative transactions when certain predetermined exposure limits are exceeded. As of December 31, 2024, counterparties pledged $8 million in cash to the Company and the Company pledged $13 million of cash to the counterparties for OTC derivatives. As of December 31, 2023, the counterparties pledged $3 million in cash collateral to the Company for OTC derivatives.
During 2024, the average fair value of derivatives held for other-than-hedging purposes was a liability of $61 thousand. There was a liability of $245 thousand derivatives held for other-than-hedging purposes as of December 31, 2024. During 2023, the Company did not have any derivatives held for other-than-hedging-purposes. There were no derivatives held for other-than-hedging purposes as of December 31, 2023.
The Company did not recognize gains or losses within net investment income related to derivatives held for other-than-hedging purposes in 2024 or 2023.
Off-balance-sheet financial instruments
The contractual amounts of off-balance sheet financial instruments as of December 31 were as follows:

($ in millions)	2024	2023
Commitments to invest in limited partnership interests	$1,225	$716
Commitments to invest in LIHTC property investments	$112	$112
Commitments to invest in private placement securities	$46	$34
Other loan commitments	$361	$673
The contractual amounts represent the amount at risk if the contract was fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless. The Company does not require collateral or other security to support off-balance-sheet financial instruments with credit risk.
Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. Commitments to invest in limited partnership interests included commitments to invest in real estate, which represent an agreement to provide additional capital for the development of real estate property. Commitments to invest in LIHTC limited partnership interests represent agreements to acquire new or additional participation in certain Low-Income Housing Tax Credits. Commitments to invest in private placement securities represent commitments to purchase private placement debt and private equity securities at a future date. The Company enters into these agreements in the normal course of business. Other loan commitments are agreements to lend to a borrower provided there is no violation of any conditions in the contract. The Company enters into these agreements to commit to future loan fundings at a predetermined amount.
5. Income Taxes
The components of the net DTA/(DTL) were as follows as of December 31:

($ in millions)	2024			2023			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross DTAs	$206	$56	$262	$179	$63	$242	$27	$(7)	$20
Valuation allowance	—	—	—	—	—	—	—	—	—
Adjusted gross DTAs	$206	$56	$262	$179	$63	$242	$27	$(7)	$20
DTAs nonadmitted	—	—	—	—	—	—	—	—	—
Subtotal – net admitted DTA	$206	$56	$262	$179	$63	$242	$27	$(7)	$20
DTLs	160	297	457	153	287	440	7	10	17
Net admitted DTA/(net DTL)	$46	$(241)	$(195)	$26	$(224)	$(198)	$20	$(17)	$3

The amount of adjusted gross DTAs admitted under each component of SSAP No. 101 was as follows as of December 31:

($ in millions)	2024
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	24	54	78
Adjusted gross DTAs expected to be realized following the balance sheet date	24	54	78
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	253
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	182	2	184
DTAs admitted as the result of application of SSAP No. 101, total	$206	$56	$262

($ in millions)	2023
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	26	61	87
Adjusted gross DTAs expected to be realized following the balance sheet date	26	61	87
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	330
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	153	2	155
DTAs admitted as the result of application of SSAP No. 101, total	$179	$63	$242

($ in millions)	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	(2)	(7)	(9)
Adjusted gross DTAs expected to be realized following the balance sheet date	(2)	(7)	(9)
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	(77)
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	29	—	29
DTAs admitted as the result of application of SSAP No. 101, total	$27	$(7)	$20
The Company’s threshold information used to determine the amount of DTAs admitted was as follows as of December 31:

($ in millions)	2024	2023
Ratio percentage used to determine recovery period and threshold limitation amount	944.1%	1,109.4%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$2,065	$2,203
The impact of tax-planning strategies on adjusted gross and net admitted DTAs was as follows as of December 31:

($ in millions)	2024		2023		Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital
Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage
Adjusted gross DTAs amount	$206	$56	$179	$63	$27	$(7)
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax-planning strategies	—%	95.8%	—%	96.8%	—%	(1.0)%
Net admitted adjusted gross DTAs amount	$206	$56	$179	$63	$27	$(7)
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax-planning strategies	—%	95.8%	—%	96.8%	—%	(1.0)%
The Company’s tax planning strategies do not include the use of reinsurance.

The tax effects of temporary differences that gave rise to significant portions of DTAs and DTLs were as follows as of December 31:

($ in millions)	2024	2023	Change
DTAs:
Ordinary
Policyholder reserves	$130	$130	$—
Investments	39	14	25
Deferred acquisition costs	24	19	5
Receivables - nonadmitted	6	9	(3)
Other	7	7	—
Subtotal	$206	$179	$27

Valuation allowance	—	—	—
Nonadmitted	—	—	—

Admitted ordinary DTAs	$206	$179	$27

Capital
Investments	$1	$2	$(1)
Net capital loss carry-forward	54	61	(7)
Other	1	—	1
Subtotal	$56	$63	$(7)

Valuation allowance	—	—	—
Nonadmitted	—	—	—

Admitted capital DTAs	$56	$63	$(7)

Admitted DTAs	$262	$242	$20

DTLs:
Ordinary
Investments	$131	$119	$12
Deferred and uncollected premium	28	32	(4)
Other	1	2	(1)
Subtotal	$160	$153	$7

Capital
Investments	$177	$196	$(19)
Other	120	91	29
Subtotal	$297	$287	$10

DTLs	$457	$440	$17

Net DTAs/DTLs	$(195)	$(198)	$3
The change in net deferred income tax comprises the following as of December 31 (this analysis is exclusive of nonadmitted assets, as the change in nonadmitted assets is reported separately from the change in net deferred income tax in the Statements of Changes in Capital and Surplus):

($ in millions)	2024	2023	Change
Total DTAs	$262	$242	$20
Total DTLs	457	440	17
Net DTAs (DTLs)	$(195)	$(198)	3
Tax effect of unrealized gains (losses)			28
Change in net deferred income tax			31
Tax effect of change in deferred income tax due to transaction settlement			—
Change in net deferred income tax relating to the provision			$31

($ in millions)	2023	2022	Change
Total DTAs	$242	$354	$(112)
Total DTLs	440	474	(34)
Net DTAs (DTLs)	$(198)	$(120)	(78)
Tax effect of unrealized gains (losses)			23
Change in net deferred income tax			(55)
Tax effect of change in deferred income tax due to transaction settlement			—
Change in net deferred income tax relating to the provision			$(55)

($ in millions)	2022	2021	Change
Total DTAs	$354	$367	$(13)
Total DTLs	474	534	(60)
Net DTAs (DTLs)	$(120)	$(167)	47
Tax effect of unrealized gains (losses)			(20)
Change in net deferred income tax			27
Tax effect of change in deferred income tax due to transaction settlement			—
Change in net deferred income tax relating to the provision			$27
The provision for incurred income taxes for the years ended December 31 was:

($ in millions)	2024	2023	Change
Current Income Tax
Federal	$58	$24	$34
Federal income tax on net capital gains (losses)	(1)	(5)	4
Federal and foreign income taxes incurred	$57	$19	$38

($ in millions)	2023	2022	Change
Current Income Tax
Federal	$24	$26	$(2)
Federal income tax on net capital gains (losses)	(5)	—	(5)
Federal and foreign income taxes incurred	$19	$26	$(7)
The provision for federal income taxes incurred was different from that which would have been obtained by applying the statutory federal income tax rate to income before taxes. The items causing this difference were as follows as of December 31:

($ in millions)	2024	Effective Tax Rate	2023	Effective Tax Rate	2022	Effective Tax Rate
Provision computed at statutory rate	$64	21.0%	$82	21.0%	$27	21.0%
Change in net deferred income taxes	(8)	(2.6)	—	—	1	1.0
Change in nonadmitted assets	3	1.1	(3)	(0.7)	—	—
Section 338 re-measurement	—	—	—	—	(14)	(10.5)
IMR amortization	5	1.5	—	—	(12)	(9.1)
Return to provision	(14)	(4.6)	—	—	—	—
LLC income	(13)	(4.2)	—	—	—	—
Transfer pricing adjustment	(9)	(3.1)	(2)	(0.6)	(2)	(1.9)
Other	(2)	(0.5)	(3)	(0.8)	(1)	(1.0)
Total statutory income taxes	$26	8.6%	$74	18.9%	$(1)	(0.5)%

Federal and foreign income taxes incurred	$58	18.9%	$24	6.1%	$26	20.9%
Realized capital gains (losses) tax	(1)	(0.3)	(5)	(1.3)	—	—
Change in net deferred income taxes	(31)	(10.0)	55	14.1	(27)	(21.4)
Total statutory income taxes	$26	8.6%	$74	18.9%	$(1)	(0.5)%
As of December 31, 2024, the Company did not have a net operating loss carry-forward available to offset future net income subject to federal income taxes. As of December 31, 2024, the Company did not have tax credit carry-forwards available to offset future net income subject to federal income taxes.
As of December 31, 2024, there are no capital gain income taxes incurred by the Company that are available for recoupment in the event of future net capital losses.
For period from January 1 to October 31, 2021 (prior to the sale of the Company on November 1, 2021), the Company joined the Corporation and its 134 domestic subsidiaries in the filing of a consolidated federal income tax return. The consolidated group elected under Internal Revenue Code (“IRC”) Section 1552(a)(2) to allocate the consolidated federal income tax liability based on each member’s federal income tax liability computed on a separate return basis, except all tax benefits resulting from operating losses and tax credits are allocated to the Company to the extent they can be utilized in the consolidated return. The Corporation is responsible for all Internal Revenue Service (“IRS”) examinations covering the periods prior to November 1, 2021.
For period from November 1 to December 31, 2021 and for the years ended December 31, 2022, 2023 and 2024, the Company joined Everlake Assurance Company (“EAC”) and ELIC Reinsurance Company (“ELIC Re”) in the filing of a consolidated federal income tax return. The consolidated group elected under IRC Section 1552(a)(2) to allocate the consolidated federal income tax liability based on each member’s federal income tax liability computed on a separate return basis; however, all tax benefits resulting from losses and tax credits are allocated to the Company to the extent they can be utilized in the consolidated return.
The Inflation Reduction Act, which created a new corporate alternative minimum tax (“CAMT”) effective January 1, 2023 for calendar year taxpayers, was enacted on August 16, 2022. Based on current IRS and Treasury guidance, the reporting entity (or the controlled group of corporations of which the reporting entity is a member) has determined that Everlake is not an “applicable corporation” for the 2024 and 2023 tax years such that it is not required to perform the CAMT calculations and therefore has not recognized any impact from the CAMT. Changes to guidance or interpretations may result in the reporting entity’s average “adjusted financial statement income” being above the thresholds and require it to perform the CAMT calculations and potentially be liable for the CAMT.

6. Information Concerning Parent, Subsidiaries and Affiliates
Related party transactions
The following transactions were entered into by the Company with related parties in 2024, 2023 and 2022 that involved more than ½ of 1% of the Company’s admitted assets. Activity resulting from reinsurance agreements, insurance contracts or cost allocation transactions in accordance with intercompany agreement provisions was excluded.
Transactions with EUHC
The Company paid an extraordinary distribution totaling $450 million in cash to EUHC, its parent, on August 30, 2024. This distribution included a $373 million dividend recorded as a reduction to unassigned funds, which was the entire amount of the Company’s unassigned funds as of the payment date. The remaining $77 million of the distribution was a return of capital that was recorded as a reduction to gross paid in and contributed surplus.
The Company paid an extraordinary distribution totaling $400 million in cash to EUHC, its parent, on August 25, 2023. This distribution included a $206 million dividend recorded as a reduction to unassigned funds, which was the entire amount of the Company’s unassigned funds as of the payment date. The remaining $194 million of the distribution was a return of capital that was recorded as a reduction to gross paid in and contributed surplus.
The Company paid an extraordinary distribution totaling $850 million in cash to EUHC, its parent, on September 30, 2022. This distribution included a $601 million dividend recorded as a reduction to unassigned funds, which was the entire amount of the Company’s unassigned funds as of the payment date. The remaining $249 million of the distribution was a return of capital that was recorded as a reduction to gross paid in and contributed surplus.
Transactions with Everlake Private Fund Borrower, LLC (“EPFB”)
On July 5, 2022, the Company formed two wholly owned subsidiaries (i) EPFB and (ii) Everlake Private Fund Midco, LLC (“EPFM”). On September 27, 2022, the Company contributed wholly owned subsidiaries EPFM and Everlake Private Fund I, LLC (“EPFI”) to EPFB in assets totaling $956 million. EPFB further contributed EPFI to EPFM in assets totaling $1.07 billion and distributed $113 million to the Company which was accounted for as a return of capital. On December 31, 2022, the Company contributed $11 million of assets to EPFB which EPFB further contributed to EPFM and EPFI. The assets transferred to EFPB were in an unrealized gain position. No gain or loss was recognized when the assets were transferred. Net investment income for 2022 includes distributions of earnings of $70 million from EPFB.
On March 31, 2023, a capital contribution totaling $341 million, consisting of common stock with fair values of $11 million and limited partnership interests of $330 million, was transferred to EPFB, which EPFB further contributed to EPFM and EPFM further contributed to EPFI.
On May 1, 2023, a capital contribution totaling $9 million of limited partnership interests and cash was transferred to EPFB, which EPFB further contributed to EPFM and EPFM further contributed to EPFI.
The Company received dividends totaling $166 million in cash from EPFB in 2024. On December 31, 2024, the Company received a distribution of $12 million in cash from EPFB. The distribution was accounted for as a return of capital.
Transactions with Everlake International Assignments, Ltd. (“EIA”)
On December 20, 2024, the Company received a dividend of $2 million in cash from EIA, a wholly owned subsidiary. On December 29, 2023, the Company received a dividend of $9 million in cash from EIA. The Company did not receive dividends from EIA in 2022.
Transactions with Everlake Settlement Corporation (“ESTC”)
On December 20, 2024, the Company received a dividend of $5 million in cash from ESTC, a wholly owned subsidiary. On December 29, 2023, the Company received a dividend of $7 million in cash from ESTC. The Company did not receive dividends from ESTC in 2022.
Transactions with Everlake Assignment Company (“EACO”)
On December 20, 2024, the Company received a dividend of $750 thousand in cash from EACO, a wholly owned subsidiary. The Company did not receive dividends from EACO in 2023 or 2022.
Surety Bonds Issued by AIC

The Company’s issuance of structured settlement annuities (“SSAs”), a type of immediate annuity, in 2013 and prior at prices determined using interest rates in effect at the time of purchase, to fund structured settlements in matters involving AIC remain in effect subsequent to the sale of the Company.
In most cases, these annuities were issued under a “qualified assignment”, whereby EACO, formerly known as Allstate Assignment Company, and prior to July 1, 2001 ESTC, formerly known as Allstate Settlement Corporation, both wholly owned subsidiaries of the Company, purchased annuities from the Company. Effective March 22, 2013, the Company no longer offers

SSAs. AIC issued surety bonds to indemnify the payment of structured settlement benefits assigned to ESTC from both AIC and unaffiliated parties, and funded by certain annuity contracts issued by the Company through June 30, 2001. ESTC entered into a General Indemnity Agreement pursuant to which it indemnified AIC for any liabilities associated with the surety bonds and gave AIC certain collateral security rights with respect to the annuities and certain other rights in the event of any defaults covered by the surety bonds. For contracts written on or after July 1, 2001, AIC no longer issues surety bonds to indemnify the payment of structured settlement benefits. Alternatively, the Company guarantees the payment of structured settlement benefits on all contracts issued on or after July 1, 2001. Reserves recorded by the Company for annuity payments that are indemnified by the surety bonds of AIC were $3.12 billion and $3.21 billion as of December 31, 2024 and 2023, respectively.
Transactions with EAC
The Company did not pay capital contributions to EAC, a wholly owned subsidiary, in 2024 or 2023. On August 19, 2022, the Company paid a capital contribution of $10 million in cash to EAC.
Reinsurance Agreement with ELIC Re
The Company and ELIC Re, a wholly owned subsidiary, entered into the Amended and Restated Coinsurance Agreement effective January 1, 2017. The original reinsurance agreement included guaranteed term life business written by the Company and Lincoln Benefit Life Company (“LBL”), a former affiliate, in 2000 through 2009. The Amended and Restated Coinsurance Agreement expanded the covered business to include guaranteed term business written by LBL and EAC with issue years 2010 through 2017. The covered businesses written by LBL and EAC were ceded to the Company and retroceded to ELIC Re. The original reinsurance agreement was initially set up as a coinsurance agreement but was amended to a coinsurance agreement with partial funds withheld effective December 1, 2016, whereby the Company retains a specified amount of the assets on its books. Funds withheld under the Amended and Restated Coinsurance Agreement was $694 million and $723 million as of December 31, 2024 and 2023, respectively. Funds withheld expense was $29 million, $30 million and $32 million in 2024, 2023 and 2022, respectively.
Pursuant to the provisions of the Amended and Restated Coinsurance Agreement with ELIC Re, the final annual experience refund calculation is performed as of the last day of each calendar year and is payable on or before March 31 of the following year. The Company recorded an experience refund receivable in the amount of $127 million and $125 million as of December 31, 2024 and 2023, respectively, which was included in reinsurance recoverable and other reinsurance receivables in the Statements of Financial Position.
Gross life insurance in force ceded to ELIC Re attributable to the Amended and Restated Coinsurance Agreement was $111.84 billion and $121.48 billion as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the Company ceded $2.29 billion and $2.35 billion, respectively, of life reserves to ELIC Re. The Company also ceded premiums to ELIC Re in the amount of $218 million, $238 million and $255 million in 2024, 2023 and 2022, respectively.
The Company, ELIC Re and The Bank of New York Mellon (“BONY”) are party to an Amended and Restated Trust Agreement whereby the Company and ELIC Re created a trust account to be held by BONY for the benefit of the Company in connection with the Amended and Restated Coinsurance Agreement between the Company and ELIC Re.
Funds Withheld Reinsurance Agreement with Everlake Reinsurance Limited (“ERL”)
On November 1, 2021, the Company and ERL, a wholly owned subsidiary of EUHC, entered into a Funds Withheld Reinsurance Agreement, whereby the Company ceded to ERL 35% of the majority of the Company’s net in force liabilities. In consideration for ERL's assumption of these liabilities, the Company transferred assets of an amount equal to the statutory liabilities ceded (net of other reinsurance), to a funds withheld portfolio, and paid ERL a ceding commission of $500 million. The ceded liabilities include life contracts, accident and health contracts, and deposit-type contracts. Under SSAP No. 61, Life, Deposit-Type and Accident and Health Reinsurance (“SSAP No. 61”), reserve credits are recorded for the life and accident and health contracts and a funds withheld payable is established. Deposit-type contracts follow deposit accounting that only allows for recording receipts or disbursements exchanged between the entities. Since this is a funds withheld arrangement, there was no adjustment to the liability for deposit-type funds at inception. Funds withheld under the Funds Withheld Reinsurance Agreement, including the addendum to the Master Retrocession Agreement, was $6.38 billion and $6.55 billion as of December 31, 2024 and 2023, respectively. Funds withheld expense was $422 million, $364 million and $376 million in 2024, 2023 and 2022, respectively.
Gross life insurance in force ceded to ERL attributable to the reinsurance agreement was $48.25 billion and $51.29 billion as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the Company ceded $6.15 billion and $6.31 billion, respectively, of life reserves to ERL. The Company also ceded life premiums to ERL in the amount of $414 million, $518 million and $322 million in 2024, 2023 and 2022, respectively. Accident and health reserves credit taken other than for unearned premium was $15 million and $17 million as of December 31, 2024 and 2023, respectively. Accident and health premiums ceded to ERL was $1 million, $1 million and $430 thousand in 2024, 2023 and 2022, respectively.

Master Retrocession Agreement with ERL
Effective September 1, 2023, the Company and ERL entered into the Master Retrocession Agreement, whereby the Company may retrocede a quota share of any new assumed reinsurance transactions to ERL through an addendum to the Master Retrocession Agreement. The Company ceded $124 million and $208 million of premiums to ERL under the Master Retrocession Agreement with ERL in 2024 and 2023, respectively. The Company ceded $350 million and $216 million of reserves to ERL under the Master Retrocession Agreement with ERL as of December 31, 2024 and 2023, respectively.
Master Retrocession Agreement with Herald Reinsurance Limited (“Herald Re”)
Effective April 1, 2024, the Company and Herald Re entered into a Master Retrocession Agreement, whereby the Company may retrocede a quota share of any new assumed reinsurance transactions to Herald Re through an addendum to the Master Retrocession Agreement. Funds withheld under the Master Retrocession Agreement was $233 million as of December 31, 2024. Funds withheld expense was $10 million in 2024. The Company ceded $224 million of premiums and $231 million of reserves to Herald Re under the Master Retrocession Agreement with Herald Re in 2024. Herald Re is a reinsurance company affiliated with Blackstone Inc. which (i) is the ultimate parent company of the general partners that manage Blackstone Private Equity Strategies Associates L.P. and Blackstone Private Equity Strategies Fund SICAV, investment funds that hold the indirect equity interests in the Herald Re’s parent and (ii) is the ultimate parent company of the general partner that manages Everlake Holdings, LP.
Coinsurance and Modified Coinsurance Agreement with EAC
Effective January 1, 2017, the Company entered into a coinsurance agreement with EAC, whereby the Company assumed the guaranteed term business issued by EAC in 2015 through 2017, which was retroceded to ELIC Re pursuant to the Amended and Restated Coinsurance Agreement. As of December 31, 2024 and 2023, the Company assumed $520 million and $499 million, respectively, of life reserves attributable to this agreement. The Company also assumed premiums from EAC in the amount of $64 million, $68 million and $72 million in 2024, 2023 and 2022, respectively.
Effective December 1, 2020, the Company and EAC entered into a reinsurance agreement whereby EAC transferred assets of $184 million to the Company and ceded on a 100% coinsurance basis corresponding term life and universal life general account policy liabilities plus an adjustment for IMR of $12 million. Under the terms of the agreement, $25 million of variable life separate account liabilities were also assumed from EAC on a modified coinsurance basis. As of December 31, 2024 and 2023, the Company assumed $466 million and $385 million, respectively, of life reserves attributable to this agreement. The Company also assumed premiums from EAC in the amount of $228 million, $248 million and $267 million in 2024, 2023 and 2022, respectively.
The Company reported the following as payable to affiliates as of December 31:

($ in millions)	2024	2023
Everlake Services Company (“ESCO”)	$35	$32
Blackstone ISG-1 Advisors LLC (“BIS”)	15	14
Total	$50	$46
The Company had receivables of $10 million and $9 million due from EAC as of December 31, 2024 and 2023, respectively. Intercompany receivable and payable balances are evaluated on an individual company basis. Net intercompany balances are generally settled quarterly.
Significant related party agreements
EPFB entered into a senior secured Credit Agreement (the “Credit Agreement”) with a third party lender, dated September 27, 2022 and maturing on September 27, 2037. The aggregate initial lender commitment is $900 million and borrowings may be used: (i) to finance EPFI’s origination and/or purchase of assets, (ii) to pay fees and expenses as specified in the Credit Agreement, (iii) to make distributions to the members of EPFB subject to the conditions in the Credit Agreement and (iv) to pay for general working capital purposes of EPFB and its subsidiaries. The principal amount of borrowings as of September 30, 2022 was $150 million.
On November 1, 2021, the Company, Everlake Holdings, LP and certain of its affiliated companies entered into an Expense Sharing and Services Agreement to allow for the provision by ESCO and the affiliates of certain services and facilities to the Company, EAC and other affiliates from time to time.
On November 1, 2021, the Company, ELIC Re, EAC, and Everlake Distributors, LLC entered into a Consolidated Federal Income Tax Agreement to provide for the allocation of consolidated federal income tax liability and the manner of computation of the amounts and times of payments.
On November 1, 2021, the Company and BIS entered into an Investment Management Agreement whereby BIS provides investment management services and advice. BIS is affiliated with Blackstone Inc., the ultimate parent company of the general partner that manages Everlake Holdings, LP. Everlake Holdings, LP is an investment fund and is the Company’s indirect parent. Investment structures originated and, in some cases, also managed by BIS, are classified as affiliated investments, however nearly all the underlying investments in the structures are not affiliated with BIS. As of December 31, 2024, the affiliated investments with BIS under this Agreement were $6.81 billion.
Investments in subsidiaries, controlled or affiliated (“SCA”) entities
The Company has investments in the following 100% owned noninsurance subsidiaries (SSAP No. 97 8b(iii) entities): EIA, formerly known as Allstate International Assignments, Ltd, ESTC and EACO. The Company’s gross investment in EIA was $1 million and $2 million as of December 31, 2024 and 2023, respectively. The Company’s gross investment in ESTC was $8 million and $12 million as of December 31, 2024 and 2023, respectively. The Company’s gross investment in EACO was $127 thousand and $1 million as of December 31, 2024 and 2023, respectively. Investments in EIA, ESTC and EACO were not admitted as of December 31, 2024 or 2023, therefore, they were excluded from Sub-2 filing requirements in 2024 and 2023.
As of December 31, 2024 and 2023, the Company determined its carrying value of its investment in EPFB as the value of the GAAP equity of EPFB as required by SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities. All liabilities, commitments, contingencies, guarantees and obligations of EPFB, which are required to be recorded as liabilities, commitments, contingencies, guarantees and obligations under applicable accounting guidance, were reflected in the Company’s determination of the carrying value of its investment in EPFB.
The Company did not have investments in SCA entities, partnerships, joint ventures or limited liability companies whose share of losses exceeded its reported investment as of December 31, 2024 or 2023.
7. Company Benefit Plans
The Company utilizes the services of ESCO employees. ESCO uses Insperity PEO Services, L.P. as its outsourced human resource and administrative service company. Insperity PEO Services, L.P. offers various benefits, including the Insperity 401(k) Plan, to eligible ESCO employees. The Company was allocated its share of the cost associated with these benefits. The Company’s allocated share of these benefits, before reinsurance, was $2 million, $1 million and $1 million in 2024, 2023 and 2022, respectively.
8. Capital and Surplus and Dividend Restrictions
Capital stock
The Company had 23,800 common shares authorized, issued and outstanding as of December 31, 2024 and 2023. All common shares had a par value of $227 per share. In addition, the Company had 3,000,000 shares of preferred stock authorized, but none issued and outstanding as of December 31, 2024 and 2023. All preferred stock shares had a par value of $100 per share.
Unassigned surplus
The components contributing to the cumulative increase or (reduction) of unassigned surplus as of December 31 were as follows:

($ in millions)	2024	2023
Net unrealized capital gains (losses) less capital gains tax	$344	$342
Nonadmitted assets	$(50)	$(56)
AVR	$(528)	$(511)
Special surplus funds
The special surplus funds balance was $142 million and $155 million as of December 31, 2024 and 2023, respectively, and was related to the Company’s admitted net negative IMR. Refer to Note 18 - Net negative (disallowed) IMR for additional information related to the Company’s admitted net negative IMR.

Dividend restrictions
The ability of the Company to pay dividends is generally dependent on business conditions, income, cash requirements, receipt of dividends and other relevant factors. More specifically, the Illinois Insurance Code (“Code”) provides a two-step process. First, no dividend may be declared or paid except from earned (unassigned) surplus, as distinguished from contributed surplus, nor when the payment of a dividend reduces surplus below the minimum amount required by the Code, and surplus for determining whether a dividend may be declared shall not include unrealized appreciation from investments. Secondly, a determination of the ordinary versus extraordinary dividends that can be paid is formula based and considers net income and capital and surplus, as well as the timing and amounts of dividends paid in the preceding twelve months as specified by the Code. Dividends are not cumulative. Additionally, any dividend cannot result in capital and surplus being less than the minimum amount required by law. As of December 31, 2024, the Company cannot declare or pay dividends without the prior approval of the IL DOI because of its negative unassigned surplus position of $213 million excluding unrealized appreciation from investments. Until November 1, 2024, the Company was required to obtain prior written approval from the IL DOI to declare or distribute any shareholder dividend (both ordinary and extraordinary).

9. Liabilities, Contingencies and Assessments
Contingent commitments
Refer to Note 4, Fair Value Measurements - Off-balance sheet financial instruments, for information regarding contingent commitments to invest.
Guaranty fund assessments
The Company’s policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile’s statutory definition of insolvency and the amount of the loss is reasonably estimable. As of December 31, 2024, the Company had accrued $1 million for future guaranty fund assessments and the related premium tax offset expected to be received. As of December 31, 2023, the Company accrued $3 million for future guaranty fund assessments, and $2 million for the related premium tax offset expected to be received. Premium tax offsets are realized on a straight-line basis over the period allowed by each individual state once the guaranty fund assessment has been paid. The Company did not recognize an impairment loss on the premium tax offsets in 2024, 2023 or 2022.
Reconciliations of assets recognized from paid and accrued premium tax offsets and policy surcharges were as follows:

($ in millions)	2024	2023
Assets recognized from paid and accrued premium tax offsets and policy surcharges as of prior year end	$5	$5
Decreases during the year	2	—
Increases during the year	1	—
Assets recognized from paid and accrued premium tax offsets and policy surcharges as of current year end	$4	$5
Liabilities and assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2024:

Discount rate applied				4.3%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency:
($ in thousands)	Guaranty fund assessment		Related assets
Name of the insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$3	$3	$3	$2
Penn Treaty Network America Insurance Company	$54	$23	$42	$20

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:
	Payables			Recoverables
Name of the insolvency	Number of Jurisdictions	Range of years	Weighted average number of years	Number of Jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	27	20-54	48	25	20-54	49
Penn Treaty Network America Insurance Company	18	36-50	45	16	36-50	46

Liabilities and assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2023:

Discount rate applied				4.3%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency:
($ in thousands)	Guaranty fund assessment		Related assets
Name of the insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$6	$3	$5	$3
Penn Treaty Network America Insurance Company	$124	$77	$65	$55

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:
	Payables			Recoverables
Name of the insolvency	Number of Jurisdictions	Range of years	Weighted average number of years	Number of Jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	30	10-55	48	27	10-55	49
Penn Treaty Network America Insurance Company	38	37-56	48	34	37-56	48

Guarantee agreements
The Company was a party to the following guarantee agreements as of December 31, 2024:

($ in millions)
1	2	3	4	5
Nature and circumstances of guarantee and key attributes, including date and duration of the agreement	Liability recognition of guarantee (Include amount recognized at inception. If no initial recognition, document exception allowed under SSAP No. 5)	Ultimate financial statement impact if action under the guarantee required	Maximum potential amount of future payments (undiscounted) the guarantor could be required to make under the guarantee. If unable to develop an estimate, this should be specially noted	Current status of payment of performance risk of guarantee. Also provide additional discussion as warranted
With third parties
The Company guarantees the payment of certain settlement arrangements in the event LBL is unable to make such payments.	$7	Expenses	$7	There have been no payments made
The Company guarantees the payment of surrender proceeds for a specific block of universal life policies sold through LBL in the event LBL is unable to meet its obligation.	—	Expenses	—	In 2014, the Company made payments of $467 thousand to 4 policyholders that surrendered their policies.
The Company guarantees the payment of certain structured settlement arrangements and third party payment obligations intended to be qualified assignments, established by EACO and EIA and funded by annuities purchased from ALNY.	- (1)	Expenses	568	There have been no payments made
The Company guarantees the payment of certain structured settlement arrangements and third party payment obligations to injured parties and contingent recipients through certain reinsurance agreements in the event ALNY is unable to make such payments.	- (1)	Expenses	—	There have been no payments made
Total	$7		$575
(1) Guarantees relate to a previous wholly-owned subsidiary, ALNY, that continue to be maintained after the sale.
None of the agreements above contained recourse provisions that would enable the Company to recover amounts paid to third parties under the guarantees and there were no assets held by the Company as collateral under the agreements.
In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third-party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

Total guarantee obligations if performance under the guarantees had been triggered were as follows as of December 31:

($ in millions)	2024	2023
Aggregate maximum potential of future payments of all guarantees (undiscounted) the guarantor could be required to make under guarantees	$575	$585
Current noncontingent liabilities recognized	$7	$7
Current contingent liabilities recognized	$—	$—

Ultimate financial statement impact if action under the guarantee is required
Investments in SCA	$—	$—
Joint venture	—	—
Expense	575	585
Total	$575	$585

10. Debt
Federal Home Loan Bank (“FHLB”) Agreements
On February 25, 2022, the Company received approval of membership in the FHLB. In connection with membership, the Company purchased $3 million of stock in the FHLB. Following Annual Membership Recalculation performed by FHLB, the Company purchased an additional $2 million of stock in FHLB on April 4, 2023. Acquisition of FHLB capital stock allows members to conduct business activity (borrowings) from an FHLB. These borrowings may take different forms such as debt or funding agreements. The Company may use advances or funding agreements in a manner consistent with the Company's general philosophy of managing its investments, balance sheet, and cash flows in a prudent and conservative manner. Cash advances may be used for investment spread strategies (recorded as funding agreements) or general operations should the need arise (recorded as debt). In 2024 and 2023, all cash advances were used for investment spread opportunities. The Company will have borrowing capacity from the FHLB limited to (1) the amount of eligible assets to pledge and (2) 10% of net admitted assets. As of December 31, 2024 and 2023, the Company’s maximum borrowing capacity with FHLB is $1.66 billion and $441 million, respectively. These maximum borrowing amounts are calculated based on the collateral posted with FHLB.
Aggregate totals of FHLB capital stock owned by the Company as of December 31 are as follows:

($ in millions)	Total	General Account	Separate Accounts
Current Year
Membership stock - Class A	$—	$—	$—
Membership stock - Class B	7	7	—
Activity stock	—	—	—
Excess stock	—	—	—
Aggregate total	$7	$7	$—
Actual or Estimated Borrowing Capacity as Determined by the Insurer	$1,664	XXX	XXX

Prior year-end
Membership stock - Class A	$—	$—	$—
Membership stock - Class B	2	2	—
Activity stock	3	3	—
Excess stock	—	—	—
Aggregate total	$5	$5	$—
Actual or Estimated Borrowing Capacity as Determined by the Insurer	$441	XXX	XXX
As of December 31, 2024, all of the Company’s ownership in FHLB Class B membership stock is not eligible for redemption.

Amount borrowed from FHLB as of December 31 were as follows:

($ in millions)	Total	General Account	Separate Accounts	Funding Agreements Reserves Established
Current Year
Debt	$—	$—	$—	$ XXX
Funding agreements	145	145	—	145
Other	—	—	—	XXX
Aggregate total	$145	$145	$—	$145

Prior year-end
Debt	$—	$—	$—	$ XXX
Funding agreements	54	54	—	54
Other	—	—	—	XXX
Aggregate total	$54	$54	$—	$54
Maximum amount borrowed from FHLB during 2024 were as follows:

($ in millions)	Total	General Account	Separate Accounts

Debt	$—	$—	$—
Funding agreements	145	145	—
Other	—	—	—
Aggregate total	$145	$145	$—
The Company does not have prepayment obligations under the above arrangements.
Amount of collateral pledged to FHLB as of December 31:

($ in millions)	Fair value	Carrying value	Aggregate total borrowing
Current year total General and Separate Accounts - Total collateral pledged	$2,250	$2,372	$145
Current year General Account - Total collateral pledged	$2,250	$2,372	$145
Current year Separate Accounts - Total collateral pledged	$—	$—	$—
Prior year-end total General and Separate Accounts - Total collateral pledged	$568	$608	$54
Maximum amount of collateral pledged to FHLB during the reporting period:

($ in millions)	Fair value	Carrying value	Amount borrowed at time of maximum collateral
Current year total General and Separate Accounts - Maximum collateral pledged	$2,348	$2,466	$145
Current year General Account - Maximum collateral pledged	$2,348	$2,466	$145
Current year Separate Accounts - Maximum collateral pledged	$—	$—	$—
Prior year-end total General and Separate Accounts - Maximum collateral pledged	$579	$614	$54
Repurchase Agreements Transactions Accounted for as Secured Borrowing
Effective the fourth quarter of 2022, the Company is a party to secured financing transactions whereby certain securities are sold under repurchase agreements, in which the Company transfers securities in exchange for cash, with an agreement by the Company to repurchase the same or substantially similar securities at agreed-upon dates specified in the agreements. Under the repurchase agreements the Company requires collateral equal to, at a minimum, 97 percent of the fair value of the transferred securities. Cash collateral received is invested in various securities and the offsetting collateral liabilities are classified as repurchase agreements and included in aggregate write-ins for liabilities.
The Company manages risk associated with repurchase agreements through counterparty selection and collateral requirements. Repurchase agreements remain subject to counterparty risk and risk of changes in the fair value of the transferred securities. Losses may be recognized if the counterparty defaults or if the fair value of the transferred securities decline to below the amount by which the Company is required to repurchase the securities. The Company manages these risks with collateral requirements and monitoring the fair value of the transferred securities for declines in fair value. If the Company believes there is a risk of sustained decline in fair value, the Company can repurchase securities immediately to limit losses.
To the extent that the maturity dates of the collateral liability do not match those of the reinvested assets, the Company has other sources of liquidity, including tradable securities, which could be used to return cash collateral. The sources of liquidity to be used to return cash collateral would be dependent upon current market conditions.
As of December 31, 2024, securities with a fair value of approximately $237 million were subject to repurchase agreements to secure amounts borrowed by the Company. Such securities are classified as bonds and other invested assets on the Company’s balance sheet and were disclosed as restricted assets in Note 3.
All repurchase agreements the Company had in 2024 were bilateral agreements.
The Company reported the following original (flow) and residual maturity for repurchase transactions in 2024:

($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
Open - No maturity	$200	$176	$285	$355

Ending Balance
Open - No maturity	$75	$85	$285	$230
The Company reported the following securities sold under repurchase secured borrowing in 2024:

($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
BACV	XXX	XXX	XXX	$466
Nonadmitted - Subset of BACV	XXX	XXX	XXX	$—
Fair value (“FV”)	$223	$188	$303	$376

Ending Balance
BACV	XXX	XXX	XXX	$305
Nonadmitted - Subset of BACV	XXX	XXX	XXX	$—
FV	$77	$86	$302	$237
The Company reported the following securities sold under repurchase secured borrowing by NAIC Designation as of December 31, 2024:

($ in millions)	NONE	NAIC 1	NAIC 2	NAIC 3
Ending Balance
Bonds - BACV	$—	$154	$141	$—
Other invested assets - BACV	—	10	—	—
Total assets - BACV	$—	$164	$141	$—

Bonds - FV	$—	$122	$108	$—
Other invested assets - FV	—	7	—	—
Total assets - FV	$—	$129	$108	$—

	NAIC 4	NAIC 5	NAIC 6	Nonadmitted
Ending Balance
Bonds - BACV	$—	$—	$—	$—
Other invested assets - BACV	—	—	—	—
Total assets - BACV	$—	$—	$—	$—

Bonds - FV	$—	$—	$—	$—
Other invested assets - FV	—	—	—	—
Total assets - FV	$—	$—	$—	$—

The Company reported the following collateral received under secured borrowing in 2024:

($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
Cash	$200	$176	$285	$355
Securities (FV)	$—	$—	$—	$—

Ending Balance
Cash	$75	$85	$285	$230
Securities (FV)	$—	$—	$—	$—
The Company reported the following cash and non-cash collateral received under secured borrowing by NAIC Designation as of December 31, 2024:

($ in millions)	NONE	NAIC 1	NAIC 2	NAIC 3
Ending Balance
Cash	$230	$—	$—	$—
Total collateral assets - FV	$230	$—	$—	$—

	NAIC 4	NAIC 5	NAIC 6	Nonadmitted
Ending Balance
Cash	$—	$—	$—	$—
Total collateral assets - FV	$—	$—	$—	$—
The Company reported the following allocation of aggregate collateral by remaining contractual maturity as of December 31, 2024:

($ in millions)	Fair Value
Overnight and continuous	$230
30 days or less	$—
31 to 90 days	$—
> 90 days	$—
The Company reported the following allocation of aggregate collateral reinvested by remaining contractual maturity as of December 31, 2024:

($ in millions)	Amortized Cost	Fair Value
30 days or less	$—	$—
31 to 60 days	$—	$—
61 to 90 days	$—	$—
91 to 120 days	$—	$—
121 to 180 days	$—	$—
181 to 365 days	$20	$20
1 to 2 years	$—	$—
2 to 3 years	$—	$—
> 3 years	$210	$207
The Company reported the following liability to return collateral under secured borrowing in 2024:

($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
Cash (Collateral - All)	$200	$210	$289	$355
Securities collateral (FV)	$—	$—	$—	$—

Ending Balance
Cash (Collateral - All)	$75	$86	$289	$234
Securities collateral (FV)	$—	$—	$—	$—

11. Reinsurance
For certain term life insurance policies issued prior to October 2009, the Company ceded up to 90% of the mortality risk depending on the year of policy issuance under coinsurance agreements to a pool of thirteen unaffiliated reinsurers. Effective October 2009, mortality risk on term business is ceded under yearly renewable term agreements under which the Company cedes mortality in excess of its retention, which is consistent with how the Company generally reinsures its permanent life insurance business. The following table summarizes those retention limits by period of policy issuance.

Period	Retention limits
April 2015 through current	Single life: $2 million per life Joint life: no longer offered
April 2011 through March 2015	Single life: $5 million per life, $3 million age 70 and over, and $10 million for contracts that meet specific criteria
Joint life: $8 million per life, and $10 million for contracts that meet specific criteria
July 2007 through March 2011	$5 million per life, $3 million age 70 and over, and $10 million for contracts that meet specific criteria
September 1998 through June 2007	$2 million per life. In 2006 the limit was increased to $5 million for instances when specific criteria were met
August 1998 and prior	Up to $1 million per life
The estimated amount of the aggregate reduction in surplus, for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than for nonpayment of premium or other similar credits, of termination of all reinsurance agreements, by either party, was $2 million and $2 million as of December 31, 2024 and 2023, respectively.
Effective September 1, 2023, the Company entered into a forward flow reinsurance agreement with Fidelity & Guaranty Life Insurance Company (“F&G”), whereby the Company assumes, on a coinsurance basis, certain MYGAs written by F&G. The Company assumed premiums of $568 million and $595 million from F&G in 2024 and 2023, respectively. Reserves assumed from F&G were $1.22 billion and $618 million as of December 31, 2024 and 2023, respectively.
Effective November 11, 2024, the Company entered into a forward flow reinsurance agreement with Minnesota Life Insurance Company (“MLIC”), whereby the Company assumes, on a coinsurance basis, a variable quota share of certain fixed index annuity contracts written by MLIC. The Company assumed premiums of $11 million from MLIC in 2024. Reserves assumed by the Company from MLIC were $11 million as of December 31, 2024.
As of December 31, 2024, the gross life insurance in force was $287.45 billion of which $191.48 billion was ceded to affiliates and other unaffiliated reinsurers. As of December 31, 2023, the gross life insurance in force was $310.18 billion of which $208.25 billion was ceded to affiliates and other unaffiliated reinsurers.
The effects of reinsurance on premiums and annuity considerations, and benefits for the years ended December 31 were as follows:

($ in millions)	2024	2023	2022
Premiums and annuity considerations
Direct	$342	$358	$383
Assumed	1,459	1,532	1,015
Ceded	(976)	(868)	(736)
Premiums and annuity considerations, net of reinsurance	$825	$1,022	$662

($ in millions)	2024	2023	2022
Benefits
Direct	$2,234	$2,111	$1,942
Assumed	894	825	784
Ceded	(1,539)	(1,446)	(1,376)
Benefits, net of reinsurance	$1,589	$1,490	$1,350
Reserves assumed for all reinsurance agreements were $8.95 billion and $8.31 billion as of December 31, 2024 and 2023, respectively. Reinsurance receivables in the Statements of Financial Position were $171 million and $241 million as of December 31, 2024 and 2023, respectively. All related reserves are included in the Statements of Financial Position.

The Company wrote off reinsurance balances due from the following companies totaling $11 million, $11 million and $11 million in 2024, 2023 and 2022, respectively.

($ in millions)	2024	2023	2022
Claims incurred	$—	$—	$—
Claims adjustment expenses incurred	$—	$—	$—
Premiums earned	$—	$—	$—
Other	$11	$11	$11

Company	Amount	Amount	Amount
Scottish Re (U.S.), Inc. (“SRUS”)	$11	$11	$11
As of December 31, 2024 and 2023, the Company was subject to Actuarial Guideline XLVIII, which establishes uniform standards governing XXX or AXXX reserve financing arrangements for life insurance. There was one reinsurance contract under which covered policies were ceded by the Company. Funds consisting of primary security were held by the Company on a funds withheld basis in an amount at least equal to the required level of primary security. Other security was held in trust for the benefit of the Company in an amount at least equal to the portion of statutory reserves as to which primary security was not held.
The Company reported the following in its operations as a result of commutations of reinsurance in 2024, 2023 and 2022.

($ in millions)	2024	2023	2022
Claims incurred	$—	$—	$—
Claims adjustment expenses incurred (1)	$(4)	$(4)	$(4)
Premiums earned	$2	$2	$2
Other	$—	$—	$—

Total by Company
Transamerica Financial Life Insurance Company	$(2)	$(2)	$—
LBL	$—	$—	$(2)
(1) Includes $4 million, $2 million and $3 million of death benefits and $322 thousand, $2 million and $1 million of increase in reserves for 2024, 2023 and 2022, respectively.
Net loss recognized as a result of commutations was $2 million, $2 million and $2 million in 2024, 2023 and 2022, respectively.

12. Direct Premium Written/Produced by Managing General Agents (“MGAs”)/Third Party Administrators (“TPAs”)
The aggregate amount of direct premiums written/produced by MGAs/TPAs for the year ended December 31, 2024, 2023 and 2022 was $342 million, $358 million and $383 million, respectively, which was greater than 5% of the Company’s surplus. AIC began providing administrative services to the Company on November 1, 2021 pursuant to a Transition Services Agreement entered into in connection with the sale of the Company. In accordance with the Master Services Agreement entered on November 22, 2021 with Transactions Applications Group, Inc., a wholly owned subsidiary of NTT DATA Services Holdings Corporation (“NTT Data”), administrative services provided by AIC are being transitioned to NTT Data over a multi-year period. The following table presents information for the MGA/TPA:

($ in millions)					Total Direct Premiums Written/Produced by
Name and Address of MGA/TPA	FEIN Number	Exclusive Contract	Types of Business Written	Types of Authority Granted*	2024	2023	2022
Allstate Insurance Company 3100 Sanders Road, STE 201 Northbrook, IL 60062	36-0719665	No	Individual life, group life, individual annuity, group annuity	C, CA, P, R	$249	$299	$353
Prudential Ins Company of America 751 Broad Street Newark, NJ 07102	22-1211670	No	Individual annuity, group annuity	C, CA, P, R	—	1	3
Driasi 7930 Century Boulevard Chanhassen, MN 55317	41-1430210	No	Individual life, group life, individual A&H, group A&H	C, CA, P, R	7	8	9
One Main Financial 601 N.W. 2nd Street Evansville, IN 47708		No	Individual life, group life, individual A&H, group A&H	C, CA, P, R	14	15	17
LifeCare Assurance Company 21600 Oxnard Street Woodland Hills, CA 91367	86-0388413	No	Individual A&H, group A&H	C, CA, P, R	10	1	1
NTT Data 777 Research Drive Lincoln, NE 68521	04-2437166	No	Individual life, group life, individual annuity, group annuity	C, CA, P	62	34	—
Total					$342	$358	$383

C- * C - Claims payment
CA - Claims adjustment
P - Premium collection
R - Reinsurance ceding

13. Analysis of Annuity Actuarial Reserves and Deposit-Type Liabilities by Withdrawal Characteristics
Withdrawal characteristics of annuity reserves and deposit-type contracts and other liabilities without life or disability contingencies were as follows as of December 31:

($ in millions)	2024
	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$170	$—	$—	$170	1.8%
b. At book value less current surrender charge of 5% or more	1,243	—	—	1,243	12.9
c. At fair value	15	—	863	878	9.1
d. Total with market value adjustment or at fair value (total of a through c)	1,428	—	863	2,291	23.8%
e. At book value without adjustment (minimal or no charge or adjustment)	1,864	17	—	1,881	19.6
(2) Not subject to discretionary withdrawal	5,429	—	16	5,445	56.6
(3) Total (gross: direct + assumed)	8,721	17	879	9,617	100.0%
(4) Reinsurance ceded	3,432	—	—	3,432
(5) Total (net) (3) – (4)	$5,289	$17	$879	$6,185
(6) Amount included in (1)b above that will move to (1)e for the first time within the year after the statement date	$—	$—	$—	$—

GROUP ANNUITIES:
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$77	$—	$—	$77	2.9%
b. At book value less current surrender charge of 5% or more	9	—	—	9	0.3
c. At fair value	—	—	1,251	1,251	46.9
d. Total with market value adjustment or at fair value (total of a through c)	86	—	1,251	1,337	50.1%
e. At book value without adjustment (minimal or no charge or adjustment)	592	1	—	593	22.2
(2) Not subject to discretionary withdrawal	730	—	10	740	27.7
(3) Total (gross: direct + assumed)	1,408	1	1,261	2,670	100.0%
(4) Reinsurance ceded	746	—	—	746
(5) Total (net) (3) – (4)	$662	$1	$1,261	$1,924
(6) Amount included in (1)b above that will move to (1)e for the first time within the year after the statement date	$1	$—	$—	$1

DEPOSIT-TYPE CONTRACTS (no life contingencies):
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$—	$—	$—	$—	—%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—
c. At fair value	1	—	—	1	—
d. Total with market value adjustment or at fair value (total of a through c)	1	—	—	1	—%
e. At book value without adjustment (minimal or no charge or adjustment)	52	—	—	52	3.1
(2) Not subject to discretionary withdrawal	1,619	—	—	1,619	96.9
(3) Total (gross: direct + assumed)	1,672	—	—	1,672	100.0%
(4) Reinsurance ceded	—	—	—	—
(5) Total (net) (3) – (4)	$1,672	$—	$—	$1,672
(6) Amount included in (1)b above that will move to (1)e for the first time within the year after the statement date	$—	$—	$—	$—

($ in millions)	2023
	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$208	$—	$—	$208	2.1%
b. At book value less current surrender charge of 5% or more	618	—	—	618	6.3
c. At fair value	17	—	834	851	8.7
d. Total with market value adjustment or at fair value (total of a through c)	843	—	834	1,677	17.1%
e. At book value without adjustment (minimal or no charge or adjustment)	2,225	38	—	2,263	23.0
(2) Not subject to discretionary withdrawal	5,878	—	14	5,892	59.9
(3) Total (gross: direct + assumed)	8,946	38	848	9,832	100.0%
(4) Reinsurance ceded	3,381	—	—	3,381
(5) Total (net) (3) – (4)	$5,565	$38	$848	$6,451
(6) Amount included in (1)b above that will move to (1)e for the first time within the year after the statement date	$—	$—	$—	$—

GROUP ANNUITIES:
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$91	$—	$—	$91	3.3%
b. At book value less current surrender charge of 5% or more	1	—	—	1	—
c. At fair value	—	—	1,198	1,198	43.2
d. Total with market value adjustment or at fair value (total of a through c)	92	—	1,198	1,290	46.5%
e. At book value without adjustment (minimal or no charge or adjustment)	686	1	—	687	24.8
(2) Not subject to discretionary withdrawal	785	—	11	796	28.7
(3) Total (gross: direct + assumed)	1,563	1	1,209	2,773	100.0%
(4) Reinsurance ceded	824	—	—	824
(5) Total (net) (3) – (4)	$739	$1	$1,209	$1,949
(6) Amount included in (1)b above that will move to (1)e for the first time within the year after the statement date	$1	$—	$—	$1

DEPOSIT-TYPE CONTRACTS (no life contingencies):
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$—	$—	$—	$—	—%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—
c. At fair value	1	—	—	1	—
d. Total with market value adjustment or at fair value (total of a through c)	1	—	—	1	—%
e. At book value without adjustment (minimal or no charge or adjustment)	61	—	—	61	4.4
(2) Not subject to discretionary withdrawal	1,328	—	—	1,328	95.6
(3) Total (gross: direct + assumed)	1,390	—	—	1,390	100.0%
(4) Reinsurance ceded	—	—	—	—
(5) Total (net) (3) – (4)	$1,390	$—	$—	$1,390
(6) Amount included in (1)b above that will move to (1)e for the first time within the year after the statement date	$—	$—	$—	$—

Reconciliation of total annuity actuarial reserves and deposit fund liabilities was as follows as of December 31:
($ in millions)	2024	2023
Life & Accident & Health Annual Statement:
Exhibit 5, Annuities Section, Total (net)	$5,951	$6,303
Exhibit 5, Supplementary Contracts with Life Contingencies Section, Total (net)	—	1
Exhibit 7, Deposit-Type Contracts, Line 14, Column 1	1,672	1,390
Subtotal	$7,623	$7,694

Separate Accounts Annual Statement:
Exhibit 3, Line 0299999, Column 2	2,158	2,096
Subtotal	2,158	2,096

Combined total	$9,781	$9,790

14. Analysis of Life Actuarial Reserves by Withdrawal Characteristics
Withdrawal characteristics of life actuarial reserves were as follows as of December 31:

($ in millions)	2024
	Account Value	Cash Value	Reserve
General Account
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$29	$93
Universal life	2,941	2,941	3,011
Universal life with secondary guarantees	2,536	2,186	3,397
Indexed universal life	26	26	26
Indexed universal life with secondary guarantees	1,072	831	902
Other permanent cash value life insurance	—	582	708
Variable universal life	79	77	82
Miscellaneous reserves	—	—	—
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	2,638
Accidental death benefits	XXX	XXX	1
Disability – Active lives	XXX	XXX	2
Disability – Disabled lives	XXX	XXX	44
Miscellaneous reserves	XXX	XXX	371
Total (gross: direct + assumed)	6,654	6,672	11,275
Reinsurance ceded	2,301	2,323	5,723
Total (net)	$4,353	$4,349	$5,552

Separate Account Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$46	$46	$46
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	—
Accidental death benefits	XXX	XXX	—
Disability – Active lives	XXX	XXX	—
Disability – Disabled lives	XXX	XXX	—
Miscellaneous reserves	XXX	XXX	—
Total (gross: direct + assumed)	46	46	46
Reinsurance ceded	—	—	—
Total (net)	$46	$46	$46

($ in millions)	2023
	Account Value	Cash Value	Reserve
General Account
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$28	$91
Universal life	3,077	3,077	3,152
Universal life with secondary guarantees	2,490	2,086	3,290
Indexed universal life	27	27	27
Indexed universal life with secondary guarantees	987	712	803
Other permanent cash value life insurance	—	573	700
Variable universal life	71	70	75
Miscellaneous reserves	—	—	—
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	2,762
Accidental death benefits	XXX	XXX	1
Disability – Active lives	XXX	XXX	2
Disability – Disabled lives	XXX	XXX	46
Miscellaneous reserves	XXX	XXX	400
Total (gross: direct + assumed)	6,652	6,573	11,349
Reinsurance ceded	2,303	2,290	5,856
Total (net)	$4,349	$4,283	$5,493

Separate Account Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$44	$44	$44
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	—
Accidental death benefits	XXX	XXX	—
Disability – Active lives	XXX	XXX	—
Disability – Disabled lives	XXX	XXX	—
Miscellaneous reserves	XXX	XXX	—
Total (gross: direct + assumed)	44	44	44
Reinsurance ceded	—	—	—
Total (net)	$44	$44	$44

Reconciliation of total life actuarial reserves was as follows as of December 31:
($ in millions)	2024	2023
Life & Accident & Health Annual Statement:
Exhibit 5, Life Insurance Section, Total (net)	$5,321	$5,260
Exhibit 5, Disability – Active Lives Section, Total (net)	1	1
Exhibit 5, Disability – Disabled Lives Section, Total (net)	26	27
Exhibit 5, Miscellaneous Reserves Section, Total (net)	204	205
Subtotal	$5,552	$5,493

Separate Accounts Annual Statement:
Exhibit 3, Line 0199999, Column 2	46	44
Subtotal	46	44

Combined total	$5,598	$5,537

15. Premiums and Annuity Considerations Deferred and Uncollected
Deferred and uncollected life insurance premiums and annuity considerations, net of reinsurance, as of December 31 were as follows:

($ in millions)	2024		2023
Type	Gross	Net of Loading	Gross	Net of Loading
Ordinary renewal	$90	$132	$92	$155
Total	$90	$132	$92	$155

16. Separate Accounts
The Company’s Separate Accounts were attributed to the following products/transactions as of December 31:

($ in millions)	2024		2023
Product/transaction	Legally insulated assets	Separate Account Assets (Not legally insulated)	Legally insulated assets	Separate Account Assets (Not legally insulated)
Variable annuity contracts	$2,142	$—	$2,059	$—
Variable life policies	49	—	46	—
Indexed variable annuity contracts	—	—	—	5
Total	$2,191	$—	$2,105	$5
The assets and liabilities of variable annuity contracts and variable life policies are recorded as assets and liabilities of the Separate Accounts and are legally insulated from the General Account, excluding any purchase payments or transfers directed by the contractholder to earn a fixed rate of return which are included in the Company’s General Account assets. The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account. Separate Accounts which contain variable annuity and variable life business are unit investment trusts and registered with the Securities and Exchange Commission (“SEC”). As of December 31, 2024 and 2023, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated. Variable annuity and variable life business allow the contractholder to accumulate funds within a variety of portfolios, at rates which depend upon the return achieved from the types of investments chosen. The net investment experience of the Separate Accounts is credited directly to the contractholder and can be favorable or unfavorable. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies. Absent any contract provision wherein the Company provides a guarantee, the contractholders of the variable annuity and variable life products bear the investment risk that the Separate Account’s funds may not meet their stated investment objectives. Variable annuity and variable life business is included in the Nonguaranteed Separate Accounts column of the following tables.
The assets and liabilities of indexed variable annuity contracts are also recorded as assets and liabilities of the Separate Accounts, however, they are not legally insulated from the General Account. The indexed variable annuity product is non-unitized and is registered with the SEC. Indexed variable annuity products provide the opportunity for the contractholder to invest for a specified length of 5, 7, or 10 years in one or more investment options linked to the S&P 500 and subject to a maximum and minimum investment performance which may be negative. Indexed variable annuity business is included in the Index column of the following tables.
Some of the Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken on variable annuity products, the Separate Accounts paid risk charges of $9 million, $1 million and $6 million in 2024, 2023 and 2022, respectively. The amount paid by the General Account for Separate Account guarantees for variable annuity products was $16 million, $21 million and $23 million in 2024, 2023 and 2022, respectively.
In connection with the disposal of the Company’s variable annuity business to Prudential Insurance Company of America (“Prudential”), there is a modified coinsurance reinsurance agreement under which the Separate Account assets and liabilities remain in the Company’s Statements of Financial Position, but the related results of operations are fully reinsured to Prudential and presented net of reinsurance in the Statements of Operations. In contrast, assets supporting General Account liabilities, including the future rights and obligations related to benefit guarantees and fixed rate of return fund investments, have been transferred to Prudential under the coinsurance reinsurance provisions. The reinsurance agreements do not contain limits or indemnifications with regard to the insurance risk transfer, and transferred all of the future risks and responsibilities for performance in the underlying variable annuity contracts to Prudential, including those related to benefit guarantees and fixed rate of return fund investments, in accordance with SSAP No. 61. The Separate Accounts balances related to the modified coinsurance reinsurance with Prudential, including the assumed modified coinsurance reinsurance from LBL and American Maturity Life Insurance Company (“AML”), were $2.46 billion and $2.38 billion as of December 31, 2024 and 2023, respectively. The General Account liability balances reinsured to Prudential under the coinsurance reinsurance were $0.77 billion and $0.88 billion as of December 31, 2024 and 2023, respectively, and consisted of the liabilities for fixed rate of return fund investments and benefit guarantees.
Information regarding the Company’s Separate Accounts as of December 31 was as follows:

($ in millions)	2024
	Index	Nonindexed Guarantee Less Than/Equal To 4%	Nonindexed Guarantee More Than 4%	Non-Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/2024	$—	$—	$—	$—	$—

Reserves as of December 31, 2024
For accounts with assets at:
Fair value	$—	$—	$2,186	$18	$2,204

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$18	$18
At fair value	—	—	2,160	—	2,160
Subtotal	—	—	2,160	18	2,178
Not subject to discretionary withdrawal	—	—	26	—	26
Total	$—	$—	$2,186	$18	$2,204

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A	N/A

($ in millions)	2023
	Index	Nonindexed Guarantee Less Than/Equal To 4%	Nonindexed Guarantee More Than 4%	Non-Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/2023	$—	$—	$—	$1	$1

Reserves as of December 31, 2023
For accounts with assets at:
Fair value	$38	$—	$—	$2,101	$2,139

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$38	$—	$—	$—	$38
At fair value	—	—	—	2,076	2,076
Subtotal	38	—	—	2,076	2,114
Not subject to discretionary withdrawal	—	—	—	25	25
Total	$38	$—	$—	$2,101	$2,139

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A	N/A

($ in millions)	2022
	Index	Nonindexed Guarantee Less Than/Equal To 4%	Nonindexed Guarantee More Than 4%	Non-Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/2022	$—	$—	$—	$—	$—

Reserves as of December 31, 2022
For accounts with assets at:
Fair value	$85	$—	$—	$1,987	$2,072

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$85	$—	$—	$—	$85
At fair value	—	—	—	1,966	1,966
Subtotal	85	—	—	1,966	2,051
Not subject to discretionary withdrawal	—	—	—	21	21
Total	$85	$—	$—	$1,987	$2,072

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A	N/A

Reconciliation of net transfers to or (from) the Separate Accounts for the year ended December 31 was as follows:
($ in millions)	2024	2023	2022
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$—	$1	$—
Transfers from Separate Accounts	297	292	304
Net transfers to (from) Separate Accounts	(297)	(291)	(304)

Reconciling adjustments:
Other net transfers assumed from LBL	(54)	(36)	(19)
Net transfers assumed from AML	(1)	(1)	(2)
Net transfers assumed from EAC	9	9	14
Net transfers assumed from Lincoln National Life pursuant to modified coinsurance agreement	(10)	—	—
Net transfers ceded to Prudential	—	—	1

Transfers as reported in the Statement of Operations	$(353)	$(319)	$(310)

17. Reconciliation to Annual Statement
The following reconciliation between the Company’s filed 2024 annual statement and the audited statutory financial statements relates to an adjustment to reclassify $80 million of bonds sale proceeds from Benefits and loss related payments to Proceeds from investments sold, matured or repaid, and to remove the $80 million of bonds sale proceeds from the Bonds Transferred for Reinsurance Settlement in the Supplemental Disclosure of Cash Flow Information for Non-cash Transactions. The adjustment did not impact total capital and surplus.

Statement of Cash Flow
($ in millions)	As reported for the year ended December 31, 2024	Adjustment Increase (Decrease)	Corrected Amount
Cash from operations
Benefits and loss related payments	$1,466	$80	$1,546
Net cash from operations	$504	$(80)	$424

Cash from investments
Proceeds from investments sold, matured or repaid	$3,645	$80	$3,725
Net cash from investments	$48	$80	$128

Cash from financing and miscellaneous sources
Net cash from financing and miscellaneous sources	$(413)	$—	$(413)

Reconciliation of cash, cash equivalents and short-term investments
Net change in cash, cash equivalents and short-term investments	$139	$—	139
Cash, cash equivalents and short-term investments, beginning of year	542	—	542
Cash, cash equivalents and short-term investments, end of period	$681	$—	681

Supplemental disclosures for non-cash transactions
Bonds transferred for reinsurance settlement	$80	$(80)	$—

The following reconciliations between the Company’s filed 2022 annual statement and the audited statutory financial statements relate to an adjustment to the classification of an extraordinary distribution totaling $850 million in cash, paid to EUHC on September 30, 2022 and a non-cash transaction reclassification. The adjustment reclassified $76 million of the distribution from Gross paid in and contributed surplus to Unassigned funds (surplus) with no impact to Total capital and surplus. The non-cash transaction reclassification in the Statement of Cash Flow did not impact net income or surplus. See Note 6 to the financial statements included in Item 11(e) under the caption “Transactions with EUHC” for details on the extraordinary distribution.

Statement of Financial Position
($ in millions)	As reported as of December 31, 2022	Adjustment Increase (Decrease)	Corrected Amount
Admitted assets
Total admitted assets	$26,002	$—	$26,002

Liabilities
Total liabilities	$24,242	—	$24,242

Capital and surplus
Common capital stock	$5	$—	$5
Gross paid in and contributed surplus	1,602	76	1,678
Unassigned funds (surplus)	153	(76)	77
Total capital and surplus	$1,760	$—	$1,760
Total liabilities and capital and surplus	$26,002	$—	$26,002

Statement of Changes in Capital and Surplus
($ in millions)	As reported for the year ended December 31, 2022	Adjustment Increase (Decrease)	Corrected Amount
Capital and surplus, December 31, prior year	$2,402	$—	$2,402
Net income	327	—	327
Change in net unrealized capital gains (losses)	(117)	—	(117)
Change in net unrealized foreign exchange capital gains (losses)	2	—	2
Change in net deferred income tax	27	—	27
Change in nonadmitted assets	(89)	—	(89)
Change in reserve on account of change in valuation basis	(11)	—	(11)
Change in asset valuation reserve	69	—	69
Paid-in surplus adjustment	(325)	76	(249)
Dividends to stockholder	(525)	(76)	(601)
Capital and surplus, December 31, current year	$1,760	$—	$1,760

Statement of Cash Flow
($ in millions)	As reported for the year ended December 31, 2022	Adjustment Increase (Decrease)	Corrected Amount
Cash from operations
Net cash from operations	$145	$—	$145

Cash from investments
Proceeds from investments sold, matured or repaid	$9,057	$(213)	$8,844
Cost of investments acquired (long-term only)	9,580	(213)	9,367
Net increase or (decrease) in contract loans and premium notes	(13)	—	(13)
Net cash from investments	$(510)	$—	$(510)

Cash from financing and miscellaneous sources
Capital and paid-in surplus, less treasury stock	$(325)	$76	$(249)
Net deposits on deposit-type contracts and other insurance liabilities	(141)	—	(141)
Dividends to stockholder	(525)	(76)	(601)
Other cash provided (applied)	369	—	369
Net cash from financing and miscellaneous sources	$(622)	$—	$(622)

Reconciliation of cash, cash equivalents and short-term investments
Net change in cash, cash equivalents and short-term investments	$(987)	$—	(987)
Cash, cash equivalents and short-term investments, beginning of year	1,315	—	1,315
Cash, cash equivalents and short-term investments, end of period	$328	$—	328
18. Other Items
Balances reasonably possible to be uncollectible
Agents’ balances receivable are 100% nonadmitted after the establishment of a valuation allowance. The allowance balance for admitted agents’ balances receivable, after reinsurance, was $1 million as of December 31, 2024 and 2023.
Participating policies
For 2024, 2023 and 2022, the Company recognized premiums related to life participating policies of $24 thousand, $26 thousand and $30 thousand, respectively. In 2024, 2023 and 2022, these amounts represented less than one-half of one percent of total life premiums and annuity considerations earned. The Company uses accrual accounting to record policyholder dividends on participating policies. The Company paid dividends of $1 thousand, $3 thousand and $3 thousand in 2024, 2023 and 2022, respectively, to participating policyholders and did not allocate additional income.
Amount of insurance for gross premium less than net premiums
As of December 31, 2024 and 2023, the Company had $2.69 billion and $2.85 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standards of valuation set by the State of Illinois. Reserves to cover the above insurance totaled $27 million and $28 million as of December 31, 2024 and 2023, respectively.
Other reserve changes for life and annuity contracts
In 2024, the Company’s aggregate reserves for life and annuity contracts were decreased by other reserve changes of $213 million. Other reserve changes in 2024 were as follows:

($ in millions)		Ordinary		Group
Item	Total	Life Insurance	Individual Annuities	Life Insurance	Annuities
Reclassification of certain immediate annuities	$(206)	$—	$(206)	$—	$—
Application of Actuarial Guideline 38	(7)	(7)	—	—	—
Total	$(213)	$(7)	$(206)	$—	$—

In 2023, the Company’s aggregate reserves for life and annuity contracts were decreased by other reserve changes of $51 million. Other reserve changes in 2023 were as follows:

		Ordinary		Group
Item	Total	Life Insurance	Individual Annuities	Life Insurance	Annuities
Application of Actuarial Guideline 38	$(64)	$(64)	$—	$—	$—
Recapture of SRUS life liabilities	13	—	—	13	—
Total	$(51)	$(64)	$—	$13	$—
Certain immediate annuities were reclassified from life contingent to non-life contingent based on new data available in 2024 following an administration system conversion. The reclassification resulted in $206 million of reserves and interest being reclassified from life contingent immediate annuities to non-life contingent immediate annuities in the Statements of Financial Position as of December 31, 2024.
Net negative (disallowed) IMR
The Company’s admitted net negative IMR was 10.0% and 9.2% of adjusted capital and surplus as of December 31, 2024 and 2023, respectively. The Company was not limited by the risk-based capital threshold test. The Company was limited by the threshold test requiring admitted IMR to be less than 10% of adjusted capital and surplus.

The following table summarizes the detail of the Company’s negative (disallowed) IMR as of December 31, 2024:

($ in millions)
	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
Negative (disallowed) IMR	$157	$157	$—	$—

Negative (disallowed) IMR admitted	$142	$142	$—	$—

Calculated adjusted capital and surplus	Total
Prior period General Account capital and surplus	$1,564
From prior period SAP financials:
Net positive goodwill (admitted)	$—
EDP equipment & operating system software (admitted)	$—
Net DTAs (admitted)	$—
Net negative (disallowed) IMR (admitted)	$142
Adjusted capital & surplus	$1,422

Percentage of adjusted capital and surplus	Total
Percentage of total net negative (disallowed) IMR admitted in General Account or recognized in Separate Account to adjusted capital and surplus	10.0%

Allocated gains/losses to IMR from derivatives
General Account	Gains	Losses
Unamortized fair value derivative gains & losses realized to IMR – Prior period	$—	$—
Fair value derivative gains & losses realized to IMR – Added in current period	$7	$—
Fair value derivative gains & losses amortized over current period	$7	$—
Unamortized fair value derivative gains & losses realized to IMR – Current period total	$—	$—

Separate Account - Insulated	Gains	Losses
Unamortized fair value derivative gains & losses realized to IMR – Prior period	$—	$—
Fair value derivative gains & losses realized to IMR – Added in current period	$—	$—
Fair value derivative gains & losses amortized over current period	$—	$—
Unamortized fair value derivative gains & losses realized to IMR – Current period total	$—	$—

Separate Account - Non-Insulated	Gains	Losses
Unamortized fair value derivative gains & losses realized to IMR – Prior period	$—	$—
Fair value derivative gains & losses realized to IMR – Added in current period	$—	$—
Fair value derivative gains & losses amortized over current period	$—	$—
Unamortized fair value derivative gains & losses realized to IMR – Current period total	$—	$—

The following table summarizes the details of the Company’s negative (disallowed) IMR as of December 31, 2023:

($ in millions)
Component	Gross (Positive) Net Negative IMR	(Non-Admitted) Net Negative IMR	Admitted Net Negative IMR
General Account	$155	$—	$155
Non-Insulated Separate Account	—	—	—
Insulated Separate Account	—	—	—
Total	$155	$—	$155
The Company had the following amounts of IMR attributable to derivative gains and losses as of December 31, 2023:

($ in millions)
Unamortized (Positive) Negative IMR Balance
Realized gains on derivatives	$—
Realized loss on derivatives	$—

As of December 31, 2024, the Company attests to the following:
•Fixed income investments generating IMR losses comply with the Company’s documented investment management policies. There were no deviations from the policies.
•IMR losses for fixed income related derivatives are all in accordance with prudent and documented risk management procedures, in accordance with a reporting entity’s derivative use plans and reflect symmetry with historical treatment in which unrealized derivative gains were reversed to IMR and amortized in lieu of being recognized as realized gains upon derivative termination.
•Asset sales that generated admitted net negative IMR were not compelled by liquidity pressures.
Scottish Re (U.S.), Inc. (“SRUS”)
On December 14, 2018, the Delaware Insurance Commissioner placed SRUS under regulatory supervision. On March 6, 2019, the Chancery Court of the State of Delaware entered a Rehabilitation and Injunction Order in response to a petition filed by the Insurance Commissioner. That Order appointed the Delaware Insurance Commissioner as Receiver, imposed broad injunctions prohibiting cedents and other parties from enforcing contractual rights against SRUS during the rehabilitation proceeding, and directed the Receiver to take steps to rehabilitate SRUS subject to the Delaware insurance insolvency statute and approval by the Court. On May 3, 2023, the Receiver notified the Court that as a result of adverse developments, he had concluded that SRUS should be liquidated. On July 13, 2023, the Receiver filed a motion to convert the rehabilitation proceeding to a liquidation. On July 18, 2023, the Court granted that motion and entered a Liquidation and Injunction Order, which authorizes the receiver to liquidate SRUS’ business, provides broad injunctions barring actions against SRUS and its assets similar to the injunctions that were imposed under the Rehabilitation and Injunction Order, and establishes September 30, 2023 as the outside date on which all contracts under which SRUS reinsures cedents are deemed canceled and terminated.
On March 25, 2024, the Receiver filed two motions seeking approval of the Receiver’s proposed procedures governing the Proof of Claim process. On April 17, 2024, the Receiver filed a third motion seeking approval of the Receiver’s proposed procedures governing any disputes arising out of the Proof of Claim process concerning a claim’s valuation and/or priority classification. On June 14, 2024, the Company, along with other interested parties, filed a combined objection to the Receiver’s three motions seeking approval of the Receiver’s proposed procedures. On June 17, 2024, the Receiver filed a fourth motion seeking approval of the Receiver’s proposed final determination procedures governing the final determination of the priority class and value of all Proofs of Claims filed with the Receiver. On July 17, 2024, the Company, along with other interested parties, filed a combined objection to the Receiver’s fourth motion seeking approval of the Receiver’s proposed final determination procedures. On August 19, 2024, the Receiver filed a Reply to the combined objections. On October 25, 2024, the Company, along with other interested parties, filed a combined notice of outstanding objections concerning the Receiver’s proposed Proof of Claim procedures. On January 27, 2025, the Court ordered claimants to submit a brief in support of their objections to the Receiver’s motions by February 28, 2025, and ordered the Receiver to file a reply on or before March 21, 2025. Once the briefing is complete, the Court intends to set a hearing date.
As a result of the termination of reinsurance contracts under the Liquidation and Injunction Order, the Company recaptured $31 million of life and accident and health liabilities in 2023 and recognized an additional $11 million impairment of the Company's reinsurance recoverable from SRUS. Consistent with INT 23-04T, Life Reinsurance Liquidation Questions, the portion of the reinsurance recoverable attributed to previously ceded insurance reserves of $7 million was non-admitted as of December 31, 2024.
The Company’s reinsurance recoverable from SRUS after impairments and non-admitted recoveries was $26 million as of December 31, 2024 and 2023. The Company will continue to monitor the liquidation proceedings and will reevaluate the collectability of the reinsurance recoverable as new information becomes available.

SCOR Global Life American Reinsurance Company (“SCOR”) Recapture
During the fourth quarter of 2023, the Company came to agreement with SCOR to recapture $2 million of reserves for certain term conversion business. The Company recognized a $2 million loss in pretax income related to this recapture in 2023.
Other contingencies
The Company is continuing to defend two putative class actions in California federal court, Holland Hewitt v. Allstate Life Insurance Company (E.D. Cal., filed May 2020) and Farley v. LBL (E.D. Cal., filed Dec. 2020). In these cases, plaintiffs generally allege that the defendants failed to comply with certain California statutes which address contractual grace periods and lapse notice requirements for certain life insurance policies. Plaintiffs claim that these statutes apply to life insurance policies issued before the statutes' effective date. The plaintiffs seek damages and injunctive relief. Similar litigation is pending against other insurance carriers. In August 2021, the California Supreme Court in McHugh v. Protective Life, a matter involving another insurer, determined that the statutory notice requirements apply to life insurance policies issued before the statutes' effective date. In April 2023, the court in the Farley case certified a subclass of insureds and beneficiaries for purposes of seeking declaratory and injunctive relief that their life insurance policies were lapsed ineffectively and remain in-force. On May 3, 2023, LBL petitioned the United States Court of Appeals for the Ninth Circuit for interlocutory review of the district court's class certification order, pursuant to Federal Rule of Civil Procedure 23(f). On September 28, 2023, the Ninth Circuit granted the petition for review. On January 14, 2025, the Ninth Circuit heard argument in the Farley appeal but has not yet issued a decision. Plaintiff's motion for class certification in the Holland Hewitt matter remains pending before the district court judge after a recommendation was made from the magistrate judge to deny class certification. The Company asserts various defenses to the plaintiff's claims.
In March 2023, LBL was named in a putative class action Pham v. LBL (E.D. Cal., filed Mar. 2023), in which the plaintiff seeks damages on behalf of a putative class of beneficiaries of life insurance policies issued before the California statutes' effective dates, alleging that the defendants failed to comply with the statutory lapse notice requirements. The Company previously assumed responsibility for certain of the policies subject to the putative class as provided in certain reinsurance agreements and related administrative services agreements. The court partially granted the Company’s motion to dismiss the complaint, and the plaintiff filed an amended complaint in November 2023. The Company asserted various defenses to the plaintiff's claims and to class certification in its answer filed December 15, 2023. The parties have stipulated to, and the court ordered, a stay of the case pending the Ninth Circuit’s decision in Farley.
In October 2024, Lincoln Benefit Life Company and Everlake Life Insurance Company were named in an action People of the State of California v. American General Life Insurance, et. al., filed by the City Attorney of San Diego in the Superior Court of California, San Diego County. The action, like others described above, alleges that the defendants failed to comply with certain California statutes that address contractual grace periods and lapse notice requirements for certain life insurance policies. The action also asserts violations of California’s unclaimed property statutes, which include certain obligations to search for potential deaths and contact beneficiaries. As in other of the actions, Plaintiff contends that the lapse statutes apply to life insurance policies issued before the statutes’ effective date. The Company previously assumed responsibility for certain of the Lincoln Benefit Life Company policies subject to this action as provided in certain reinsurance agreements and related administrative services agreements. Plaintiff seeks restitution, civil penalties, injunctive relief, interest, and attorney’s fees. The Company asserted various defenses to the claims and requested that the court dismiss the complaint.
Following the consummation of the transactions contemplated by the Allstate Insurance Company and Allstate Financial Insurance Holding Corporation Stock Purchase Agreement (“Allstate Life Insurance Company Purchase Agreement”) entered with EUHC on January 26, 2021, decisions concerning the conduct of the Holland Hewitt and Farley litigation matters described above, including as to strategy, settlement, pursuit and abandonment, will continue to be made by Allstate (subject to certain Everlake consultation and consent rights). In addition, Allstate has agreed to indemnify Everlake for any fees, expenses and damages incurred or imposed as a result of the Holland-Hewitt and Farley litigation matters. Everlake believes that Allstate also has the obligation to indemnify Everlake for any liability or defense costs arising in connection with the Pham and People of the State of California lawsuits. It is yet to be determined whether Allstate or Everlake will ultimately be responsible for the obligations, if any.
Any estimate of the possible loss or range of loss from these litigation matters cannot be made at this time.
Other
In connection with EAC’s plan to withdraw its New York license, the New York Department of Financial Services (“NYDFS”) required the Company to establish a custodial account for the protection of EAC’s New York issued business. As required by the NYDFS, the custodial account is to be maintained with a minimum amount of assets which may vary over time. As of December 31, 2024, the balance in the custodial account was $3 million.

19. Events Subsequent
Effective January 1, 2025, the Company entered into a reinsurance agreement with a third-party insurer whereby the Company assumed a $651 million inforce block of certain MYGA contracts written by that insurer on or prior to December 31, 2024.

Effective February 3, 2025, the Company entered into a funds withheld coinsurance agreement with a third-party insurer whereby the Company assumes a quota share of new fixed annuity contracts written by that insurer.
An evaluation of subsequent events was made through March 25, 2025, the date the audited statutory-basis financial statements were available to be issued. There were no other significant subsequent events requiring adjustment to or disclosure in the statutory-basis financial statements.

******

EVERLAKE LIFE INSURANCE COMPANY
SCHEDULE I - SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES
DECEMBER 31, 2024

($ in millions)	Cost	Fair value	Amount shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$45	$41	$45
States, municipalities and political subdivisions	363	322	363
Foreign governments	—	—	—
Hybrid securities	66	56	66
All other corporate bonds	7,470	6,712	7,470
Asset-backed securities	6,167	6,023	6,167
Mortgage-backed securities	1,038	1,041	1,038
Bank loans	6	6	6
Total fixed maturities	15,155	$14,201	15,155

Equity securities:
Common stocks:
Industrial, miscellaneous and all other	7	7	7
Parent, subsidiaries and affiliates	64	52	52
Total equity securities	71	$59	59

Mortgage loans on real estate	4,315	4,071	4,309
Policy loans	562	562	562
Derivative instruments	103	142	141
Limited partnership interests	1,514	1,969	1,970
Other long-term investments	14	10	14
Receivables for securities	78	78	78
Cash, cash equivalents and short-term investments	681	681	681
Total investments	$22,493	$21,773	$22,969

Item 11(f).
None.

Item 11(h). Management’s Discussion and Analysis of Financial Condition and Results of Operations

BASIS OF PRESENTATION
The accompanying financial statements have been prepared in conformity with statutory accounting practices (“SAP”) prescribed or permitted by the Illinois Department of Insurance. Certain differences exist between SAP and accounting principles generally accepted in the United States of America. See Note 2 of the audited Statutory Financial Statements in Item 11(e) for additional information and for a summary of such differences.
OVERVIEW
The following discussion highlights significant factors influencing the financial position and results of operations of Everlake Life Insurance Company, formerly known as Allstate Life Insurance Company (referred to in this document as “we,” “our,” “us,” the “Company” or “ELIC”). It should be read in conjunction with the Company’s audited financial statements and related notes found under Item 11 (e) contained herein.
The most important factors we monitor to evaluate the financial condition and performance of our Company include:
•For operations: asset-liability matching, expenses, net income, and premiums and annuity considerations.
•For investments: exposure to market risk, asset allocation, credit quality/experience, total return, liquidity, net investment income, cash flows, net realized gains and losses on investments and derivatives, unrealized capital gains and losses, stability of long-term returns, and asset and liability duration.
•For financial condition: surplus levels, risk-based capital ratios, financial strength ratings and capital position.
ORGANIZATION
ELIC, an Illinois domiciled insurer, is a wholly owned subsidiary of Everlake US Holdings Company (“EUHC”), a Delaware corporation. EUHC is a wholly owned subsidiary of Everlake US Parent Company, a Delaware corporation. Everlake US Parent Company is a wholly owned subsidiary of Everlake Holdings, LP. Prior to November 1, 2021, the Company was wholly owned by Allstate Insurance Company (“AIC”), an insurance company domiciled in the State of Illinois. AIC is a wholly owned subsidiary of Allstate Insurance Holdings, LLC (“AIH”), a Delaware limited liability company. AIH is a wholly owned subsidiary of The Allstate Corporation.
On January 26, 2021, AIC and Allstate Financial Insurance Holdings Corporation (“AFIHC”) entered into a Stock Purchase Agreement with EUHC, an affiliate of an investment fund managed by Blackstone Inc. to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021 and the sale of the Company and certain affiliates, including Allstate Assurance Company (“AAC”), was completed on November 1, 2021, at which time EUHC became the parent of the Company. Subsequently, the Company was renamed to Everlake Life Insurance Company and AAC was renamed to Everlake Assurance Company (“EAC”).
On March 29, 2021, the Company, AIC, AIH and AFIHC entered into a stock purchase agreement (“ALNY Purchase Agreement”) with Wilton Reassurance Company to sell all of the shares of common stock of Allstate Life Insurance Company of New York (“ALNY”), a wholly owned subsidiary of the Company and Intramerica Life Insurance Company, a wholly owned subsidiary of AFIHC for $220 million in cash plus the growth in statutory value through the sale date. This transaction resulted in the Company’s divestiture of all of its New York life and annuities business. The necessary state regulatory approvals were received and the sale of ALNY was completed on October 1, 2021. The Company recognized a loss of $281 million on the sale of ALNY in 2021.
The Company previously sold life insurance and retirement products. The Company is authorized to sell life insurance and retirement products in 49 states, the District of Columbia and Puerto Rico. The Company’s business, which is administered by third parties, consists of traditional, interest-sensitive and variable life insurance, and deferred and immediate annuities. Customers are provided with products and support to meet their needs through every stage of life by providing a stable income for retirement or financial support to families after the loss of a loved one. Term and whole life insurance offer basic life protection solutions. Universal life and retirement products cover more advanced needs. The Company discontinued the sale of annuities over an eight-year period from 2006 to 2014 and discontinued sales of life insurance products during third quarter 2021. The business in force is being managed with a focus on increasing lifetime economic value. Since the acquisition by EUHC on November 1, 2021, the Company’s strategy is to build scale and diversify its business through the opportunistic acquisition of life and annuity liabilities with a vision to be the first choice for insurers due to its demonstrated excellence in customer service, uncompromised integrity, investment capabilities, superior execution, and strong financial profile. These acquisitions could be structured as purchase agreements or reinsurance agreements.
Reinsurance The Company’s reinsurance ceded on life insurance in force decreased $16.77 billion to $191.48 billion as of December 31, 2024 compared to $208.25 billion as of December 31, 2023. Of the $191.48 billion life insurance in force ceded as of December 31, 2024, $111.84 billion and $48.25 billion were ceded to ELIC Reinsurance Company (“ELIC RE”) and Everlake Reinsurance Limited (“ERL”), respectively, with the remaining ceded to unaffiliated reinsurers. Of the $208.25 billion life insurance in force ceded as of December 31, 2023, $121.48 billion and $51.30 billion were ceded to ELIC Re and ERL, respectively, with the remaining ceded to unaffiliated reinsurers. The business ceded to ELIC Re was pursuant to the

Amended and Restated Reinsurance Agreement entered into by the Company and ELIC Re effective January 1, 2017. The business ceded to ERL was pursuant to the ERL reinsurance agreement effective November 1, 2021.
The Company had an agreement, where via a reinsurance treaty, it assumed reinvestment related risk on certain structured settlement annuities (“SSAs”) of its wholly owned subsidiary, ALNY. Under the terms of the agreement, if the fixed income book yield on the portion of ALNY’s investment portfolio that supports SSAs’ liabilities fell below the average statutory rates, the Company would pay a benefit. In return, the Company received a premium from ALNY that was based on and varied with the aggregate statutory reserve balance of the SSAs. The Company received premium related to the reinsurance treaty from ALNY of $2 million in 2021. The Company paid benefits of $23 million to ALNY in 2021. This treaty was terminated on October 1, 2021 in conjunction with the sale of ALNY.
Immediately prior to the sale of the Company on November 1 2021, the Company entered into the following agreements with American Heritage Life Insurance Company (“AHL”).
•Recapture and Termination Agreement covering individual and group life insurance policy reserves ceded to the Company and terminated the original agreement dated October 1, 2008.
•Partial Recapture and Partial Termination Agreement (“PRPTA”) covering individual and group disability policy reserves ceded to the Company under the reinsurance agreement dated December 31, 2004. The PRPTA did not amend the provisions of the reinsurance agreement related to AHL’s cession of single premium deferred annuities to the Company.
•Recapture and Termination Agreement covering certain universal life insurance policy reserves ceded to the Company and terminated the original reinsurance agreement dated December 31, 2004.
In connection with the above three agreements, the Company transferred $11 million of cash and investments with a statutory book value equal to the policy liabilities with a fair value of approximately $181 million to AHL.
On November 1, 2021, the Company and ERL, a wholly owned Cayman Islands domiciled insurance subsidiary of EUHC, entered into a Funds Withheld Reinsurance Agreement, whereby the Company ceded to ERL 35% of the majority of the Company’s net in force liabilities. In consideration for ERL's assumption of these liabilities, the Company transferred assets of an amount equal to the statutory liabilities ceded (net of other reinsurance) to a funds withheld portfolio and paid ERL a ceding commission of $500 million. The ceded liabilities include life contracts, accident and health contracts, and deposit-type contracts. Under SSAP No. 61, Life, Deposit-Type and Accident and Health Reinsurance, reserve credits are recorded for the life and accident and health contracts and a funds withheld payable is established. Deposit-type contracts follow deposit accounting that only allows for recording receipts or disbursements exchanged between the entities. Since this is a funds withheld arrangement, there was no adjustment to the liability for deposit-type funds at inception. Funds withheld under the Funds Withheld Reinsurance Agreement, including an addendum to the Master Retrocession Agreement, were $6.38 billion and $6.55 billion as of December 31, 2024 and 2023, respectively. Funds withheld expense was $422 million, $364 million and $376 million in 2024, 2023 and 2022, respectively.
Effective September 1, 2023, the Company entered into a forward flow reinsurance agreement with Fidelity & Guaranty Life Insurance Company (“F&G”), whereby the Company assumes, on a coinsurance basis, certain multi-year guarantee annuities (“MYGAs”) written by F&G. The Company assumed premiums of $568 million and $595 million from F&G in 2024 and 2023, respectively. Reserves assumed from F&G were $1.22 billion and $618 million as of December 31, 2024 and 2023, respectively.
Effective November 11, 2024, the Company entered into a forward flow reinsurance agreement with Minnesota Life Insurance Company (“MLIC”), whereby the Company assumes, on a coinsurance basis, a variable quota share of certain fixed index annuity contracts written by MLIC. The Company assumed premiums of $11 million from MLIC in 2024. Reserves assumed by the Company from MLIC were $11 million as of December 31, 2024.
Effective September 1, 2023, the Company and ERL entered into the Master Retrocession Agreement, whereby the Company may retrocede a quota share of any new assumed reinsurance transactions to ERL through an addendum to the Master Retrocession Agreement. The Company ceded $124 million and $208 million of premiums to ERL under the Master Retrocession Agreement with ERL in 2024 and 2023, respectively. The Company ceded $350 million and $216 million of reserves to ERL under the Master Retrocession Agreement with ERL as of December 31, 2024 and 2023, respectively.
Effective April 1, 2024, the Company and Herald Re entered into the Master Retrocession Agreement, whereby the Company may retrocede a quota share of any new assumed reinsurance transactions to Herald Re through an addendum to the Master Retrocession Agreement. Funds withheld under the Master Retrocession Agreement was $233 million as of December 31, 2024. Funds withheld expense was $10 million in 2024. The Company ceded $224 million of premiums and $231 million of reserves to Herald Re under the Master Retrocession Agreement with Herald Re in 2024. Herald Re is a reinsurance company affiliated with Blackstone Inc. which (i) is the ultimate parent company of the general partners that manage Blackstone Private Equity Strategies Associates L.P. and Blackstone Private Equity Strategies Fund SICAV, investment funds that hold the indirect equity interests in the Herald Re’s parent and (ii) is the ultimate parent company of the general partner that manages Everlake Holdings, LP.

The Company enters into reinsurance agreements with unaffiliated reinsurers to limit aggregate and single exposure to losses on large risks, while retaining primary liability as a direct insurer for all risks ceded to reinsurers.
As of December 31, 2024 and 2023, 67% and 67%, respectively, of the Company’s face amount of life insurance in force was reinsured. The Company also cedes substantially all risk associated with variable annuity contracts to non-affiliates.
The credit worthiness of external reinsurers is continuously monitored. As of December 31, 2024, 89% and 11% of ceded premiums under uncollateralized external reinsurance treaties were ceded to companies that currently have an A.M. Best financial strength rating of A- or better and two companies with a rating of B++, respectively. The remaining were ceded to companies that were not rated by A.M. Best.
2024 HIGHLIGHTS
•Net income was $274 million in 2024 compared to $393 million in 2023.
•Cash and invested assets totaling $22.97 billion as of December 31, 2024, increased $91 million from $22.88 billion as of December 31, 2023. Net investment income increased 5% to $1.20 billion in 2024 from $1.14 billion in 2023.
•Net realized capital gains totaled $21 million in 2024 compared to $3 million in 2023.

FINANCIAL POSITION
Summary analysis Summarized financial position data is presented in the following table as of December 31:

($ in millions)	2024	2023
Cash and invested assets	$22,969	$22,878
Investment income due and accrued	149	190
Premiums and considerations	132	155
Reinsurance recoverables and other reinsurance receivables	171	241
Receivables from parent, subsidiaries and affiliates	10	9
Negative interest maintenance reserve	142	155
Advanced benefits	34	33
Other assets	29	6
From Separate Accounts, Segregated Accounts and Protected Cell Accounts	2,191	2,110
Total assets	$25,827	$25,777

Aggregate reserves for life contracts	$11,503	$11,797
Aggregate reserves for accident and health contracts	28	31
Liability for deposit-type contracts	1,672	1,390
Contract claims and liabilities	75	66
Other amounts payable on reinsurance	171	101
Net deferred tax liability	195	198
Asset valuation reserve	528	511
Payable to parent, subsidiaries and affiliates	50	46
Funds held under reinsurance treaties with unauthorized and certified reinsurers	6,613	6,545
Funds held under coinsurance	694	723
Derivatives	72	74
Repurchase agreements	234	205
Other liabilities	117	142
From Separate Accounts Statement	2,191	2,110
Total liabilities	24,143	23,939
Capital and surplus	1,684	1,838
Total liabilities and capital and surplus	$25,827	$25,777
Investments overview and strategy The return on our investment portfolio is an important component of our ability to fulfill our promises to customers and earn an acceptable return on capital. We manage risks that involve uncertainty related to liquidity, interest rates, credit spreads, equity returns and currency exchange rates. We take a liability-driven investment approach to determine our strategic asset allocation. The investment portfolio is focused on diversification, credit quality, and production of stable, predictable cash flows. Asset allocations are determined using a segmented approach focusing on risk, return, and asset-liability management. Within appropriate ranges relative to strategic allocations, tactical allocations are made considering of prevailing or potential future market conditions.

Our portfolio is comprised of assets chosen to generate returns to support corresponding liabilities within an asset-liability framework that targets an appropriate return on capital. A cashflow matching strategy is employed for near-term Immediate and Deferred Annuity liabilities to provide sufficient liquidity and reduce asset liability management risk. For longer dated Immediate Annuity cashflows with no or minimal near-term liquidity needs, we employ total return strategies to generate incremental yield and sufficient time for those strategies to be effective. The Life Insurance investment strategy aims to invest in longer duration assets at attractive yields to align with the long-dated liabilities.
Effective November 1, 2021, we entered into an investment management agreement with Blackstone ISG-I Advisors, LLC (“BIS”). Under this agreement, BIS manages the investment and reinvestment with respect to all assets of the Company. BIS is affiliated with Blackstone Inc., the ultimate parent company of the general partner that manages Everlake Holdings, LP. Everlake Holdings, LP is an investment fund and is the Company’s indirect parent. The portfolio includes allocations to public fixed income securities, mortgage loans, privately originated credit, and limited partnerships. The portfolio is primarily allocated to assets with predicable earnings aligned to business needs.
Limited partnership returns are impacted by a variety of factors including general macroeconomic conditions and idiosyncratic risk. Variability in earnings will result from the performance of the underlying assets and the timing of sales of those investments. Earnings from the sales of investments may be recorded as net investment income or net gains and losses on investments and derivatives. The portfolio, which primarily includes private equity and real estate limited partnerships, is diversified across several characteristics, including managers or partners, vintage years, strategies, geographies (including international) and industry sectors or property types. These investments are generally illiquid in nature, often require specialized expertise, typically involve a third-party manager, and often enhance returns and income through transformation at the company or property level. A portion of these investments seek returns in markets or asset classes that are dislocated or special situations, primarily in private markets.
The Company has a comprehensive portfolio monitoring process to identify and evaluate each security whose carrying value may be other than temporarily impaired. The portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for bonds) or cost (for stocks) is below established thresholds. The process also includes monitoring of other impairment indicators such as ratings, rating downgrades and payment defaults.
Investments outlook We plan to focus on the following priorities:
•Maintain a resilient, diversified, income generating portfolio specific to our business informed by our liability profile and Asset Liability Management principles.
•Leverage BIS’s public market expertise and access to privately originated credit assets to seek compelling risk-adjusted returns.
Income related to limited partnership investments will result in variability of our earnings.

Portfolio composition The composition of the investment portfolio is presented in the following table as of December 31:

($ in millions)	2024	2023
Bonds	$15,155	$15,514
Common stocks	59	55
Mortgage loans on real estate	4,309	4,165
Cash, cash equivalents and short-term investments	681	542
Contract loans	562	543
Derivatives	141	142
Other invested assets	1,984	1,901
Receivables for securities	78	16
Cash and invested assets	$22,969	$22,878
Cash and invested assets increased 0.4% or $91 million as of December 31, 2024 compared to December 31, 2023, primarily due to positive cash flows from operations, partially offset by the extraordinary distribution totaling $450 million in cash to EUHC.
Bonds by type and credit quality are listed in the following table as of December 31.

($ in millions)	2024
	Investment grade	Below Investment grade	Total
Corporate
Public	$5,373	$—	$5,373
Privately placed	2,093	50	2,143
Total corporate	7,466	50	7,516
Municipal	324	—	324
Asset-backed securities	5,683	510	6,193
Commercial mortgage-backed securities	1,040	—	1,040
U.S. government	82	—	82
Total	$14,595	$560	$15,155

	2023
	Investment grade	Below Investment grade	Total
Corporate
Public	$4,959	$6	$4,965
Privately placed	2,469	112	2,581
Total corporate	7,428	118	7,546
Municipal	391	—	391
Asset-backed securities	5,118	457	5,575
Commercial mortgage-backed securities	1,920	—	1,920
U.S. government	82	—	82
Total	$14,939	$575	$15,514

As of December 31, 2024, 96% of the total bond portfolio was rated investment grade, which is defined as a security having a National Association of Insurance Commissioners (“NAIC”) designation of 1 or 2, a rating of Aaa, Aa, A, or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P Global Ratings, a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. There was no significant change in the bond portfolio quality distribution from the prior year.
Bonds with an NAIC designation of 1 through 5, including loan-backed and structured securities, are reported at amortized cost using the effective yield method. Bonds with an NAIC designation of 6 are reported at the lower of amortized cost or fair value, with the difference reflected in unassigned surplus as unrealized capital loss.
Below investment grade The Company's investment policy allows it to purchase and hold securities that are below investment grade as part of its broader investment strategy. The Company believes that with quality research and underwriting, these securities complement the broader portfolio and the Company’s investment objectives and provide the appropriate level of return for the level of risk. The Company has actively managed down its exposure to high yield securities, from ~11% in 2020 to 3.2% as of December 31, 2024. As of December 31, 2024, the below investment grade securities in the portfolio had an average gross yield of 10.6%. The Company’s below investment grade exposure includes securitized products, commercial mortgage loans, and high yield corporate bonds. Overall exposure to high yield securities is not material to the financial condition or results of operations.
Corporate bonds include publicly traded and privately placed bonds. The portfolio of privately placed securities is made up of 442 issuers as of December 31, 2024 and is diversified by issuer, industry sector and country. Privately placed securities primarily consist of corporate issued senior debt securities that are negotiated with the borrower or are issued by public entities in unregistered form. Privately placed corporate obligations may contain structural security features such as financial covenants and call protections that provide investors greater protection against credit deterioration, reinvestment risk or fluctuations in interest rates than those typically found in publicly registered debt securities. Liquidity of securities issued by public entities in unregistered form is similar to public debt markets. Additionally, investments in these securities are made after due diligence of the issuer, typically including discussions with senior management and in some cases on-site visits to company facilities. Ongoing monitoring includes direct periodic dialogue with senior management of the issuer and continuous monitoring of operating performance and financial position. 144a bonds and registered bonds have similar secondary liquidity and trading dynamics in the public corporate debt market.
As of December 31, 2024, the corporate bonds portfolio includes $50 million of below investment grade bonds, which are privately placed. The securities are diversified by issuer and industry sector. The below investment grade corporate bonds portfolio is made up of 243 issuers as of December 31, 2024.
Municipal bonds include general obligations of state and local issuers and revenue bonds (including pre-refunded bonds, which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest). The municipal bond portfolio as of December 31, 2024 consisted of 74 issues from 41 issuers. The largest exposure to a single issuer was 10% of the municipal bond portfolio.
Asset-backed securities (“ABS”) includes collateralized debt obligations, consumer and other ABS. Credit risk is managed by monitoring the performance of the underlying collateral. Many of the securities in the ABS portfolio have credit enhancement with features such as overcollateralization, subordinated structures, reserve funds, guarantees or insurance.
Commercial mortgage-backed securities (“CMBS”) consisted of CMBS and residential mortgage-backed securities (“RMBS”). RMBS is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to prepayment risk from the underlying residential mortgage loans. CMBS investments are primarily traditional conduit transactions collateralized by commercial mortgage loans and typically are diversified across property types and geographical area.
Foreign government bonds The Company held no foreign government securities as of December 31, 2024 and 2023.
The fair value of bonds was $14.20 billion and $14.40 billion as of December 31, 2024 and 2023, respectively. Unrealized net capital gains (losses) on the bond portfolio, which are calculated as the difference between statement value and fair value, were $(955) million and $(1.12) billion as of December 31, 2024 and 2023, respectively.
Mortgage loans on real estate increased 3% or $144 million to $4.31 billion as of December 31, 2024 compared to $4.17 billion as of December 31, 2023, primarily driven by the acquisition of commercial mortgage loans, partially offset by paydowns and maturities. Mortgage loans mainly comprise loans secured by first mortgages on developed commercial real estate as well as residential real estate. Geographical and property type diversification are key considerations used to manage exposure. Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable the Company will not collect the contractual principal and interest.
Other invested assets increased 4% or $83 million to $1.98 billion as of December 31, 2024 compared to $1.90 billion as of December 31, 2023, primarily due to additional contributions and an increase in market values of limited partnerships. Other invested assets primarily consist of limited partnerships which include investments in private equity funds, real estate funds and other funds.

From Separate Accounts Separate Accounts asset increased 4% or $81 million to $2.19 billion as of December 31, 2024 compared to $2.11 billion as of December 31, 2023, primarily due to unrealized gains, partially offset by contract benefits. Separate Account products are closed to new business and only accept additional deposits on existing contracts.
Aggregate reserve for life contracts The following table summarizes the aggregate reserve for life contracts by product as of December 31:

($ in millions)	2024	2023
Structured settlements	$3,379	$3,640
Interest sensitive life	4,127	4,146
Fixed annuities	1,219	1,418
Indexed annuities	603	539
Traditional life	571	561
Indexed life	301	371
Annuity buyouts	264	288
Payout annuities	167	190
Modified guaranteed annuity contracts	709	474
Single premium immediate annuities	78	89
Other	85	81
Total	$11,503	$11,797
Aggregate reserves for life contracts decreased $294 million as of December 31, 2024 compared to December 31, 2023, primarily due to runoff of immediate annuities, partially offset by MYGAs assumed under forward flow reinsurance agreements.
Other amounts payable on reinsurance increased 69% or $70 million to $171 million as of December 31, 2024 compared to $101 million as of December 31, 2023, primarily due to an increase in the payable to ERL as a result of higher funds withheld income and an increase in the payable to ELIC RE due to a reduction in the required funds withheld balance.
Asset valuation reserve (“AVR”) increased 3% or $17 million to $528 million as of December 31, 2024 compared to $511 million as of December 31, 2023, primarily due to increased unrealized gains. The default component of the AVR was reported at the maximum reserve level as of December 31, 2024.
Funds held under reinsurance treaties with unauthorized and certified reinsurers increased $68 million to $6.61 billion as of December 31, 2024 compared to $6.55 billion as of December 31, 2023, primarily driven by business ceded to Herald Re, offset by the decrease in liability for the business ceded to ERL. ERL is an unauthorized reinsurer in the United States of America.
Funds held under coinsurance decreased $29 million to $694 million as of December 31, 2024 compared to $723 million as of December 31, 2023, driven by the reduction in economic reserves for the business ceded to ELIC Re, resulting in a lower amount of the assets required to be retained in funds withheld.
Repurchase agreement balance increased 14% or $29 million to $234 million as of December 31, 2024 compared to $205 million as of December 31, 2023 due to additional borrowings and the net return of collateral.

OPERATIONS
Summary analysis Summarized financial data for the years ended December 31 is presented in the following table.

($ in millions)	2024	2023	2022
Premiums and annuity considerations for life and accident and health contracts	$825	$1,022	$662
Net investment income	1,196	1,138	1,052
Amortization of interest maintenance reserve	(22)	(1)	54
Commissions and expense allowances on reinsurance ceded	74	78	70
Reserve adjustments on reinsurance ceded	(315)	(261)	(305)
Fees associated with Separate Accounts	42	41	42
Experience refund on reinsurance ceded	125	129	154
Other income	1	2	2
Total	1,926	2,148	1,731

Death benefits	445	450	447
Annuity benefits	376	438	458
Surrender benefits and withdrawals for life contracts	482	549	389
Interest and adjustments on contracts or deposit-type contract funds	276	44	49
Increase (decrease) in aggregate reserves for life and accident and health contracts	(296)	(51)	(331)
Other contract benefits	10	9	7
Commissions and general insurance expenses, including insurance taxes, licenses and fees	214	220	163
Net transfers to or (from) Separate Accounts net of reinsurance	(353)	(319)	(310)
Funds withheld expense	461	394	408
Total	1,615	1,734	1,280

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and realized capital gains or (losses)	311	414	451
Federal and foreign income taxes incurred (excluding tax on capital gains)	58	24	94
Net gain (loss) from operations after dividends to policyholders and federal income taxes and before realized capital gains (losses)	253	390	357
Net realized capital gains (losses)	21	3	(30)
Net income	$274	$393	$327
Net income decreased 30% or $119 million in 2024 compared to 2023, reflecting a $103 million reduction in net gain from operations before income taxes and a $34 million increase in income tax expense on operations, partially offset by a favorable $18 million change in after-tax realized capital gains and losses. Net income increased 20% or $66 million in 2023 compared to 2022, reflecting a $70 million reduction in income tax expense on operations and favorable $33 million change in after-tax realized capital gains and losses, partially offset by $37 million reduction in net gain from operations before income taxes.
Premiums and annuity considerations decreased 19% or $197 million in 2024 compared to 2023 primarily due to lower net considerations on assumed MYGAs and the runoff of policies in force. Premiums and annuity considerations increased 54% or $360 million in 2023 compared to 2022 primarily due to $387 million of annuity considerations on assumed MYGAs, partially offset by the runoff of policies in force.
Net investment income increased 5% or $58 million in 2024 compared to 2023, primarily due to higher income on bonds and other invested assets, and lower amortization and interest expense, partially offset by higher investment expenses. Net investment income increased 8% or $86 million in 2023 compared to 2022, primarily due to higher income on bonds and mortgage loans, and higher dividends from non-insurance subsidiaries, partially offset by decreased income on other invested assets and higher investment expenses.

Reserve adjustments on reinsurance ceded related to a modified coinsurance reinsurance agreement decreased $54 million to $315 million in 2024 compared to $261 million in 2023, driven by surrender activity.
Annuity benefits decreased $62 million to $376 million in 2024 compared to $438 million in 2023, primarily due to certain immediate annuities that were reclassified from life contingent to non-life contingent based on new data available in 2024 following an administration system conversion.
Surrender benefits and withdrawals for life contracts decreased $67 million to $482 million in 2024 compared to $549 million in 2023, primarily due to surrender activity.
Interest and adjustments on contracts or deposit-type contract funds increased $232 million to $276 million in 2024 compared to $44 million in 2023, primarily due to certain immediate annuities that were reclassified from life contingent to non-life contingent based on new data available in 2024 following an administration system conversion.
Increase (decrease) in aggregate reserves for life and accident and health contracts decreased by 480% or $245 million in 2024 compared to 2023, primarily due to certain immediate annuities reclassified from life contingent to non-life contingent based on new data available in 2024 following an administration system conversion, decrease in reserves for assumed MYGAs and the runoff of term life insurance and structured settlement annuities, partially offset by increase in deferred annuities. Increase (decrease) in aggregate reserves for life and accident and health contracts increased by 85% or $280 million in 2023 compared to 2022, primarily due to $401 million increase in reserves for assumed MYGAs, partially offset by the run off of traditional and indexed deferred annuities as well as decrease in interest-sensitive life reserves driven by an increase in the liability discount rate.
Funds withheld expense increased $67 million to $461 million in 2024 compared to $394 million in 2023, primarily due to higher investment income earned on funds withheld assets.
Net realized capital gains (losses) reflect net gains of $21 million in 2024 compared to net gains of $3 million in 2023 and net losses of $30 million in 2022. The increase in net realized capital gains in 2024 compared to 2023 was primarily driven by trading gains and lower impairments. The net realized capital gains in 2023 compared to net losses in 2022 was primarily related to trading losses on repositioning sales in 2022.

MARKET RISK
Market risk is the risk that we will incur losses due to adverse changes in interest rates, credit spreads, equity prices, commodity prices or currency exchange rates. Adverse changes to these rates and prices may occur due to changes in fiscal policy, the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of credit worthiness or risk tolerance. Our primary market risk exposures are to changes in interest rates, credit spreads and equity prices. We also have direct and indirect exposure to commodity price changes through our diversified investments in infrastructure and energy held in limited partnership interests or fixed income investments.
The active management of market risk is integral to our results of operations. We may use the following approaches to manage exposure to market risk within defined tolerance ranges: 1) rebalancing existing asset or liability portfolios, 2) changing the type of investments purchased in the future and 3) using derivative instruments to modify the market risk characteristics of existing assets and liabilities or assets expected to be purchased.
Overview  In formulating and implementing guidelines for investing funds, we seek to earn attractive risk adjusted returns that enhance our ability to pay policyholder obligations while contributing to stable profits and long-term capital growth. Accordingly, our investment decisions and objectives are informed by the underlying risks and product profiles.
Investment policies define the overall framework for managing market and other investment risks, including accountability and controls over risk management activities. These investment activities follow policies that have been approved by our board of directors and which specify the investment limits and strategies that are appropriate given the liquidity, surplus, product profile and regulatory requirements. Executive oversight of investment activities is conducted primarily through our board of directors and investment committee. Asset-liability management (“ALM”) policies further define the overall framework for managing market and investment risks and are approved by our board of directors. ALM focuses on strategies to enhance yields, mitigate market risks and optimize capital to improve profitability and returns while incorporating future expected cash requirements to repay liabilities. These ALM policies specify limits, ranges or targets for investments that best meet business objectives in light of the demands and characteristics of the product liabilities and are intended to result in a prudent, methodical and effective management of market risk and return.
We use widely-accepted quantitative and qualitative approaches to measure, monitor and manage market risk. We evaluate our market risk exposure using multiple measures including but not limited to duration, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets and liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under hypothetical market conditions defined by changes to multiple market risk factors: interest rates, credit spreads, equity prices or currency exchange rates. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. The selection of measures used in our sensitivity analysis should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event. In general, we establish investment portfolio asset allocation and market limits based upon a combination of these measures. The asset allocation limits place restrictions on the total funds that may be invested within an asset class.
Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest-bearing assets and liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. This risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets and issued interest-sensitive liabilities. Changes in interest rates can have favorable and unfavorable effects on our results. For example, increases in rates can improve investment income, but decrease the fair value of our fixed income securities portfolio and increase policyholder surrenders requiring us to liquidate assets. Decreases in rates could increase the fair value of our fixed income securities portfolio while decreasing investment income due to reinvesting at lower market yields and accelerating pay-downs and prepayments of certain investments.
We manage the interest rate risk in our assets relative to the interest rate risk in our liabilities and our assessment of overall economic and capital risk. One of the measures used to quantify this exposure is duration. The difference in the duration of our assets relative to our liabilities is our duration gap. To calculate the duration gap between assets and liabilities, we project asset and liability cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The cash flows used in this calculation include the expected maturity and repricing characteristics of our financial instruments and certain other items including annuity liabilities and other interest-sensitive liabilities.
The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to callable municipal and corporate bonds, fixed rate single and flexible premium deferred annuities, mortgage-backed securities and municipal housing bonds.
As of December 31, 2024, the difference between our asset and liability duration was a (2.23) gap compared to a (2.58) gap as of December 31, 2023. A negative duration gap indicates that the fair value of our liabilities is more sensitive to interest rate movements than the fair value of our assets, while a positive duration gap indicates that the fair value of our assets is more sensitive to interest rate movements than the fair value of our liabilities. We may have a positive or negative duration gap, as the duration of our assets and liabilities vary based on the characteristics of the products in force and investing activity.
Shorter-term annuity liability cash flows are invested to generate cash flows that will fund future claims, benefits and expenses, and that will earn stable returns across a wide variety of interest rate and economic scenarios. To reduce the risk that investment returns are below levels required to meet the funding needs of longer-term liabilities, we apply a total return strategy which includes directly originated corporate loans and limited partnership investments that supplement market risk with idiosyncratic risk. Limited partnership investments are generally not interest-bearing and directly originated corporate loans are floating rate; accordingly, using them to support interest-bearing liabilities contributes toward a negative duration gap.
Based upon the information and assumptions used in the duration calculation, and market interest rates as of December 31, 2024, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would increase the net fair value of the assets and liabilities by $254 million, compared to an increase of $304 million as of December 31, 2023, reflecting year to year changes in duration and the amount of assets and liabilities. The estimate excludes traditional and interest-sensitive life insurance and accident and health insurance products that are not considered financial instruments. The assets supporting these products totaled $7.81 billion and $7.38 billion as of December 31, 2024 and 2023, respectively. Based on assumptions described above, these assets would decrease in value by $499 million as of December 31, 2024, compared to a decrease of $466 million as of December 31, 2023.
To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates or large changes in interest rates.
Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). Credit spread is the additional yield on fixed income securities and loans above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity, complexity or prepayment risks. The magnitude of the spread will depend on the likelihood that a particular issuer will default, illiquidity of the issuer, or complexity in deal underwriting. This risk arises from many of our primary activities, as we invest substantial funds in spread-sensitive fixed income assets.
We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.
Spread duration is calculated similarly to interest rate duration. As of December 31, 2024, the spread duration was 5.17, compared to 4.80 as of December 31, 2023. Based upon the information and assumptions we use in this spread duration calculation and market spreads as of December 31, 2024, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings would decrease the net fair value of the assets by $991 million compared to $918 million as of December 31, 2023. Reflected in the spread duration calculation are the effects of tactical positions that may include the use of credit default swaps to manage spread risk.
Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the markets.
As of December 31, 2024, we held $1.98 billion in limited partnership interests compared to $1.89 billion as of December 31, 2023. These investments are idiosyncratic in nature and a greater portion of the return is derived from asset operating performance. They are not actively traded, and valuation changes typically reflect the performance of the underlying asset. Based upon the information and assumptions used as of December 31, 2024, we estimate that a 10% immediate increase or decrease in private market valuations would increase or decrease the net fair value of these limited partnership interests by $198 million, compared to $189 million as of December 31, 2023.
For limited partnership interests, quarterly changes in fair values may not be highly correlated to equity indices in the short term and changes in value of these investments are generally recognized on a three-month delay due to the availability of the related investee financial statements. The illustrations noted above may not reflect our actual experience if the future composition of the portfolio and correlation relationships differ from the historical relationships.
As of December 31, 2024 and 2023, we had separate account assets, related to variable annuity and variable life contracts with account values totaling $2.19 billion and $2.11 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. In 2006, we disposed of substantially all of the variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of our risk. Equity risk for our variable life business relates to contract charges and policyholder benefits. Total variable life contract charges, including reinsurance assumed, for 2024 and 2023 were $43 million and $43 million, respectively. Separate account liabilities related to variable life contracts were $43 million and $43 million as of December 31, 2024 and 2023, respectively.
As of December 31, 2024 and 2023, we had $0.91 billion and $0.95 billion, respectively, in equity-indexed life and annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. We hedge the majority of the risk associated with these liabilities using equity-indexed options and futures, maintaining risk within specified risk limits.
Foreign currency exchange rate risk is the risk that we will incur economic losses due to adverse changes in foreign currency exchange rates. This risk primarily arises from our foreign equity investments, including common stocks and limited partnership interests. We use foreign currency derivative contracts to partially offset this risk.
As of December 31, 2024, we had $183 million in foreign currency denominated equity investments and no unhedged non-U.S. dollar fixed income securities. As of December 31, 2023, we had $186 million in foreign currency denominated equity investments and no unhedged non-U.S. dollar fixed income securities.
Based upon the information and assumptions used, including the impact of foreign currency derivative contracts, as of December 31, 2024, we estimate that a 10% immediate unfavorable change in each of the foreign currency exchange rates to which we are exposed would decrease the value of our foreign currency denominated instruments by $18 million, compared with an estimated $19 million decrease as of December 31, 2023.
The modeling technique we use to report our currency exposure does not take into account correlation among foreign currency exchange rates. Even though we believe it is very unlikely that all of the foreign currency exchange rates that we are exposed to would simultaneously decrease by 10%, we nonetheless stress test our portfolio under this and other hypothetical extreme adverse market scenarios. Our actual experience may differ from these results because of assumptions we have used or because significant liquidity and market events could occur that we did not foresee.

LIQUIDITY AND CAPITAL RESOURCES
Cash flows are summarized in the following table for the year ended December 31:

($ in millions)	2024	2023	2022
Net cash from operations	$424	$267	$145
Net cash from investments	128	810	(510)
Net cash from financing and miscellaneous sources	(413)	(863)	(622)
Net change in cash, cash equivalents and short-term investments	139	214	(987)
Cash, cash equivalents and short-term investments, beginning of year	542	328	1,315
Cash, cash equivalents and short-term investments, end of period	$681	$542	$328
The principal uses of cash from operations were payment of benefits, commissions and operating expenses and federal income taxes. The principal sources of cash from operations were net investment income, premiums collected net of reinsurance and net transfers from Separate Accounts.
Net cash from operations increased $157 million in 2024 compared to 2023, primarily due to lower benefits and loss related payments and an increase in net investment income, partially offset by decrease in premiums collected net of reinsurance. Net cash from operations increased $122 million in 2023 compared to 2022, primarily due to increase in premiums collected net of reinsurance, partially offset by an increase in benefits and loss related payments.
Net cash from investments decreased $682 million in 2024 compared to 2023, driven by investments acquired in excess of sale proceeds. The net cash from investments was primarily attributed to bonds, mortgage loans, other invested assets and stocks. Net cash from investments increased $1.32 billion in 2023 compared to 2022, driven by sale proceeds in excess of investments acquired. The net cash from investments was primarily attributed to bonds, mortgage loans, other invested assets and stocks. The maturity structure of the Company’s bonds, which represents 66% and 68% of the Company’s total investments as of December 31, 2024 and 2023, respectively, is managed to meet the anticipated cash flow requirements of the underlying liabilities. A portion of the diversified product portfolio, primarily fixed deferred annuities and universal life insurance policies, is subject to discretionary surrender and withdrawal by customers.
Net change from financing and miscellaneous sources increased $450 million in 2024 compared to 2023, primarily due to net increase in borrowing under repurchase agreements and increase in funds held under reinsurance due to assumed annuity flow reinsurance, partially offset by a higher distribution to parent EUHC. Net change from financing and miscellaneous sources decreased $241 million in 2023 compared to 2022, primarily due to the net repayment of borrowing under repurchase agreements in 2023 compared to net increase in borrowing in 2022, partially offset by decreased distribution to parent EUHC and lower reduction in funds held under reinsurance with ERL due to the run-off of the liabilities ceded to ERL.
Liquidity sources and uses Our potential sources and uses of funds principally include the following activities below.

Potential sources of funds	Potential uses of funds
Receipt of insurance premiums	Payment of contract benefits, surrenders and withdrawals
Deposit-type contracts	Reinsurance cessions and payments
Reinsurance recoveries	Operating costs and expenses
Receipts of principal, interest and dividends on investments	Purchase of investments
Sales of investments	Dividends and return of capital to parent
Capital contributions from parent	Tax payments/settlements
Tax refunds/settlements	Repayments of funds received from various forms of borrowing
Funds from various forms of borrowing	Payments for acquisitions
Receipt of assumed annuity premiums

Liquidity for life insurance companies is measured by the ability to pay contractual benefits and operating expenses, and fund investment commitments. Of the total direct and assumed annuity reserves, including liability for deposit-type contracts, 66% or $7.78 billion are not subject to discretionary withdrawal. The Company maintains a strong liquidity position and is well positioned to meet its policyholders’ obligations.
Contractual obligations and commitments We have short-term and long-term contractual obligations and commitments. We manage our short-term liquidity position to ensure the availability of a sufficient amount of liquid assets to extinguish short-

term liabilities as they come due in the normal course of business, including utilizing potential sources of liquidity. Long-term obligations include known contractual commitments that require cash needs beyond 12 months.
Short-term contractual obligations are typically settled with cash or short-term investments and operating cash flows. Most of these obligations are paid within one year and reported in other liabilities.
Long-term contractual obligations Contractual commitments represent investment commitments such as limited partnership interests and other loans. Limited partnership interests are typically funded over the commitment period which is shorter than the contractual expiration date of the partnership and as a result, the actual timing of the funding may vary.
Off-balance-sheet financial instruments The contractual amounts of off-balance-sheet financial instruments as of December 31 were as follows:

($ in millions)	2024	2023
Commitments to invest in limited partnership interests	$1,225	$716
Commitments to invest in low income housing tax credit (“LIHTC”) property investments	112	112
Commitments to invest in private placement securities	46	34
Other loan commitments	361	673
The contractual amounts represent the amount at risk if the contract was fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless. The Company does not require collateral or other security to support off-balance-sheet financial instruments with credit risk.
Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. Commitments to invest in limited partnership interests included commitments to invest in real estate, which represent an agreement to provide additional capital for the development of real estate property. Commitments to invest in LIHTC limited partnership interests represent agreements to acquire new or additional participation in certain Low-Income Housing Tax Credits. Commitments to invest in private placement securities represent commitments to purchase private placement debt and private equity securities at a future date. The Company enters into these agreements in the normal course of business. Other loan commitments are agreements to lend to a borrower provided there is no violation of any conditions in the contract. The Company enters into these agreements to commit to future loan fundings at a predetermined amount.
We actively manage our financial position and liquidity levels in light of changing market, economic, and business conditions. Liquidity is managed at both the entity and enterprise level across the Company and is assessed on both base and stressed level liquidity needs. We believe we have sufficient liquidity to meet these needs.
Capital Resources The following table summarizes the capital and surplus as of December 31:

($ in millions)	2024	2023
Capital and surplus, December 31, prior year	$1,838	$1,760
Net income	274	393
Change in net unrealized capital gains (losses)	2	86
Change in net unrealized foreign exchange capital gains (losses)	—	(5)
Change in net deferred income tax	31	(55)
Change in non-admitted assets	6	143
Change in AVR	(17)	(84)
Paid-in surplus adjustment	(77)	(194)
Dividends to stockholders	(373)	(206)
Capital and surplus, December 31, current year	$1,684	$1,838
Capital and surplus decreased $154 million as of December 31, 2024 compared to December 31, 2023, primarily due to distributions to EUHC, included in dividends to stockholders and paid-in surplus adjustment, partially offset by net income.
In 2024, the Company paid an extraordinary distribution totaling $450 million in cash to EUHC, its parent, on August 30, 2024. This distribution included a $373 million dividend recorded as a reduction to unassigned funds, which was the entire amount of the Company’s unassigned funds as of the payment date. The remaining $77 million of the distribution was a return of capital that was recorded as a reduction to gross paid in and contributed surplus. In 2023, the Company paid an extraordinary distribution totaling $400 million in cash to EUHC, its parent, on August 25, 2023. This distribution included a $206 million dividend recorded as a reduction to unassigned funds, which was the entire amount of the Company’s unassigned funds as of the payment date. The remaining $194 million of the distribution was a return of capital that was recorded as a reduction to gross paid in and contributed surplus.

Financial strength ratings and outlook The following table summarizes our insurance financial strength rating as of December 31, 2024:

Rating agency	Rating
A.M. Best Company, Inc.	A
Our rating is influenced by many factors including our operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks and the current level of operating leverage.
In May 2024, A.M. Best downgraded our insurance financial strength rating to A from A+. The outlook for the rating changed to stable from negative.
Dividend restriction The ability of the Company to pay dividends is generally dependent on business conditions, income, cash requirements, receipt of dividends and other relevant factors. More specifically, the Illinois Insurance Code (“Code”) provides a two-step process. First, no dividend may be declared or paid except from earned (unassigned) surplus, as distinguished from contributed surplus, nor when the payment of a dividend reduces surplus below the minimum amount required by the Code, and surplus for determining whether a dividend may be declared shall not include unrealized appreciation from investments. Secondly, a determination of the ordinary versus extraordinary dividends that can be paid is formula based and considers net income and capital and surplus, as well as the timing and amounts of dividends paid in the preceding twelve months as specified by the Code. Dividends are not cumulative. Additionally, any dividend cannot result in capital and surplus being less than the minimum amount required by law. As of December 31, 2024, the Company cannot declare or pay dividends without the prior approval of the IL DOI because of its negative unassigned surplus position of $214 million excluding unrealized appreciation from investments. Until November 1, 2024, the Company was required to obtain prior written approval from the IL DOI to declare or distribute any shareholder dividend (both ordinary and extraordinary).
Risk-based capital The NAIC has a uniform capital adequacy standard, referred to as risk-based capital (“RBC”), that serves as one of the solvency monitoring regulatory tools to measure and assess the amount of capital that is appropriate for an insurance company to support its overall business operations in consideration of its size and risk profile. The standard utilizes a formula to calculate a company’s minimum capital requirement (“company action level RBC”) based on the insurance, business, asset, interest rate, health credit and market risk associated with its business. There is no regulatory action required if a company maintains the total adjusted capital level greater than the company action level RBC. An RBC law does, however, mandate four levels of regulatory action based on a company’s degree of capital impairment. An RBC ratio of at least 200% meets the regulatory requirements.
The following table presents the Company’s Total Adjusted Capital (“TAC”) and the Authorized Control Level (“ACL”) RBC ratio as of December 31:

($ in millions)	2024	2023
TAC	$2,065	$2,203
ACL	$219	$199
Authorized Control Level RBC ratio	942.9%	1,107.0%
As of December 31, 2024 and 2023, the Company’s total adjusted capital that was above the company action level RBC.
Insurance Regulatory Information System (“IRIS”) ratios The NAIC has developed a set of financial relationships or tests known as IRIS to assist state regulators in monitoring the financial condition of insurance companies that require special attention or action. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with a defined usual range. Additional regulatory scrutiny may occur if a company’s ratio results fall outside the usual range for four or more of the twelve ratios. As of December 31, 2024, the Company had the total affiliated investments to capital and surplus ratio and the change in premium ratio that were out of the usual range. As of December 31, 2024, the total affiliated investments to capital and surplus ratio was driven by an increase in affiliated mortgage loans on real estate and limited partnerships. Total affiliated investments primarily include positions managed, sponsored, or originated by BIS, which provides services to the Company under an investment management agreement. BIS is affiliated with Blackstone, Inc,, the ultimate parent of the general partner of Everlake Holdings, LP, the indirect parent of the Company. These investments generally include a diverse pool of cash flow generating fixed income or other assets that are securitized into a special purpose vehicle and do not represent any direct or indirect credit exposure to Blackstone, Inc. As of December 31, 2024, the change in premium ratio was primarily due to lower net consideration on assumed MYGAs and the runoff of policies in force.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES
The financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the IL DOI, which differ from accounting principles generally accepted in the United States of America.
The preparation of financial statements in conformity with accounting principles prescribed or permitted by the IL DOI requires management to make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates, presented in the order they appear in the statutory-basis Statements of Financial Position, include those used in determining:
•Fair value of financial assets
•Impairment of investments
•Policy reserves
•Reinsurance
•Income taxes
In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.
A summary of each of these critical accounting estimates follows.
Fair value of financial assets Fair value is defined, per SSAP No. 100, Fair Value, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.
Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual fixed income and other securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. For certain equity securities, valuation service providers provide market quotations for completed transactions on the measurement date. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.
For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.
The fair value of certain financial assets, including privately placed corporate fixed income securities and free-standing derivatives, for which our valuation service providers or brokers do not provide fair value determinations, is developed using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities or instruments, published credit spreads, and other applicable market data as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Because judgment is required in developing the fair values of these financial assets, they may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.
For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.
We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.
We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2024 and 2023, we did not adjust fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.
As of December 31, 2024 and 2023, neither internal pricing models nor broker quotes were used for any fair value amounts.
For additional detail on fair value measurements, see Note 4 of the financial statements in Item 11(e).
Impairment of investments We have a comprehensive portfolio monitoring process that includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for bonds, including LBASS) or cost (for stocks) is below internally established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential OTTI using all reasonably available information relevant to the collectibility or recovery of the security. Inherent in the Company’s evaluation of OTTI for these securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: (1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; (2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and (3) the length of time and extent to which the fair value has been less than amortized cost or cost.
Impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. OTTI adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell. The carrying value of real estate is adjusted for OTTI only if it is not recoverable and exceeds fair value.
Policy reserves The Company adopted Principles Based Reserving (“PBR”) which are computed actuarially according to the Valuation Manual Section 20 method with interest, mortality and other assumptions applied in compliance with statutory regulations for life policies issued on or after January 1, 2020.
Policy benefit reserves for traditional and flexible premium life insurance policies excluding PBR policies are computed actuarially according to the Commissioners' Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for annuity products are calculated according to the Commissioners' Annuity Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for modified guaranteed annuity products are calculated according to Title 50 of the Illinois Administrative Code, Part 1410 with interest and mortality assumptions in compliance with statutory regulations.
Reserves for deposit-type funds are equal to deposits received and interest credited to the benefit of contractholders, less surrenders and withdrawals that represent a return to the contractholder. For deposit-type funds with no cash values prior to maturity, reserves are present values of contractual payments with interest assumptions in compliance with statutory regulations. Tabular interest on deposit-type funds is calculated as the prescribed valuation interest rate times the mean amount of funds subject to such rate held at the beginning and end of the year of valuation.
Policy benefit reserves for accident and health and group life insurance products include claim reserves, contract reserves and unearned premiums, if applicable. Claim reserves, including incurred but not reported claims, represent management's estimate of the ultimate liability associated with unpaid policy claims, based primarily upon analysis of past experience. To the extent the ultimate liability differs from the amounts recorded, such differences are reflected in the Summary of Operations when additional information becomes known.
Reinsurance The Company reinsures certain of its risks to other insurers primarily under the following types of reinsurance agreements: yearly renewable term, coinsurance, coinsurance with funds withheld and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies.
The amounts reported in the Statements of Financial Position as amounts recoverable from reinsurers include amounts billed to reinsurers for losses paid and experience refunds due. Contract claims are reported net of reinsurance recoverables on unpaid losses, which represent estimates of amounts expected to be recovered from reinsurers on incurred losses that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contract and in accordance with the coverage, terms and conditions of the reinsurance agreement. Reinsurance premiums are generally reflected in income in a manner consistent with the terms of the reinsurance agreements. Reinsurance does not extinguish the Company’s primary liability under the policies written. Reinsurance recoverable balances that are current and from authorized reinsurers are reported as admitted assets. Reinsurance recoverable balances from unauthorized reinsurers require collateral at least equal to the amount recoverable, or the recoverable balance is nonadmitted. Reinsurance recoverable balances from unauthorized reinsurers where the Company retains assets on a funds withheld basis are reported as admitted assets. If it is probable that reinsurance recoverables on paid or unpaid claim or benefit payments are uncollectible, these amounts are written off through a charge to the Statements of Operations.
Income taxes The income tax provision is calculated under the liability method. DTAs and DTLs are recorded based on the difference between the statutory financial statement and tax bases of assets and liabilities at the enacted tax rates. Deferred income taxes also arise from net unrealized capital gains and losses on certain investments carried at fair value. The net change in DTAs and DTLs is applied directly to unassigned surplus. The nonadmitted portion of gross DTAs is determined by applying the rules prescribed by SSAP No. 101, Income Taxes (“SSAP No. 101”).
The application of SSAP No. 101 requires the Company to evaluate the recoverability of DTAs and to establish a statutory valuation allowance adjustment (“valuation allowance”) if necessary to reduce the DTA to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carry-forwards; (5) the length of time that carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs; and (7) any tax planning strategies that the Company would employ to avoid an operating loss or tax credit carry-forward from expiring unused. Although the realization is not assured, management believes it is more likely than not that the DTAs, net of the valuation allowance, will be realized.

REGULATION AND LEGAL PROCEEDINGS
We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 18 of the financial statements under the heading “Other contingencies” included in Item 11(e).

Item 11(i). Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 11(j). Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.
Item 11(k).    Directors, Executive Officers, Promoters and Control Persons.
Identification of Directors and Executive Officers
Directors are elected at each annual meeting of shareholders for a term of one year. The biographies of each of the directors and executive officers below contain information regarding the person’s service as a director, business experience, director positions at public companies held currently or at any time during the last five years if applicable, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director or executive officer should serve as such for Everlake Life Insurance Company (“ELIC”).
Angela K. Fontana, 56, has been a director, Senior Vice President, Chief Legal Officer, and Secretary since November 1, 2021. Prior to that, Ms. Fontana served as a director for Allstate Life Insurance Company (“ALIC”) since 2012 and Vice President, General Counsel and Secretary for ALIC since May 2013. Ms. Fontana has been selected to serve on ELIC’s board because she has a deep understanding of the insurance business generally and has extensive experience in regulatory compliance and government relations. In addition, Ms. Fontana has extensive knowledge regarding ELIC’s business, including its products, operations and customers.
Laurie L. Harris, 66, has been a director since November 1, 2021, Ms. Harris is a retired PricewaterhouseCoopers LLP Audit Partner. Ms. Harris also serves as a Director for Hagerty, Inc., Society of Insurance Financial Management, and Synchronoss Technologies Inc. and as a Non-Executive Director for IWG plc and QBE North America. Ms. Harris has been selected to serve on ELIC’s board due to her extensive background auditing insurance companies.
Michael M. Hartt, 39, has been a Senior Vice President and Chief Accounting Officer since July 5, 2022. Prior to that, Mr. Hartt served as a Director at PricewaterhouseCoopers LLP. Mr. Hartt has deep knowledge of accounting and financial reporting requirements for insurance companies.
Ida Hoghooghi, 49, has been a director since November 17, 2023. Ms. Hoghooghi is a Senior Managing Director and Co-Chief Operating Officer of Blackstone Credit and Insurance. Prior to that, Ms. Hoghooghi was the Chief Operating Officer of Blackstone Insurance Solutions since March 2022. Previously, Ms. Hoghooghi was a Managing Director at Goldman, Sachs & Company for over sixteen years. Ms. Hoghooghi has been selected to serve on ELIC’s board due to her extensive financial background.
Michael W. Hovey, 49, has been a director since November 1, 2021. Mr. Hovey has been a Senior Managing Director of Blackstone Insurance Solutions since 2021. Prior to that, Mr. Hovey served over sixteen years as Managing Director, Co-Head of Insurance Investment Banking with Morgan Stanley & Co. LLC. Mr. Hovey has been selected to serve on ELIC’s board due to his extensive background in the insurance field of investment banking.
John D. Johns, 73, has been a director since November 17, 2023. Until his retirement in 2019, Mr. Johns was the Chairman, President, and Chief Executive Officer of Protective Life Corporation since 1993. Mr. Johns has been selected to serve on ELIC’s board due to his extensive experience in the insurance industry.
Ted M. Johnson, 55, has been a director and Senior Vice President and Chief Financial Officer since November 1, 2021. Previously for twenty years, Mr. Johnson held various positions with American Equity Investment Life Holding Company and American Equity Investment Life Insurance Company as Chief Financial Officer, Treasurer, Vice President Accounting and Vice President and Controller. Mr. Johnson has been selected to serve on ELIC’s board due to his extensive financial and accounting experience and deep knowledge of the insurance business.
Rebecca D. Kennedy, 52, has been a Senior Vice President and Chief Operations Officer since November 1, 2021. Prior to that, Ms. Kennedy served as a Director of ALIC since 2021 and as a Vice President since October 2018. In this role, Ms. Kennedy is responsible for leading life and annuity operations, underwriting, and claims. Ms. Kennedy is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. Ms. Kennedy has extensive experience in the life insurance industry, especially in life and annuity operations.
Tyler E. Largey, 54, has been a director and President and Chief Executive Officer since November 1, 2021. Previously, Mr. Largey was a Managing Director of Blackstone Insurance Solutions since 2019. Prior to that, Mr. Largey served for over six years as Chief Operating Officer-Finance and Chief Finance Transformation Officer of AIG. Mr. Largey has been selected to serve on ELIC’s board due to his extensive insurance experience.
Theresa M. Resnick, 62, has been a Senior Vice President-Actuary since September 19, 2023. Previously, Ms. Resnick served as the Senior Vice President and Chief Actuary since November 1, 2021. Ms. Resnick also served as the Appointed Actuary of ALIC since December 2015 and as a Vice President since September 2016. Ms. Resnick has deep knowledge of the insurance industry as well as extensive experience in life and health insurance company financial management. Ms. Resnick is a Fellow in the Society of Actuaries and a Member of the Academy of Actuaries.
Yiping Yang, 48, has been a Senior Vice President, Chief Actuary and Appointed Actuary since August 14, 2023 and previously was Senior Vice President-Actuary since December 2022. Previously, Ms. Yang was a Principal at Milliman for twenty years. Ms. Yang has extensive actuarial experience with life insurance. Ms. Yang is a Fellow in the Society of Actuaries and a Member of the Academy of Actuaries.
Susan E. Voss, 69, has been a director since November 1, 2021. Ms. Voss previously served 8 years as the Iowa Insurance Commissioner and 6 years as 1st Deputy Commissioner at the Iowa Insurance Division. Ms. Voss also serves as a Director for United Fire Group, National Council on Compensation Insurance, and Simpson College. Ms. Voss also owned Voss Consulting for ten years which provided insurance consulting services. Ms. Voss has been selected to serve on ELIC’s board due to her extensive experience in the insurance industry.
Bonnie G. Wasgatt, 67, has been a director since November 1, 2021. Until her retirement in 2022, Ms. Wasgatt had been an Executive Vice President and Chief Operating Officer of Fidelity & Guaranty Life Business Services, Inc. since 2019. Prior to that, Ms. Wasgatt was a Senior Advisor at The Blackstone Group and Executive IT Strategist and Chief Information Officer for six years at Jackson National Life Insurance Company. Ms. Wasgatt also sits on the Boards of Magnifact and Odyss Global – Sub of NLB. Ms. Wasgatt occasionally provides executive consulting advice through SPARK IPS. Ms. Wasgatt has been selected to ELIC’s board due to her extensive experience in the insurance and financial fields.
Item 11(l).    Corporate Governance.
Compensation Committee Interlocks and Insider Participation
ELIC’s Board of Directors has a Nominating and Governance Committee, which recommends to the Board of Directors the compensation of the principal officers of the Company. No executive officer of ELIC served as a member of a compensation committee of another entity of which any executive officer served as a director of ELIC.
Item 11(m). Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
The following table shows the number of ELIC shares owned by any beneficial owner who owns more than five percent of any class of Everlake’s voting securities as of March 3, 2025.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Common Stock	Everlake US Holdings Company(1) 3100 Sanders Road, Suite 303, Northbrook, IL 60062	23,800	100%
N/A	Everlake US Parent Company 3100 Sanders Road, Suite 303, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Everlake Life Insurance Company	N/A
(1) Everlake US Holdings Company is a wholly owned subsidiary of Everlake US Parent Company.

Everlake Life Insurance Company, which was formerly named Allstate Life Insurance Company, is a direct wholly owned subsidiary of Everlake US Holdings Company, a holding company incorporated in the state of Delaware. Everlake US Holdings Company is a direct wholly owned subsidiary of Everlake US Parent Company, a holding company incorporated in the state of Delaware, which is a direct wholly owned subsidiary of Everlake Holdings, LP, a Cayman Islands limited partnership, whose general partner is Blackstone ISG Investment Partners – A Management Associates (Cayman) – NQ L.P., a Cayman Islands exempted limited partnership (“BISG Management Associates”). BISG Management Associates is an indirect subsidiary of Blackstone Inc., a Delaware corporation, which is a publicly traded company listed on the New York Stock Exchange under the ticker symbol “BX” (“Blackstone”).
Pursuant to the terms of Amendment No. 1, effective December 3, 2024, to the Joint Shareholder Committee Agreement, dated November 1, 2021 (the “Joint Shareholder Committee Agreement”), Everlake US Holdings Company, Everlake US Parent Company, Everlake Holdings, LP, BISG Management Associates and the other entities that otherwise would directly or indirectly control Everlake US Holdings Company, including Blackstone (collectively, the “Delegating Persons”), established and delegated all authority that the shareholders of Everlake US Holdings Company would have had as shareholders to a joint shareholder committee (the “Shareholder Committee”) comprised of at least two employees of Blackstone with the title of managing director or any equivalent or senior title. The Shareholder Committee possesses and is entitled to exercise rights attendant to the shares of Everlake US Holdings Company held by the Delegating Persons and, as such, its primary role is to consider and vote on matters appropriate for Everlake US Holdings Company’s shareholders, including the nomination of members of Everlake US Holding Company’s Board of Directors.

Security Ownership of Directors and Executive Officers
Each member of the Board of Directors of ELIC affiliated with Blackstone may be deemed to beneficially own shares owned by such entity. Each such individual disclaims beneficial ownership of any such shares in which such individual does not have a pecuniary interest.
Item 11(n). Transactions with Related Persons, Promoters, and Certain Control Persons.
Transactions with Related Persons
This table describes certain intercompany agreements involving amounts greater than $120,000 between Everlake Life Insurance Company and the following companies:
•Everlake US Holdings Company (“EUHC”), the direct parent of ELIC;
•Everlake US Parent Company, an indirect parent of ELIC; and
•Everlake Holdings, LP, an indirect parent of ELIC

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Related Person(s) involved in the transaction and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)	EUHC	Everlake US Parent Company	Everlake Holdings, LP
Expense Sharing and Services Agreement between Everlake Holdings, LP and certain of its affiliated companies effective November 1, 2021.	2022 2023 2024	159,778,110 157,999,149 158,245,725	159,778,110 157,999,149 158,245,725	0 0 0	0 0 0
Consolidated Federal Income Tax Agreement between Company, ELIC Reinsurance Company, Everlake Assurance Company, and Everlake Distributors, LLC effective November 1, 2021.	2022 2023 2024	15,438,453 (1) 20,764,000 (1) 50,677,000(1)	0 0 0	0 0 0	0 0 0
(1) Total amounts paid to the Internal Revenue Service.
On November 1, 2021, the Company and Blackstone ISG-1 Advisors LLC (“BIS”) entered in an Investment Management Agreement whereby BIS provides investment management services and advice. In 2024, 2023 and 2022, the Company incurred investment expense for these services totaling $49 million, $50 million and $56 million, respectively.
On November 8, 2021, the Company acquired equity interests in BXC DL (WH) Holdings, LLC, a direct lending warehouse facility, from Blackstone Treasury Holdings II L.L.C. for a purchase price in the amount of $231 million.

Policies and Procedures for Review and Approval of Related Person Transactions
All intercompany agreements to which ELIC is a party are approved by the Board as well as by the board of any other affiliate of Everlake US Holdings Company that is a party to the agreement. To the extent required under applicable law, intercompany agreements are also submitted to the Illinois Department of Insurance, ELIC’s domestic regulator, for approval or non-disapproval pursuant to the Illinois Insurance Holding Company Systems Act. This process is documented in writing in an internal procedure that captures the review and approval process of all intercompany agreements. All board and state regulatory approvals are maintained in ELIC’s corporate records.

ELIC is subject to the Related Person Transaction Policy (“RPT Policy”) adopted by the board of Directors (“Board”) of Everlake US Holdings Company (“EUHC”), the parent of Everlake Life, pursuant to which the EUHC Board, acting through its Nominating and Governance Committee, must review and decide whether to approve or ratify any related person transaction. Any potential related person transaction is required to be reported to our legal department, which will then determine whether it should be submitted to the EUHC Nominating and Governance Committee for consideration. The EUHC Nominating and Governance Committee must then review and decide whether to approve any related person transaction. In addition, ELIC’s Nominating and Governance Committee is responsible for the review and approval of certain material transactions between EUHC and its affiliates, on the one hand, and any member or members of “Blackstone”, as defined in the RPT Policy, on the other hand, in accordance with the RPT Policy. For purposes of the RPT Policy, a related person transaction is defined as a proposed, existing, or completed transaction, including but not limited to, any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, in which EUHC (including any of its consolidated subsidiaries) was, is, or will be a participant (whether or not EUHC is a party), in which any related person had, has, or will have a direct or indirect material interest. In addition, all directors and executive officers of ELIC are subject to the Everlake Code of Business Conduct and Ethics (“Code”). The Code, which was adopted by the EUHC Board, includes a written conflict of interest policy. Any potential relationship or activity that could impair independent thinking or judgment, including holding a financial interest in a business venture that is similar to Everlake, or a business that has a relationship with Everlake, must be reported to our legal department who will work with representatives from Human Resources and Compliance to determine whether an actual conflict of interest exists. Each director and executive officer must sign a certification annually.

Director Independence
After considering all of the relevant facts and circumstances, Mses. Harris, Voss and Wasgatt are “independent” as defined by Illinois insurance law. The determination was based, in part, on information provided by each director regarding her business and professional relationships, and those of her family members, with ELIC and those entities with which ELIC has significant business or financial interactions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0.00
Cost of printing and engraving	$2,300.00
Legal fees	$0.00
Accounting fees	$0.00
Mailing fees	$1,300.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The By-laws of Everlake Life Insurance Company (“Registrant”) provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.
The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
None.

ITEM 16. EXHIBITS.
As a result of the sale on November 1, 2021, by Allstate Insurance Company of Allstate Life Insurance Company and Allstate Distributors, LLC, to Everlake US Holdings Company, a Delaware corporation, Allstate Life Insurance Company changed its name to Everlake Life Insurance Company (“Everlake Life”) and Allstate Distributors, LLC changed its name to Everlake Distributors, LLC (“Everlake Distributors”). Accordingly, references in the exhibits below to “Allstate Life” and “Allstate Distributors” are solely for historical purposes and should be read to refer to Everlake Life and Everlake Distributors, respectively, as applicable. In addition, certain other exhibits are retained for historical reference.
16(a)
Exhibit	Description
(1)(1)
Underwriting Agreement dated as of December 1, 1995, by and among Glenbrook Life and Annuity Company and Allstate Life Financial Services, Inc. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company, SEC File No. 333-220830, filed on November 3, 2017).

(1)(2)
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC, Allstate Financial Services, LLC & Lincoln Benefit Life Company (Incorporated herein by reference to Registrant’s Current Report on Form 8-K (File No. 0-31248) dated September 1, 2011.)

(1)(3)
Amended and Restated Principal Underwriting Agreement, dated June 1, 2006, by and between Allstate Life Insurance Company and Allstate Distributors, LLC (Incorporated herein by reference to the Form S-3 Registration Statement of Allstate Life Insurance Company (SEC File No. 333-169382) dated September 15, 2010).

(1)(4)
Amendment to Principal Underwriting Agreement between Everlake Life Insurance Company and Everlake Distributors, LLC, made and entered into on January 12, 2022. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(2)
Stock Purchase Agreement, dated as of January 26, 2021, by and among Allstate Insurance Company, Allstate Financial Insurance Holdings Corporation, and Antelope US Holdings Company (certain schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit). Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, dated January 27, 2021.

(3)(i)
Amended and Restated Articles of Incorporation of Allstate Life Insurance Company, dated November, 8, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(3)(ii)
By-Laws of Everlake Life Insurance Company, dated November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022

(4)(1)
Form of Flexible Premium Deferred Variable Annuity Certificate and Application (AIM Lifetime Plus) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220830, filed on November 3, 2017.

(4)(2)	Amendatory Endorsement (LU10244) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220830, filed on November 3, 2017.

(4)(3)
Flexible Premium Deferred Variable Annuity Contract and Application (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831), filed on November 3, 2017).

(4)(4)	Death Benefit Amendatory Endorsement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831), filed on November 3, 2017).

(4)(5)	Amendatory Endorsement (LU10244) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831, filed on November 3, 2017).

(5)
Opinion and Consent of General Counsel re: Legality of the securities being registered (Incorporated herein by reference to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-270987, filed on March 30, 2023).

(8)	Opinion re: tax matters. None.

(9)	Voting trust agreement. None.

(10)	Material Contracts.

(10)(1)
Credit Agreement dated November 16, 2020, among The Allstate Corporation, Allstate Insurance Company, and Allstate Life Insurance Company, as Borrowers; the lenders party thereto, Wells Fargo Bank, National Association, as Syndication Agent; Bank of America, N.A., Barclays Bank PLC, Credit Suisse AG, New York Branch, Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC, and U.S. Bank National Association, as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent. Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, filed on November 17, 2020.

(10)(2)
Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, and other certain subsidiaries of The Allstate Corporation effective February 1, 1996. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 13, 2007.

(10)(3)
Amended and Restated Intercompany Liquidity Agreement between Allstate Insurance Company, Allstate Life Insurance Company and The Allstate Corporation effective as of May 8, 2008. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on May 14, 2008.

(10)(4)
Revolving Loan Credit Agreement, effective December 20, 2010, between American Heritage Life Insurance Company and Road Bay Investments, LLC. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 27, 2010.

(10)(5)
Pledge and Security Agreement, dated as of December 20, 2010, between Road Bay Investments, LLC and American Heritage Life Insurance Company securing obligations under the Revolving Loan Credit Agreement. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 27, 2010.

(10)(6)
Capital Support Agreement between Allstate Life Insurance Company and Allstate Insurance Company effective December 14, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 7, 2008.

(10)(7)
Form of Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(8)
Form of Amendment No. 1 effective January 1, 2009, to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates dated as of January 1, 2009. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 17, 2010.

(10)(9)
Letter Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates, including Allstate Life Insurance Company, effective December 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on May 23, 2008.

(10)(10)
Addendum among Allstate Insurance Company and certain affiliates dated August 17, 2011 to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates effective as of January 1, 2004, as amended by amendment No. 1 effective as of January 1, 2009. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 8, 2012.

(10)(11)
New York Insurer Supplement to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 8, 2005.

(10)(12)
Limited Servicing Agreement among Allstate Life Insurance Company, Allstate Distributors, L.L.C. and Allstate Financial Services, LLC effective October 1, 2002. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(13)
Form of Investment Management Agreement among Allstate Investment Management Company, The Allstate Corporation and certain affiliates effective February 1, 2012. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 7, 2012.

(10)(14)
Form of Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(15)
Investment Advisory Agreement and Amendment to Service Agreement as of January 1, 2002, between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York. Incorporated herein by reference to Allstate Life Insurance Company’s Form 10, SEC File No. 000-31248, filed on April 24, 2002.

(10)(16)
Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company, effective July 1, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 7, 2005.

(10)(17)
Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company effective as of March 31, 2008. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 23, 2008.

(10)(18)
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, L.L.C., Intramerica Life Insurance Company, and Allstate Financial Services, LLC. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on September 1, 2011.

(10)(19)
Selling Agreement by and among Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc., f/k/a Allstate Life Financial Services, Inc., merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(20)
Amendment effective August 1, 1999 to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(21)
Amendment effective September 28, 2001, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(22)
Amendment effective February 15, 2002, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(23)
Amendment effective April 21, 2003, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(24)
Selling Agreement and Addenda to Agreement between Allstate Life Insurance Company as successor in interest to Glenbrook Life and Annuity Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective May 17, 2001, December 31, 2001, and November 18, 2002, respectively. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(25)
Selling Agreement by and among Allstate Life Insurance Company of New York, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective May 1, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(26)
Selling Agreement by and between Lincoln Benefit Life Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective August 2, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(27)
Marketing Coordination and Administrative Services Agreement among Allstate Insurance Company, Allstate Life Insurance Company and Allstate Financial Services, LLC effective January 1, 2003. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(28)
First Amendment to Marketing Coordination and Administrative Services Agreement by and among Allstate Life Insurance Company, Allstate Financial Services, LLC and Allstate Insurance Company effective January 1, 2006. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 8, 2006.

(10)(29)
Marketing Agreement by and among Allstate Life Insurance Company as successor in interest to Glenbrook Life and Annuity Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective June 10, 2003. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(30)
Novation and Assignment Agreement by and among Allstate Life Insurance Company, American Heritage Life Insurance Company and Columbia Universal Life Insurance Company effective June 30, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.

(10)(31)
Amendment to Reinsurance Agreement effective December 1, 2007, by and between American Heritage Life Insurance Company and Allstate Life Insurance Company. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.

(10)(32)
Form of Tax Sharing Agreement by and among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(33)
Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain of its affiliates, including Allstate Life Insurance Company effective January 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 21, 2008.

(10)(34)
Amended and Restated Reinsurance Agreement, dated April 1, 2014, between Allstate Life Insurance Company and Lincoln Benefit Life Company. Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, filed on April 7, 2014.

(10)(35)
Recapture and Termination Agreement between Allstate Life Insurance Company and Allstate Assurance Company effective December 1, 2020. Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement, SEC File No. 333-237707, filed on March 30, 2021.

(10)(36)
Reinsurance Agreement between Allstate Life Insurance Company and Allstate Assurance Company dated January 19, 2017. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 25, 2017.

(10)(37)
Coinsurance and Modified Coinsurance Agreement between Allstate Life Insurance Company and Allstate Assurance Company effective December 1, 2020. Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement, SEC File No. 333-237707, filed on March 30, 2021.

(10)(38)
Expense Sharing and Services Agreement between Everlake Holdings, LP, Everlake US Holdings Company, Everlake Reinsurance Limited, Everlake Investment Limited, Everlake Services Company, Everlake Life Insurance Company, Everlake Assurance Company, ELIC Reinsurance Company, Everlake Assignment Company, Everlake Settlement Corporation, Everlake International Assignments, Ltd., Everlake Distributors, LLC, AIMCO Private Fund I Holdings, LLC, and AIMCO Private Fund I, LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(39)
Consolidated Federal Income Tax Agreement between Everlake Life Insurance Company, ELIC Re, Everlake Assurance Company, Everlake Distributors, LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(40)
Investment Management Agreement between Everlake Life Insurance Company and Blackstone ISG-1 Advisors LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(41)
Funds Withheld Reinsurance Agreement between Allstate Life Insurance Company and Everlake Reinsurance Limited effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(42)
Amended and Restated Coinsurance Agreement between American Heritage Life Insurance Company and Allstate Life Insurance Company effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(15)	Letter re: unaudited interim financial information from Independent Registered Public Accounting Firm. Not applicable.

(16)	Letter re: change in certifying accountant. Not applicable.

(21)
Subsidiaries of the Registrant. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(23)	Consent of Independent Auditors. Filed Herewith.

(24)
Powers of Attorney for Angela K. Fontana, Laurie Harris, Michael Hartt, Michael W. Hovey, Johnny Johns, Ted M. Johnson, Tyler E. Largey, Phillip Sherrill, Susan E. Voss, and Bonnie G. Wasgatt. Filed Herewith.

(99)
Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220832, filed on November 3, 2017).

(107)	Filing Fee Table (Incorporated herein by reference to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-270987, filed on March 30, 2023).

(16)(b)	Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 28th day of March, 2025.
EVERLAKE LIFE INSURANCE COMPANY
(REGISTRANT)

By:	/s/ Angela K. Fontana
Angela K. Fontana Director, Senior Vice President, Chief Legal Officer and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of March, 2025.

/s/ Angela K. Fontana	Director, Senior Vice President, Chief Legal Officer and Secretary
Angela K. Fontana

*/ Laurie L. Harris	Director
Laurie L. Harris

*/Michael Hartt	Senior Vice President and Chief Accounting Officer
Michael Hartt

*/ Michael W. Hovey	Director and Chairman of the Board
Michael W. Hovey

*/ Johnny Johns	Director
Johnny Johns

*/ Ted M. Johnson	Director, Senior Vice President and Chief Financial Officer
Ted M. Johnson

*/ Tyler E. Largey	Director, President and Chief Executive Officer
Tyler E. Largey

*/ Phillip Sherrill	Director
Phillip Sherrill

*/ Susan E. Voss	Director
Susan E. Voss

*/ Bonnie G. Wasgatt	Director
Bonnie G. Wasgatt
* By: Angela K. Fontana, pursuant to Power of Attorney.

Exhibit No.	Description

(23)	Consent of Independent Auditors.

(24)	Powers of Attorney for Angela K. Fontana, Laurie Harris, Michael Hartt, Michael W. Hovey, Johnny Johns, Ted M. Johnson, Tyler E. Largey, Phillip Sherrill, Susan E. Voss, and Bonnie G. Wasgatt.